UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Stanley Black & Decker, Inc.
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STANLEY BLACK & DECKER, INC.

March 9, 2018

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Stanley Black & Decker, Inc. (“Stanley Black & Decker” or the “Company”) to be held at 9:30 a.m. on April 19, 2018, at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 (see directions at the end of this document).

This document includes the Notice of Annual Meeting of Shareholders and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other important information about the Company that you should be aware of when you vote your shares.

The Board appreciates and encourages your participation. Whether or not you plan to attend the meeting, it is important that your shares be represented. PLEASE REGISTER YOUR VOTE BY TELEPHONE OR ON THE INTERNET, OR RETURN A PROPERLY COMPLETED PROXY CARD, AT YOUR EARLIEST CONVENIENCE.

Very truly yours,

James M. Loree
President and Chief Executive Officer

2018 Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

Time and Date:	9:30 a.m., April 19, 2018

Place:	John F. Lundgren Center for Learning and Development 1000 Stanley Drive New Britain, Connecticut 06053

Record Date:	February 16, 2018

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

●	Election of directors
●	Approve 2018 Omnibus Award Plan
●	Approve compensation of named executive officers on an advisory basis
●	Approve selection of Ernst & Young LLP as the registered independent public accounting firm for fiscal 2018
●	Transact other business that may properly come before the meeting

Voting Matters and Vote Recommendation

Proposal No.	Matter	Board Vote Recommendation	Page Reference (for more detail)
1	Election of Directors	FOR EACH NOMINEE	1
2	Approve 2018 Omnibus Award Plan	FOR	53
3	Approve Compensation of Named Executive Officers on an Advisory Basis	FOR	61
4	Approve Ernst & Young LLP as the Registered Independent Public Accounting Firm for Fiscal 2018	FOR	62

(i)

Board Nominees

The following table provides summary information about each director nominee (please see “Item 1—Election of Directors” for more information). Under the Company’s Bylaws, because the election of directors at the 2018 Annual Meeting is uncontested, if a nominee receives more votes “against” than “for” election, the term of that director will end on the earlier of (1) ninety (90) days from the date on which the voting results are determined or (2) the date on which the Board selects an individual to fill the office held by such director (please see “Voting Information, Vote required for approval” for more information). Each director nominee is currently serving as a director and attended at least 75% of all regularly scheduled and special meetings of the Board and the committees on which he or she served during the director nominee’s tenure.

				Committee Memberships
Name	Age	Director Since	Occupation	Exec.	Audit	Corporate Governance	Finance & Pension	Comp. & Talent Dev.
Andrea J. Ayers	54	2014	President and Chief Executive Officer, Convergys Corporation
George W. Buckley, Chairman	71	2010	Retired Chairman, President and Chief Executive Officer, 3M Company	C
Patrick D. Campbell	65	2008	Retired Senior Vice President and Chief Financial Officer, 3M Company					C
Carlos M. Cardoso	60	2007	Principal of CMPC Advisors LLC			C
Robert B. Coutts	68	2007	Retired Executive Vice President, Electronic Systems, Lockheed Martin Corporation
Debra A. Crew	47	2013	Former President and Chief Executive Officer, Reynolds American Inc.
Michael D. Hankin	60	2016	President and Chief Executive Officer, Brown Advisory Incorporated
James M. Loree	59	2016	President and Chief Executive Officer, Stanley Black & Decker, Inc.
Marianne M. Parrs	73	2008	Retired Executive Vice President and Chief Financial Officer, International Paper Company		C
Robert L. Ryan	74	2010	Retired Senior Vice President and Chief Financial Officer, Medtronic Inc.				C
James H. Scholefield	55	2017	Vice President and Global Chief Information Officer, Nike, Inc.

Committee composition is as of the date of this Proxy Statement. Committee memberships are indicated in yellow, with Committee Chairs indicated by a C. All directors, other than Mr. Loree, are independent.

(ii)

Corporate Governance Highlights

The Corporate Governance Committee and the Board of Directors review the Board of Directors Governance Guidelines for possible revision at least once each year, and otherwise consider whether the Company’s policies and procedures should be modified to reflect best practices. The Company’s governance practices include the following best practices:

●	Annual election of directors.
●	Company Bylaws include a majority vote provision that applies in uncontested director elections.
●	Independent directors meet in executive session at every board meeting.
●	Policy against hedging and discouraging pledging applicable to all directors and executive officers.
●	Recoupment policy relating to unearned compensation of executive officers.
●	No shareholder rights (“poison pill”) plan.
●	Robust stock ownership guidelines for directors and executive officers.
●	Annual shareholder ratification of independent auditors.

Stanley Black & Decker 2018 Omnibus Award Plan

The Board has approved, and recommends the Company’s shareholders approve, a new 2018 Omnibus Award Plan (the “2018 Plan”) to replace the Company’s existing 2013 Long-Term Incentive Plan (the “2013 Plan”). The new plan is based on the 2013 Plan and is substantially similar to the 2013 Plan. A summary of the material terms of the 2018 Plan, which also outlines the differences between the 2013 Plan and the 2018 Plan, can be found in “Item 2—Approval of 2018 Omnibus Award Plan”.

Please see “Item 2—Approval of 2018 Omnibus Award Plan” for more information.

Executive Compensation Advisory Vote

The Board recommends shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement for the reasons discussed in this Proxy Statement, including:

●

We follow a pay for performance philosophy, pursuant to which our employees are incentivized to achieve or exceed objective financial goals established for the Company and deliver superior returns to our shareholders.

●

Our 2017 compensation program reflects this philosophy as weighted payouts across all measures of 158.4%-179.2% of target under the Company’s 2017 Management Incentive Compensation program reflect the Company’s strong operational performance during 2017.

●	Our long-term performance targets are aggressive, as evidenced by the fact that, over the last five years, none of our long-term incentive programs have paid out at maximum.
●

Our pay for performance alignment is strong, with pay opportunity targeted at the market median and realizable pay over the most recent available three-year period for the Chief Executive Officer showing strong alignment with our Total Shareholder Return (“TSR”) performance.

●

In each of the last three years, we received strong shareholder support for our named executive officer compensation (92.8% of votes cast in 2017, 95.2% of votes cast in 2016, and 95.2% of votes cast in 2015 ).

●

Our compensation programs follow executive compensation best practices such as: no tax gross-ups on severance arrangements entered into after 2010, no tax gross-ups on perquisites, a policy prohibiting hedging and discouraging pledging of Company stock, and a holding period requirement on executive stock ownership.

Please see “Item 3—Advisory Vote to Approve Compensation of Named Executive Officers” for more information.

(iii)

Auditors

We ask that the shareholders approve the selection of Ernst & Young LLP as our registered independent public accounting firm for fiscal year 2018. Please see “Item 4—Approval of Registered Independent Public Accounting Firm” for more information, including the amount of fees for services provided in 2016 and 2017.

2019 Annual Meeting

●	Shareholder proposals submitted for inclusion in our 2019 Proxy Statement pursuant to Rule 14a-8 of the Exchange Act must be received by us no later than November 9, 2018.
●	Notice of shareholder proposals for the 2019 Annual Meeting of Shareholders, submitted other than pursuant to Rule 14a-8, must be delivered to us no earlier than November 9, 2018 and no later than December 9, 2018.

Please see “Shareholder Proposals for the 2019 Annual Meeting” for more information.

(iv)

STANLEY BLACK & DECKER, INC.
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 9, 2018

To the Shareholders:

The Annual Meeting of Shareholders of Stanley Black & Decker, Inc. (the “Annual Meeting”) will be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 19, 2018, at 9:30 a.m. for the following purposes:

(1)	To elect the Board of Directors of Stanley Black & Decker,Inc.;
(2)	To approve the Company’s 2018 Omnibus Award Plan;
(3)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;
(4)	To approve the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2018 fiscal year; and
(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on February 16, 2018 are entitled to vote at the meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 19, 2018: This Proxy Statement, together with the Form of Proxy and our Annual Report, are available free of charge at http://www.edocumentview.com/SWK.

Janet M. Link Secretary

STANLEY BLACK & DECKER, INC.
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

PROXY STATEMENT FOR THE APRIL 19, 2018 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Stanley Black & Decker, Inc. (the “Company”), a Connecticut corporation, to be voted at the 2018 Annual Meeting, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing Notice. No business may be transacted at the Annual Meeting other than the business specified in the Notice of the Annual Meeting, business properly brought before the Annual Meeting at the direction of the Board of Directors, and business properly brought before the Annual Meeting by a shareholder who has given notice to the Company’s Secretary that was received after November 8, 2017 and no later than December 8, 2017. The Company has received no such notice. Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented at the Annual Meeting, the proxy holders named in the accompanying proxy will vote the proxy in accordance with their best judgment.

This Proxy Statement, the accompanying Notice of the Annual Meeting and the enclosed proxy card are first being mailed to shareholders on or about March 9, 2018.

ITEM 1—ELECTION OF DIRECTORS

At the 2018 Annual Meeting, the shareholders will be asked to elect all of the nominees set forth below to the Board of Directors. Each director, if elected, will serve until the 2019 Annual Meeting and until the particular director’s successor has been elected and qualified.

The Board of Directors recommends a vote FOR the nominees. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, at the discretion of those named as proxies, for a substitute nominee.

Information Concerning Nominees for Election as Directors

ANDREA J. AYERS, President and Chief Executive Officer of Convergys Corporation, has been a director of the Company since December 2014.

Ms. Ayers has served as President and Chief Executive Officer of Convergys Corporation since November 2012, and a director of Convergys since October 2012. From 2008 to 2012, Ms. Ayers served as President of Convergys Customer Management Group Inc., and from 2010 to 2012 Ms. Ayers also served as Chief Operating Officer of Convergys Customer Management Group Inc.

Ms. Ayers is 54 years old and is a member of the Compensation and Talent Development Committee and the Finance and Pension Committee.

Ms. Ayers had a significant role in the transformation of Convergys from a company with three business lines to a customer management solutions company with approximately 125,000 employees worldwide. She has expertise in multi-channel customer experience, customer management analytics and technology. Ms. Ayers’ experience and expertise provide a valuable resource to the Board and management.

GEORGE W. BUCKLEY, retired, was elected Chairman of the Board effective January 1, 2017 and has been a director of the Company since March 2010. From April 2015 through December 2016, he served as Lead Independent Director of the Board.

Mr. Buckley served as Chairman, President and Chief Executive Officer of 3M Company from December 2005 until May 2012. From 1993 to 1997, Mr. Buckley served as the chief technology officer for the Motors, Drives, and Appliance Component Division of Emerson Electric Company. Later, he served as President of its U.S. Electric Motors Division. In 1997, he joined the Brunswick Corporation as a Vice President, became Senior Vice President in 1999, and became Executive Vice President in 2000. Mr. Buckley was elected President and Chief Operating Officer of Brunswick in April 2000 and Chairman and Chief Executive Officer in June 2000. As noted above, he was elected Chairman, President and Chief Executive Officer of 3M Company in December 2005. Mr. Buckley serves as Chairman of Smiths Group plc, a director of Hitachi Ltd. and a director of PepsiCo, Inc. Within the past five years Mr. Buckley has served on the board of 3M Company.

Mr. Buckley, who is 71, is Chair of the Executive Committee and a member of the Audit Committee and the Compensation and Talent Development Committee.

As the former Chairman, President and Chief Executive Officer of 3M Company, Mr. Buckley provides the Board with the expertise and knowledge of managing a large, multi-national corporation. This knowledge, combined with his prior experience as the Chief Executive Officer of Brunswick Corporation, provides a valuable resource to the Board and management.

PATRICK D. CAMPBELL, retired Senior Vice President and Chief Financial Officer of 3M Company, has been a director of the Company since October 2008.

Mr. Campbell served as Senior Vice President and Chief Financial Officer of 3M Company from 2002 to 2011. Prior to his tenure with 3M, Mr. Campbell had been Vice President of International and Europe for General Motors Corporation where he served in various finance related positions during his 25-year career with that company. Mr. Campbell is currently a director of SPX Flow, Inc. and of Herc Holdings, Inc.; within the past five years he has served as a director of SPX Corporation and of Solera, Inc.

Mr. Campbell is 65 years old and is Chair of the Compensation and Talent Development Committee and a member of the Audit Committee and the Executive Committee.

As the former Senior Vice President and Chief Financial Officer of 3M Company, Mr. Campbell has expert knowledge in finance. Before he joined 3M Company, Mr. Campbell worked at General Motors in various capacities, including the role of Chief Financial Officer and Vice President of General Motors International Operations, based in Switzerland, for five years. This experience gives Mr. Campbell a perspective that he is able to use to help the Board understand the issues management confronts on a daily basis and to serve as a resource for management.

CARLOS M. CARDOSO, Principal of CMPC Advisors LLC, has been a director of the Company since October 2007.

Mr. Cardoso joined CMPC Advisors LLC in January 2015. Prior to that, he served as Chairman of Kennametal, Inc. from January 2008 until December 2014 and as President and Chief Executive Officer of Kennametal from January 2006 until December 2014. Mr. Cardoso joined Kennametal in 2003 and served as Vice President, Metalworking Solutions and Services Group and then as Executive Vice President and Chief Operating Officer before he became President and Chief Executive Officer. Prior to his tenure with Kennametal, Mr. Cardoso was President of the Pump Division of Flowserve Corporation from 2001 to 2003. Mr. Cardoso also serves as a director of Hubbell Incorporated.

Mr. Cardoso is 60 years old and is Chair of the Corporate Governance Committee and a member of the Finance and Pension Committee and the Executive Committee.

As Chairman of the Board, President and Chief Executive Officer of Kennametal, Inc., Mr. Cardoso faced the challenge of managing a complex company on a daily basis. This experience, combined with the skills Mr. Cardoso acquired in his leadership roles at Kennametal, Inc. and Flowserve Corporation, make him a valuable resource for the Board and management.

ROBERT B. COUTTS, retired Executive Vice President, Electronic Systems of Lockheed Martin Corporation, has been a director of the Company since July 2007.

Mr. Coutts served as an Executive Vice President of Lockheed Martin Corporation from 1999 through 2008, first as Executive Vice President, Systems Integration from 1999 to 2003, and then as Executive Vice President, Electronic Systems from 2003 to 2008. While at Lockheed Martin, Mr. Coutts also served as Chairman of Sandia National Laboratories. Prior to his tenure with Lockheed Martin, Mr. Coutts held senior management positions over a 20-year period with the General Electric Company. In addition, he is a director of Hovnanian Enterprises, Inc., and of Siemens Government Technologies, Inc. Within the past five years, Mr. Coutts has served on the board of Pall Corporation.

Mr. Coutts is 68 years old and is a member of the Compensation and Talent Development Committee and the Corporate Governance Committee.

Mr. Coutts’ long experience in senior management of Lockheed Martin and General Electric Company has led him to develop expertise in manufacturing, program management, supply chain management, technology and government contracting that is of value to the Board as the Company continues to improve its global manufacturing operations and sourcing. He also has cyber technology experience through many of the contracts he managed for and with the United States Government.

DEBRA A. CREW, former President and Chief Executive Officer, Reynolds American Inc., has been a director of the Company since December 2013.

Ms. Crew served as President and Chief Executive Officer of Reynolds American Inc. from January 1, 2017 to December 31, 2017. Prior to that, she served as President and Chief Commercial Officer of R. J. Reynolds Tobacco Co. from October 1, 2014 to October 1, 2015 and as President and Chief Operating Officer of the company effective October 1, 2015 to December 31, 2016. Before joining R.J. Reynolds Tobacco, Ms. Crew served as President and General Manager, Pepsico North America Nutrition from August 2014 to September 2014, as President, Pepsico Americas Beverages from August 2012 through August 2014 and as President, Western European Region of PepsiCo Europe from April 2010 through August 2012. Prior to her tenure with PepsiCo, Ms. Crew held positions of increasing responsibility at Kraft Foods, Nestlé S.A. and Mars, Inc. from 1997 to 2004. From 1993 to 1997, Ms. Crew served as a captain in the US Army, in military intelligence. Ms. Crew served as a director of Reynolds American from January 1, 2017 until July 25, 2017, when Reynolds American became an indirect, wholly-owned subsidiary of British American Tobacco p.l.c. Ms. Crew serves as a director of Mondelez International, Inc.

Ms. Crew is 47 years old and is a member of the Corporate Governance Committee and the Finance and Pension Committee.

Ms. Crew brings to the Board an impressive record of success with leading global consumer products companies as well as a broad range of experience in marketing, operations and strategy. Ms. Crew’s global perspective, combined with proven commercial capabilities and exposure to world-class innovation planning processes, provides tremendous value to the Company’s pursuit of profitable growth.

MICHAEL D. HANKIN, President and Chief Executive Officer, Brown Advisory Incorporated, has been a director of the Company since April 2016.

Mr. Hankin has served as Chief Executive Officer of Brown Advisory Incorporated since 1998, when the firm was acquired from Alex. Brown & Sons by a group of employees. From 1993 to 1998, Mr. Hankin served as Executive Vice President and Chief Operating Officer of Alex. Brown Investment Advisory & Trust Company, a subsidiary of Alex. Brown Incorporated, where he helped create the business that became Brown Advisory. Prior to that, Mr. Hankin was a partner at Piper & Marbury (now DLA Piper), where he specialized in business and tax law. Mr. Hankin is a director of Brown Advisory Incorporated and its affiliated companies, including Brown Advisory Funds, and of Brown Advisory Funds plc.

During Mr. Hankin’s tenure as Chief Executive Officer of Brown Advisory Incorporated, the firm has grown from a company with approximately $1.5 billion in client assets to a company with over $60 billion in client assets and has expanded its operations throughout the United States and in the U.K., Europe, South America and Asia.

Mr. Hankin is 60 years old and is a member of the Audit Committee and the Finance and Pension Committee.

Mr. Hankin’s experience building and running a successful, complex and diverse global financial company, his familiarity with financial and investment planning and analysis, his understanding of capital structure and valuation issues, and his experience with cybersecurity make him a valuable resource for the Board and management.

JAMES M. LOREE, President and Chief Executive Officer of the Company, has been a director of the Company since July 2016.

Mr. Loree joined the Company in July 1999 as Vice President, Finance and Chief Financial Officer. He was named Executive Vice President and Chief Financial Officer in September 2002, Executive Vice President and Chief Operating Officer in January 2009, President and Chief Operating Officer in January 2013, and President and Chief Executive Officer of the Company in July 2016. Before he joined the Company, Mr. Loree held positions of increasing responsibility in financial and operating management in industrial businesses, corporate and financial services at General Electric from 1980 to 1999. Mr. Loree served on the board of Harsco Corporation from 2010 to 2016 and as Chair of Harsco’s Audit Committee for three years during that period. Mr. Loree currently serves on the board of Whirlpool Corporation.

Mr. Loree is 59 years old and is a member of the Executive Committee.

As the Chief Executive Officer of the Company, Mr. Loree provides the Board with knowledge of the daily workings of the Company and also with the essential experience and expertise that can be provided only by a person who is intimately involved in running the Company. Mr. Loree’s service on the Board and as Chief Executive Officer of the Company provides seamless continuity of leadership for the Board and management.

MARIANNE M. PARRS, retired Executive Vice President and Chief Financial Officer at International Paper Company, has been a director of the Company since April 2008.

Ms. Parrs held a number of executive and management positions at International Paper Company beginning in 1974, including Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain-Delivery from 1999 to 2005, and Executive Vice President and Chief Financial Officer from November 2005 until the end of 2007. Ms. Parrs also serves on the boards of CIT Group Inc.; Signet Jewelers Limited; the RISE Foundation in Memphis, Tennessee; and the New Memphis Institute in Memphis, Tennessee.

Ms. Parrs is 73 years old and is Chair of the Audit Committee and a member of the Compensation and Talent Development Committee and the Executive Committee.

As the former Executive Vice President and Chief Financial Officer of International Paper Company, Ms. Parrs brings expert knowledge in finance to the Board. Ms. Parrs also brings experience in supply chain management and communication matters through an earlier role at International Paper Company. This experience makes Ms. Parrs a valuable resource for the Board and management.

ROBERT L. RYAN, retired Senior Vice President and Chief Financial Officer, Medtronic Inc., has been a director of the Company since March 2010.

Mr. Ryan was a management consultant for McKinsey and Company and a Vice President for Citicorp. He joined Union Texas Petroleum Corporation as Treasurer in 1982, became Controller in 1983, and was promoted to Senior Vice President and Chief Financial Officer in 1984. In April 1993, Mr. Ryan was named the Senior Vice President and Chief Financial Officer of Medtronic Inc. He retired from Medtronic in 2005. Mr. Ryan also serves as a director of General Mills, Inc., is a trustee of Cornell University, and within the past five years has served on the boards of Citigroup Inc., UnitedHealth Group, Inc. and The Hewlett-Packard Company.

Mr. Ryan, who is 74, is Chair of the Finance and Pension Committee and a member of the Corporate Governance Committee and of the Executive Committee.

As the former Chief Financial Officer of Union Texas Petroleum Corporation and Medtronic Inc., Mr. Ryan has extensive experience in finance matters and is a financial expert. Mr. Ryan also has served on a number of boards of public companies, and the experience gained by serving on those boards makes him a valuable resource for the Board and management.

JAMES H. SCHOLEFIELD, Vice President and Global Chief Information Officer of Nike, Inc., has been a director of the Company since October 2017.

Mr. Scholefield has served as the Global Chief Information Officer of NIKE, Inc., where he leads the company’s enterprise technology strategy, delivering innovative solutions to support the company’s business growth, since June 2015. Mr. Scholefield served as the Chief Technology Officer for The Coca-Cola Company from November 2010 to June 2015. There he was responsible for the organization’s IT strategy, tech operations and technology engineering. Before joining Coca-Cola, Mr. Scholefield held IT leadership roles at Northern Trust, Ford Motor Company and Procter & Gamble.

Mr. Scholefield, who is 55, serves on the Audit and Corporate Governance Committees.

The Company is focused on accelerating its innovation efforts to enhance its track record of delivering top-quartile financial performance while operating in a highly sustainable manner. Mr. Scholefield’s expertise in the digitization and technology space, which spans both consumer products and automotive industries, will be of tremendous value to the Company. His familiarity with cybersecurity issues also will be of value as the Company expands its digital presence in marketing and product development.

Board of Directors

Nomination Process. All candidates for Board membership are evaluated by the Corporate Governance Committee. In evaluating candidates, including existing Board members, the Corporate Governance Committee considers an individual candidate’s personal and professional responsibilities and experiences, the then-current composition of the Board, and the challenges and needs of the Company in an effort to ensure that the Board, at any time, is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its stockholders. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the desired attributes of individual directors are:

●	integrity and demonstrated high ethical standards;
●	experience with business administration processes and principles;
●	the ability to express opinions, raise difficult questions, and make informed, independent judgments;
●	knowledge, experience, and skills in at least one specialty area (such as accounting or finance, corporate management, marketing, manufacturing, technology, information systems, international business, or legal or governmental affairs);

●	the ability to devote sufficient time to prepare for and attend Board meetings;
●	willingness and ability to work with other members of the Board in an open and constructive manner;
●	the ability to communicate clearly and persuasively; and
●	diversity with respect to other characteristics, which may include, at any time, gender, ethnic background, geographic origin, or personal, educational and professional experience.

Qualifications of Directors and Nominees. The Board is committed to maintaining a diverse and well-rounded membership, complete with qualifications, skills and experience that support not only the Company’s business needs, but that also provide a fresh, holistic approach to the Company’s business model as a whole. Over the years, the Board has developed a deep and varied skill set, with a membership that reflects a comprehensive spectrum of both professional and personal experiences. The Board continues to focus its efforts on identifying candidates for nomination that add to, or otherwise complement, the skills and qualifications of its existing members.

The Company carefully considered the qualifications, skills and experience of each nominee when concluding that this year’s nominees should serve on the Board. With respect to each individual nominee, the Company believes that the nominee is appropriate to serve on the Board due to the qualifications and experience described next to their profile above. The Company believes that each of the incumbent directors should be reelected, as their qualifications, skills and experience continue to be of value to the Company.

The chart below highlights certain of the skills and experience that the Company believes is reflective of the attributes and values that the Board finds desirous in its candidates:

Board Tenure and Refreshment. The tenure of our Board members ranges from less than a year to more than 10 years, with almost half of the members joining the Board within the last five years, as reflected below*:

Tenure

*	Data includes years of service on the Board of The Black & Decker Corporation for Messrs. Buckley and Ryan.

Corporate Governance

Board Leadership Structure. Effective January 1, 2017, the Company separated the offices of Chairman and Chief Executive Officer, with a non-management Director serving as Chairman. Under the terms of the Company’s Bylaws and Corporate Governance Guidelines, the Chairman presides at all meetings of the Board at which he is present and, jointly with the Chief Executive Officer, establishes a schedule of agenda subjects to be discussed during the year at the beginning of each year and the agenda for each Board meeting. If the Chairman is not present, the Directors present will designate a person to preside.

Risk Oversight. As required by our Corporate Governance Guidelines, during the orientation process for new directors, each director receives a presentation from the Company’s senior management that details the Company’s risk management policies and procedures. Our Audit Committee routinely discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. In addition, the full Board reviews the Company’s risk management program and its adequacy to safeguard the Company against extraordinary liabilities or losses on at least an annual basis. The Board is committed to having individuals experienced in risk management on the Audit Committee, as well as on the full Board.

Meetings. The Board of Directors met six times during 2017. The Board’s standing committees met the number of times shown below:

Committee	Number of Meetings
Executive	0
Audit	4
Corporate Governance	4
Finance and Pension	3
Compensation and Talent Development	5

The members of the Board serve on the committees described in their biographical material on pages 2-6 (see also the summary chart on page (ii)). In 2017, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which such director served that have been held since the director became a member of the Board or the applicable committees. Although the Company has no formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meetings, all but one of the then-serving members of the Board of Directors attended the 2017 Annual Meeting.

Director Independence. The Board of Directors has adopted Director Independence Standards which are available free of charge on the “Corporate Governance” section of the Company’s website (which appears under the “Investors” heading) at www.stanleyblackanddecker.com. The Board of Directors has made the determination that all director nominees standing for election, except Mr. Loree, are independent according to the Director Independence Standards, the applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards. It is the policy of the Board of Directors that every member of the Audit, Corporate Governance and Compensation and Talent Development Committees should be an independent director. The charters of each of these committees and the Board of Directors Corporate Governance Guidelines are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations. Changes to any committee charter, the Director Independence Standards or the Corporate Governance Guidelines will be reflected on the Company’s website.

Executive Committee. The Executive Committee exercises all the powers of the Board of Directors during intervals between meetings of the Board; however, the Executive Committee does not have the power to declare dividends or to take actions reserved by law to the Board of Directors. The Executive Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

Audit Committee. The Audit Committee has sole authority to appoint or replace the Company’s independent auditing firm and is directly responsible for the compensation and oversight of the work of the Company’s independent auditing firm for the purpose of preparing or issuing an audit report or related work. The Audit Committee:

●	nominates the Company’s independent auditing firm,
●	reviews the scope of the audit,
●	approves in advance audit and non-audit services, and
●	reviews with the independent auditors and the Company’s internal auditors their activities and recommendations, including their recommendations regarding internal controls and critical accounting policies.

The Audit Committee also is involved in the selection of the lead partner on the Company’s account with its independent auditing firm, whose policies are in accordance with SEC rules requiring that the lead partner be replaced at least once every five years. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the Company’s independent auditing firm. The Audit Committee meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Audit Committee. The Audit Committee has issued a standing invitation to all members of the Board of Directors to attend Audit Committee meetings.

The Board of Directors has made the determination that all of the members of the Audit Committee are independent according to the Director Independence Standards, the applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Board of Directors also has determined that Patrick D. Campbell, Michael D. Hankin and Marianne M. Parrs meet the requirements for being an Audit Committee Financial Expert as that term is defined in Item 407(d)(5) of Regulation S-K and that all members are financially literate under the current New York Stock Exchange listing standards. The Audit Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

Corporate Governance Committee. The Corporate Governance Committee makes recommendations to the Board of Directors as to Board membership and considers names submitted to it in writing by shareholders as well as recommendations from third party search firms, current directors, Company officers, employees and others. The Corporate Governance Committee recommends directors for Board committee membership and committee chairs, and recommends director compensation. The procedures and processes followed by the Corporate Governance Committee in connection with the consideration and determination of director compensation are described below under the heading “Director Compensation.” The Corporate Governance Committee has taken the lead in articulating the Company’s corporate governance guidelines and establishing a procedure for evaluating Board performance. The Corporate Governance Committee also approves policy guidelines on charitable contributions.

The Company’s Bylaws require that every director be a shareholder of the Company. While the Corporate Governance Committee does not have specific minimum qualifications for potential directors, all director candidates, including those recommended by shareholders, are evaluated on the same basis.

The Board of Directors has made the determination that all of the members of the Corporate Governance Committee are independent according to the Director Independence Standards, applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Corporate Governance Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website, www.stanleyblackanddecker.com.

Shareholders who wish to submit names to be considered by the Corporate Governance Committee for nomination for election to the Board of Directors should, as set forth in the Company’s Bylaws, send written notice to the Secretary of the Company to be received at its principal executive offices at least 90 days but no more than 120 days prior to the anniversary of the date on which the Proxy Statement was first mailed relating to the immediately preceding Annual Meeting, which notice should set forth

(i)	the name and record address of the shareholder of record making such nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated,
(ii)	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder or such other person,
(iii)	a description of all arrangements or understandings between such shareholder and any such other person or persons or any nominee or nominees in connection with the nomination by such shareholder,
(iv)	such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to be named in the Proxy Statement for the Annual Meeting as a nominee and to serve as a director of the Company if so elected, and

(v)	a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to make such nomination.

Compensation and Talent Development Committee. The Compensation and Talent Development Committee (formerly, the Compensation and Organization Committee) (the “Compensation Committee”), with the assistance of its compensation consultant and other advisors, periodically conducts on-going evaluations of existing executive compensation programs, administers the Company’s executive compensation plans, and oversees the Company’s talent development strategy. The Compensation Committee met five times during 2017 and met in executive session at the end of each of those meetings to review different aspects of the Company’s executive compensation programs. No management employees participated in executive sessions relating to compensation arrangements for our Chief Executive Officer. The procedures and process followed by the Compensation Committee in connection with the consideration and determination of executive compensation are described below under the heading “Executive Compensation.”

The Board of Directors has made the determination that all of the members of the Compensation Committee are independent according to the Director Independence Standards, applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Compensation Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website, www.stanleyblackanddecker.com. The following persons served as members of the Compensation Committee during 2017: Andrea J. Ayers, George W. Buckley, Patrick D. Campbell (Chair), Carlos M. Cardoso, Robert B. Coutts and Marianne M. Parrs.

The Compensation Committee has retained Pay Governance, LLC as an independent compensation consultant to advise the Compensation Committee. Representatives of Pay Governance were present at four of the meetings of the Compensation Committee in 2017. The Compensation Committee reviewed its relationship with Pay Governance, considered Pay Governance’s independence, including whether there exist any potential conflicts of interest, and determined that the engagement of Pay Governance did not raise any conflict of interest or other concerns that would adversely impact Pay Governance’s independence. In reaching this conclusion the Compensation Committee considered various factors, including the six factors set forth in the NYSE listing standards regarding compensation advisor conflicts of interest and independence.

Finance and Pension Committee. The Finance and Pension Committee advises in major areas concerning the finances of the Company and oversees the Company’s administration of its qualified and non-qualified defined contribution and defined benefit retirement plans. The Board of Directors has made the determination that all of the members of the

Finance and Pension Committee are independent according to the Director Independence Standards, applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards.

Executive Sessions and Communications with the Board. Pursuant to the Corporate Governance Guidelines, the non-management Directors meet in executive session at the end of each Board meeting. The Chairman presides over these meetings. Shareholders or others wishing to communicate with the Chairman, the Board generally, or any specific member of the Board of Directors may do so by mail addressed to Stanley Black & Decker, Inc., c/o Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053, or by calling the Company’s Ethics Hotline at 860-827-5507.

Business Conduct Guidelines. The Company has adopted a worldwide set of Business Conduct Guidelines applicable to all of its directors, officers and employees and a Code of Ethics for the Chief Executive Officer and senior financial officers. Copies of these documents are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com or otherwise upon written request addressed to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Director Continuing Education. The Company regularly provides directors with continuing education on a variety of topics. In 2017, subjects covered with Board members included current trends in corporate governance, cybersecurity, and social responsibility. In addition, the Company provided all directors with a subscription to Agenda, a weekly publication that focuses on governance issues of interest to directors of public companies.

Related Party Transactions

Pursuant to the Company’s Business Conduct Guidelines, employees, officers and directors are required to bring any potential conflict of interest, including any proposed related party transaction involving a related person as that term is defined in Item 404(a) of Regulation S-K (“Related Person”), to the attention of the General Counsel. The General Counsel obtains the facts to determine whether a conflict or potential conflict exists and determines the appropriate action in consultation with appropriate members of management. Where a proposed transaction involves a Related Person, the General Counsel discusses the reasons for the transaction with appropriate members of management. In the event management believes it is in the best interest of the Company to proceed with the transaction, the proposed transaction is brought to the attention of the Board for its review and approval.

Sustainability Initiatives

In today’s environment, a commitment to corporate social responsibility is not only the right thing to do, but a necessity for attracting and retaining top talent and customers and maintaining operations in varied and diverse markets. With this in mind, we work, design, manufacture, market, sell and transport in a way that embraces sustainable practices in our operations, our products and our communities.

Over the past few years, we have made a considerable commitment to operating with a purpose that goes beyond the bottom line in order to deliver better results and have longer-term sustainable enterprises. Our ECOSMART™ sustainability plan extends across our business from product design and manufacturing to marketing, selling and transportation. As part of our ECOSMART™ plan, we set targets in 2016, using 2015 as our baseline, to reduce our environmental impacts by 20% by 2020. In addition, we continue to advance our commitment to social responsibility through engagement with our communities, whether it be through donating the time of our people or participating in tool-sharing programs in connection with local disasters or emergencies. These are just some of the steps we have taken to work toward our goal of becoming a more purpose-driven organization, and we look forward to advancing this goal over the coming years with the support of our customers and our shareholders.

The Company has been recognized for its sustainability progress through its inclusion in the Dow Jones Sustainability Index for seven consecutive years and designation as a global leader by the Carbon Disclosure Project for five consecutive years.

To learn more about our sustainability efforts, please visit our website and view our annual sustainability reports at www.stanleyblackanddecker.com/sustainability.

Director Compensation

The Corporate Governance Committee is responsible for recommending compensation programs for our non-employee directors to our Board of Directors. The Corporate Governance Committee periodically reviews director compensation against market data. Based on that review, the Corporate Governance Committee considers whether any changes in the amount or manner in which the Company compensates its independent directors is appropriate, and provides its recommendation to the full Board. During 2017, the Corporate Governance Committee reviewed an analysis of director compensation provided by Pay Governance and determined that director pay is aligned with the current market median. The Company’s executive officers do not determine or recommend the amount or form of director compensation and the Corporate Governance Committee has not delegated its responsibility to recommend director compensation.

The compensation paid by the Company to its directors who are not employees of the Company or any of its subsidiaries consists of

●	an annual retainer of $125,000;
●	a grant of Restricted Stock Units pursuant to the Company’s Restricted Stock Unit Plan for Non-Employee Directors valued, at the time of grant, at $140,000; and
●	an allowance of up to $10,000 per year for Company products.

The Company pays additional fees to the non-employee directors who Chair the Board and Committees as follows:

●	Chairman of the Board: quarterly grants of Restricted Stock Units, with each grant valued at $50,000 on the date of grant;
●	Audit Committee and Compensation Committee Chairs: annual fee of $20,000; and
●	Corporate Governance Committee and the Finance and Pension Committee Chairs: annual fee of $15,000.

On January 22, 2018, the Board approved a proposal to include in the 2018 Omnibus Award Plan (the “2018 Plan”) an outside limitation of $750,000 on the amount of compensation that can be paid to any non-employee director in any year. If the Plan is approved, the maximum total compensation (as reflected in column h of the Director Compensation Table) payable to any director in any year would be $750,000. This limitation is not intended to serve as an increase to the amount of annual compensation that we currently pay our non-employee directors, and no changes were made to our existing non-employee director compensation arrangements; rather, this action was approved for the purpose of limiting the amount of compensation the Board can approve for its non-employee members each year.

Non-employee directors may defer any or all of their fees in the form of Company common stock or as cash accruing interest at the five-year Treasury bill rate. If the 2018 Plan is approved, non-employee directors will be eligible to participate in the 2018 Plan.

Director Compensation Table

The compensation paid to each of the Company’s non-employee directors during 2017 is as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Andrea J. Ayers	125,000	140,000	0	0	0	0	265,000
George W. Buckley	125,000	340,000	0	0	0	10,000	475,000
Patrick D. Campbell	145,000	140,000	0	0	0	8,500	293,500
Carlos M. Cardoso	135,418	140,000	0	0	0	15,625	291,043
Robert B. Coutts	129,572	140,000	0	0	0	24,215	293,787
Debra A. Crew	125,000	140,000	0	0	0	10,000	275,000
Michael D. Hankin	125,000	140,000	0	0	0	10,537	275,537
Marianne M. Parrs	145,000	140,000	0	0	0	8,678	293,678
Robert L. Ryan	140,000	140,000	0	0	0	1,699	281,699
James H. Scholefield	25,685	0	0	0	0	1,743	27,428

Footnote to Column (b) of Director Compensation Table:
The amounts shown in this column include cash amounts that have been deferred pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors. Mr. Buckley defers his fees in the form of cash. Six of the directors defer their fees in the form of Company Common Stock. The grant date fair value associated with shares deposited to Directors’ Deferred Compensation Accounts during 2017 pursuant to their deferral elections, determined in accordance with FASB Codification Topic 718—Stock Compensation, was as follows: Ms. Ayers, $125,000; Mr. Campbell, $145,000; Ms. Crew, $125,000; Mr. Hankin, $125,000; Mr. Ryan, $140,000; and Mr. Scholefield, $25,685.

Footnote to Column (c) of Director Compensation Table:
The amount set forth in column (c) reflects the grant date fair value of 1,060 restricted share-based grants, with dividend equivalent rights, that were granted to each director on April 20, 2017. In the case of Mr. Buckley, the figure also reflects additional quarterly restricted share-based grants valued at $50,000 for his service as Chairman. These Awards are fully vested at the time of grant and entitle each recipient to a cash payment equal to the market value of a share of Company common stock at the time of settlement plus accrued dividends from the date of grant. The settlement date is the date specified by the director as the date, or dates, on which distributions are to be made following the date on which the director ceases to be a director of the Company. Distributions may be made in a single lump sum in the first year following the termination of the director’s service or in up to ten equal annual installments, at the election of the director. The aggregate grant date fair value associated with the 2017 equity awards determined in accordance with FASB Codification Topic 718—Stock Compensation was $1,460,000.

Footnote to Column (g) of Director Compensation Table:
The amount set forth in column (g) reflects (i) the cost to the Company of providing products to the Directors under the Directors Product Program; and (ii) amounts the Company contributed under its Matching Gift Program to match charitable contributions made by Directors. Matching Gift payments made by the Company during 2017 were attributable as follows: Mr. Campbell, $8,500; Mr. Cardoso, $10,000; Mr. Coutts, $20,000; Ms. Crew, $10,000; Mr. Hankin, $10,000; and Ms. Parrs, $6,000. The Company’s Matching Gift Program applies to all employees, retirees and directors of the Company; pursuant to that Program, the Company matches up to $20,000 of total gifts made by a participant to qualified charitable organizations.

Director Equity Award Table

The aggregate number of stock awards outstanding at fiscal year-end for each non-employee director is as follows:

Name	Aggregate Stock-Related Awards Outstanding (#)
Andrea J. Ayers	3,502
George W. Buckley	13,115
Patrick D. Campbell	13,736
Carlos M. Cardoso	15,736
Robert B. Coutts	15,736
Debra A. Crew	5,078
Michael D. Hankin	2,211
Marianne M. Parrs	15,736
Robert L. Ryan	11,736
James H. Scholefield	0

Footnote to Director Equity Award Table
The Aggregate Stock-Related Awards reported in the table above are Restricted Stock Units awarded under the Company’s Restricted Stock Unit Plan for Non-Employee Directors. The terms of these awards are described above in footnote (c) to the Directors’ Compensation Table. Non-employee directors are not eligible to receive stock options under the Company’s existing equity plans.

Stock Ownership Policy for Non-Employee Directors. The Board maintains a Stock Ownership Policy for Non-Employee Directors, a copy of which can be found on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com. Pursuant to that policy, Directors are required to acquire, and maintain in accordance with the Policy, shares having a value equal to 500% of the annual cash retainer within five years of becoming a director. Directors are expected to defer their fees in the form of Company common stock until they have met this requirement.

Security Ownership of Certain Beneficial Owners

No person or group, to the knowledge of the Company, owned beneficially more than five percent of the outstanding common stock of the Company as of February 16, 2018, except as shown in this table.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership		(4) Percent of class
Common Stock	BlackRock, Inc.	10,065,546	(8,548,705 sole voting power;	6.6%
$2.50 par value	55 East 52nd Street		10,065,546 sole dispositive power)
	New York, NY 10055

Common Stock	JP Morgan Chase & Co.	11,437,814	(9,959,224 sole voting power;	7.4%
$2.50 par value	270 Park Avenue		95,533 shared voting power;
	New York, NY 10017		11,249,168 sole dispositive power;
			184,183 shared dispositive power)

Common Stock	The Vanguard Group	11,766,575	(216,743 sole voting power;	7.67%
$2.50 par value	100 Vanguard Blvd.		33,902 shared voting power;
	Malvern, PA 19355		11,521,433 sole dispositive power;
			245,142 shared dispositive power)

*	The information in the foregoing table is drawn from Schedule 13G reports filed with the Securities and Exchange Commission on or before February 16, 2018.

Security Ownership of Directors and Officers

Except as reflected in the table below, no director, nominee, or executive officer owns more than 1% of the outstanding common stock of the Company. As of February 16, 2018, the executive officers, nominees, and directors as a group owned beneficially 0.69% of the outstanding common stock. The following table sets forth information regarding beneficial ownership as of February 16, 2018, with respect to the shareholdings of the directors, nominees for director, each of the executive officers named in the table on page 32, and all directors, nominees for director, and executive officers as a group. Except as noted below, the named individual has sole voting and investment power with respect to the shares shown.

Name	Common Shares Owned		Percent of Class Owned
Donald Allan, Jr.	112,264	(1)(6)	*
Jeffery D. Ansell	28,849	(1)(4)	*
Andrea J. Ayers	3,389	(3)	*
George W. Buckley	15,351		*
Patrick D. Campbell	16,700	(3)	*
Carlos M. Cardoso	14,271	(3)	*
Robert B. Coutts	18,333	(3)	*
Debra A. Crew	4,937	(3)	*
Michael D. Hankin	2,525	(3)	*
Janet M. Link	0		*
James M. Loree	591,850	(1)(2)(4)	*
Marianne M. Parrs	8,547	(3)(5)	*
Robert L. Ryan	13,740	(3)(5)	*
James H. Scholefield	154	(3)	*
John H. Wyatt	99,265	(1)(2)	*
Directors, nominees and executive officers as a group (17 persons)	1,065,505	(1)–(6)	0.69%

*	Less than 1%
(1)

Includes shares that may be acquired through the exercise of stock options on or before April 19, 2018 as follows: Mr.Allan,71,250; Mr.Ansell, 31,250; Mr.Loree, 263,549; Mr.Wyatt, 43,750; and all executive officers as a group, 489,868. Includes estimated net after-tax shares to be delivered on or about March 5, 2018, pursuant to the Company’s 2015 – 2017 performance award program as follows: Mr.Allan, 7,418; Mr.Ansell, 7,179; Mr.Loree, 19,740; Mr. Wyatt, 3,098; and all executive officers as a group, 43,867.

(2)

Includes stock options that would vest upon retirement prior to April 19, 2018 as follows: Mr. Loree, 265,650; Mr. Wyatt, 33,750; and all executive officers as a group, 340,859. Includes RSUs that would vest upon retirement prior to April 19, 2018 as follows: Mr. Loree, 32,045; Mr. Wyatt, 16,240; and all executive officers as a group, 56,497.

(3)

Includes the share accounts maintained by the Company for those of its directors who have deferred director fees in the form of Company common stock as follows: Ms. Ayers, 3,389; Mr. Campbell, 16,700; Mr. Cardoso, 14,271; Mr. Coutts, 18,333; Ms. Crew, 4,937; Mr. Hankin, 1,625; Ms. Parrs, 4,547; Mr. Ryan, 11,679; Mr. Scholefield, 154; and all directors as a group, 75,635.

(4)

Includes shares held as of February 16, 2018 under the Company’s savings plan (the Stanley Black & Decker Retirement Account Plan),as follows: Mr. Ansell, 1,340; Mr. Loree, 717; and all executive officers as a group, 2,065.

(5)	Includes shares held through revocable trusts as follows: Mr. Ryan, 2,061; and shares held through Grantor Retained Annuity Trusts as follows: Ms. Parrs, 700.
(6)	Includes restricted share unit accounts maintained by the Company as follows: Mr. Allan, 4,000; and all executive officers as a group, 4,000.

Audit Committee Report

In connection with the financial statements for the fiscal year ending December 30, 2017, the Audit Committee: reviewed and discussed the audited financial statements with management; discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence; has considered the compatibility of non-audit services with Ernst & Young’s independence; and has discussed Ernst & Young’s independence with Ernst & Young. Based upon these reviews and in reliance upon these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Audit Committee

Marianne M. Parrs (Chair)
George W. Buckley
Patrick D. Campbell
Michael D. Hankin
James H. Scholefield

Compensation and Talent Development Committee Report

The Compensation and Talent Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation and Talent Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference into its Annual Report on Form 10-K.

Compensation and Talent Development Committee

Patrick D. Campbell (Chair)
Andrea J. Ayers
George W. Buckley
Robert B. Coutts
Marianne M. Parrs

Compensation Committee Interlocks and Insider Participation

The Compensation Committee does not have any interlocks or insider participation requiring disclosure under the SEC’s executive compensation rules.

EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY

Fiscal 2017 Business Highlights

The Company delivered record GAAP diluted EPS of $8.04 during 2017. Performance on other metrics also was strong, with revenue reaching $12.7 billion, organic sales growth at 7%, and continued strong operating cash flow. This robust performance is reflected in our share price, which increased from a closing price of $114.69 on the last day of the 2016 fiscal year to $169.69 on the last day of the 2017 fiscal year. Our strong performance has allowed us to return capital to our shareholders through a dividend increase in a year in which we also completed the acquisitions of the Craftsman® brand and the Newell Tools business, and translated into a total shareholder return (“TSR”) of 50% for the 2017 fiscal year.

Performance Over the Last Three Years

Revenue (in Billions)	Share Price

EPS (GAAP Diluted)	Total Shareholder Return

*

For executive compensation purposes, 2017 diluted EPS is $7.45. This excludes the $0.59 net favorable impact from divestitures, partially offset by acquisition-related charges and a net tax charge pertaining to the recently enacted U.S. tax legislation.

Our Pay-for-Performance Philosophy

Our compensation programs are designed to incentivize our employees to achieve or exceed objective financial goals established for the Company and deliver superior returns to our shareholders. As depicted in the charts below, approximately 75% – 90% of our executives’ target compensation opportunity was variable and tied directly to the achievement of financial goals or share price performance. The result has been strong pay for performance alignment as described below.

President & CEO	Other NEOs

The rewards earned by our executives in 2017 reflect our achievement relative to our pre-established goals, including:

○

Pay Opportunity: Total compensation opportunity for our named executive officers is targeted to and reasonably aligned with the 50th percentile of our Compensation Peer Group (as defined on pages 18-19). Individual total compensation opportunities may exceed or trail the median for a variety of reasons, including performance considerations, experience level, length of service in current position, additional responsibilities, value to the Company beyond the core job description, or retention risk as assessed by the Compensation Committee.

○

Pay and Performance: Considering all elements of compensation (salary, annual incentives, performance units and an annualized portion of any long-term retention grants), our executives’ pay is strongly aligned with our compensation philosophy as well as our operational and TSR performance, measured relative to our compensation peer group. An October 2017 analysis of CEO realizable pay*, as a percentage of targeted pay opportunity and reflecting results for the most recently available three-year period (2014 – 2016), showed strong alignment with our TSR performance. In this three-year period, in which our TSR and pro-forma composite financial performance (determined by averaging TSR, EPS growth, cash flow multiple and cash flow return on investment for each company) were at the 89th and 67th percentile of our Compensation Peer Group, respectively, CEO realizable pay was at the 78th percentile of our Compensation Peer Group.

*

Realizable pay is defined as the sum of the base salary, actual bonus paid, and long term incentive payouts over the three year measurement period plus the value of equity awards at the closing stock price on the last day of the measurement period.

●

Annual Incentive Compensation – Management Incentive Compensation Awards (“MICP Awards”): The Company’s performance in 2017 resulted in a weighted payout across all measures ranging from 158.4% – 179.2% of target for the Company’s named executive officers, as detailed on pages 26-27.

●

Long-Term Incentives – Performance Units: The Company’s performance during the 2015 – 2017 performance cycle resulted in a weighted average goal achievement across all measures of 166.7% of target, as detailed on page 26. Over this three-year performance period we achieved TSR at the 86th percentile of our LTIP Peer Group (as defined on page 22).

●

Long-Term Incentives – Time Based Stock Awards (Restricted Stock Units) and Stock Options: We also provide our executives an annual equity grant, comprised of time-vested restricted stock units and stock options, which represents approximately one-third of the annual total compensation opportunity for our named executive officers, on average, and supports the retention and stability goals within our program while also maintaining alignment with shareholders as the value of restricted stock units and stock options is tied to our share price.

Strong Governance Practices

Our Compensation Committee has implemented executive compensation policies and practices that align with market-leading best practices:

✓	Robust stock ownership guidelines of 6x base salary for our Chief Executive Officer, 5x for our Chief Financial Officer, and 3x for all other executive officers.
✓	Holding period requirement of one year after vesting of restricted stock units or the exercise of stock options to further align executive ownership with shareholder returns.
✓	Company will not enter into change-in-control severance arrangements that contain excise tax gross-ups and does not provide tax gross-ups on perquisites.
✓

Double trigger vesting provisions requiring both the occurrence of a change in control of the Company and termination of employment in order for replacement awards to vest under our annual Management Incentive Compensation Plan and our Long-Term Incentive Compensation Plan.

✓	Compensation program risk assessment conducted annually and reviewed by the Compensation Committee.
✓	Policy regarding forfeiture of incentive awards in the event of a financial restatement under certain circumstances.
✓	Policies prohibiting hedging and discouraging pledging of Company stock.
✓	Executive compensation opportunity is benchmarked at the 50th percentile of our Compensation Peer Group.
✓	CEO long-term incentive compensation mix historically has been at least 50% performance units.
✓	Dividend equivalents are paid on equity compensation awards only if the underlying award is earned or vested.
✓

Our current 2013 Long-Term Incentive Compensation Plan and proposed 2018 Omnibus Award Plan expressly prohibit option re-pricing and cash buyouts of “out-of-the-money” options without shareholder approval.

✓	Realizable pay analysis is conducted to demonstrate the impact of performance on pay actually realizable to our Named Executive Officers.

Say on Pay Advisory Vote Outcome

The Board has reviewed current views on corporate governance best practices and the results of our Say on Pay vote in each of the last three years, in which at least 92% of those who voted supported our Say on Pay proposal, and determined that our executive compensation programs are designed to reward pay for performance and are supported by our shareholders. The Compensation Committee considers the results of the Say on Pay advisory vote in making its compensation decisions for the following year. Based on the strong shareholder support for our compensation programs over the last three years, and our strong alignment of pay with performance, the Compensation Committee has not made any significant changes to our executive compensation programs.

At the 2017 Annual Meeting, our shareholders voted to hold a Say on Pay vote on an annual basis, which was consistent with the Board’s recommendation on that proposal. Accordingly, at the 2018 Annual Meeting, we will again hold an advisory vote to approve executive compensation. The Compensation Committee will continue to consider the results of these advisory votes in the governance and design of executive compensation programs as it evaluates what is in the best interest of the Company’s shareholders.

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis (this “CD&A”) provides an overview and explanation of:

●	our compensation programs and policies for our named executive officers;
●	the material compensation decisions made by the Compensation Committee under those programs and policies; and
●	the material factors that the Compensation Committee considered in making those decisions.

HOW WE DETERMINE EXECUTIVE COMPENSATION

Our Compensation Philosophy & Goals

The philosophy underlying our executive compensation program is to provide a competitive, performance-based compensation package that allows us to attract, motivate and retain high caliber executives who drive the Company’s success. The primary tenets of our executive compensation philosophy are:

●

Competitive Pay Position. Target compensation is generally aligned with competitive median levels using Compensation Peer Group data and published surveys. Focusing on the market median, while giving the Compensation Committee the flexibility to set individual executive compensation opportunity consistent with individual circumstances and executives the opportunity to earn more (or less) than this amount based on Company performance, helps to ensure that the Company can attract and retain the high caliber executive talent it seeks and pay them commensurate with the value that they provide to the Company.

●	Pay for Performance. A significant portion of annual and long-term compensation is variable, dependent on and directly linked to financial and Compensation Peer Group performance.
●

Alignment with Shareholder Interests. Interests of executives are aligned with the long-term interests of our shareholders through stock-based compensation, stock ownership requirements, and performance metrics that drive shareholder value.

●

Pay Mix. Base salaries are based on market conditions and each executive’s level of responsibility, talent and experience. The mix of compensation between base salary, annual management incentive compensation and long-term incentive awards is targeted to focus our executives on short-and longer-term objectives as prioritized by the Board.

In 2017, the Compensation Committee reviewed market data and other information presented by Pay Governance LLC (“Pay Governance”), its compensation consultant, and by Willis Towers Watson. Willis Towers Watson has been engaged by the Company to provide actuarial services and perform certain other calculations that are shared with the Compensation Committee and Pay Governance for use in their analyses. The Compensation Committee found that, on average for the named executive officers, annual compensation (at target opportunity) was aligned with the intended median positioning.

Use of Peer Companies and Benchmarking

Our Compensation Committee, in consultation with Pay Governance, determines which companies should be included in our Peer Group for compensation purposes (the “Compensation Peer Group”) based on several factors, including the industry, revenue, market capitalization and labor market. The Compensation Committee annually reviews market data compiled by Willis Towers Watson to ensure that compensation levels are in line with the Compensation Peer Group.

The primary set of market data provided to the Compensation Committee in 2016 came from the compensation information publicly filed by the companies listed below under the column headed 2016 Compensation Peer Group. Our Compensation Peer Group was modified in 2017 to remove Tyco International, which was acquired by Johnson Controls in 2016, and to add 3M Company, Fortive Corporation, Honeywell International Inc. and Pentair plc.

The median 2017 revenue of the 2017 Compensation Peer Group was $14.3 billion, and the median market cap as of the end of 2017 was $22.9 billion, as compared to 2017 revenue for the Company of $12.7 billion and market cap for the Company at the end of 2017 of $26.1 billion.

Company	2016 Compensation Peer Group	2017 Compensation Peer Group
3M Company		✓
Cummins, Inc.	✓	✓
Danaher Corp.	✓	✓
Dover Corp.	✓	✓
Eaton Corporation plc	✓	✓
Emerson Electric Co.	✓	✓
Fortive Corporation		✓
Honeywell International, Inc.		✓
Illinois Tool Works, Inc.	✓	✓
Ingersoll-Rand plc	✓	✓
Masco Corp.	✓	✓
Newell Brands Inc.	✓	✓
Parker Hannifin Corporation	✓	✓
Pentair plc		✓
Rockwell Automation, Inc.	✓	✓
The Sherwin-Williams Company	✓	✓
Textron Inc.	✓	✓
Tyco International	✓	acquired
W.W. Grainger, Inc.	✓	✓
Whirlpool Corp.	✓	✓

The data derived from the Compensation Peer Group create ranges of compensation values that the Compensation Committee considers in setting executive salary levels and incentive opportunities that are consistent with the Company’s overall objectives. The published survey benchmark data reviewed by the Compensation Committee are statistical summaries of the pay practices at these companies and are not representative of the compensation levels at any one organization.

Role & Process of the Compensation Committee

In developing and maintaining appropriate compensation programs and target compensation levels for our executive officers, including our named executive officers, the Compensation Committee:

Annually reviews detailed compensation data for each named executive officer, including:

●an overview of annual compensation and benefit values,

●the value of all outstanding equity awards,

●the accrued value of retirement benefits, and

●the amount of the Company’s obligations in the event the executive’s employment terminates under various circumstances.

Monitors and Evaluates Executive Compensation

Annually reviews actual compensation received by the named executive officers and compensation realizable by our named executive officers in relation to Company performance during the same time periods.

Based on the results of this assessment and within the broader framework of the Company’s annual and long-term financial results, assesses, in consultation with Pay Governance, whether the Company’s incentive programs are working as intended and paying for performance.

Annually Reviews the Company’s Pay and Financial Performance Alignment

Regularly discusses compensation matters, other than those pertaining to the Chief Executive Officer, with our Chief Executive Officer and other management representatives.

Meets in executive session with Pay Governance, without management present, to evaluate management’s input.

Solicits comments from other Board members regarding its recommendations at regularly scheduled Board meetings.

Discusses Compensation Matters

Establishes performance goals for our performance award programs during the first quarter of a performance cycle, taking into account:

●recommendations by management based on the Company’s historical performance, strategic direction, and anticipated future operating budget,

●the Company’s strategic business plan and operating budget, and

●the anticipated degree of difficulty in achieving those goals.

Presents approved goals to the Board, when satisfied that they are set at reasonable but appropriately challenging levels.

In Consultation with the Board, Establishes Performance Goals for the Company’s Short-Term and Long-Term Performance Award Programs

Role of Independent Compensation Consultant

To enhance the Compensation Committee’s ability to perform its responsibilities, the Compensation Committee has retained Pay Governance, an independent compensation consultant, to advise on executive compensation issues since October 2011.

As advisor to the Compensation Committee, Pay Governance:

●	reviewed the total compensation strategy and pay levels for the Company’s named executive officers;
●	examined all aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy;
●	informed the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs; and
●	provided general advice to the Compensation Committee with respect to compensation decisions pertaining to the Chief Executive Officer and senior executives.

In addition to the services provided to the Compensation Committee, Pay Governance periodically provides information and advice to the Corporate Governance Committee regarding the compensation of the Company’s independent directors. Pay Governance provides no other services to the Company. As described in more detail on page 9, the Compensation Committee has determined that Pay Governance is independent and that there is no conflict of interest between Pay Governance and the Compensation Committee or the Company.

DISCUSSION OF OUR 2017 EXECUTIVE COMPENSATION PROGRAM

Compensation Basics & Elements of Compensation

The purpose of our executive compensation program is to attract and retain talent and to reward our executives for performance that benefits the Company and its shareholders. To that end, we seek to compensate our executives in a manner that:

●	is competitive;
●	rewards performance that creates shareholder value, while maintaining an appropriate balance between profitability and operational stability; and
●	encourages executives to drive efficiencies by using capital judiciously.

The Compensation Committee believes that a significant portion of each executive officer’s compensation opportunity should be variable in order to ensure that median or above median compensation is delivered only when business results are strong and we have created value for our shareholders.

Compensation Element	Link to Philosophy	Key Features
Base Salary	Rewards the skill and expertise that our executive officers contribute to the Company on a day-to-day basis

Aligned with median market levels

Individual salaries may exceed or trail the median for a variety of reasons, including performance considerations, experience level, length of service in current position, additional responsibilities, value to the Company beyond the core job description, or retention risk

Annual Incentive Compensation under Management Incentive Compensation Plan (Cash)	Balances the complementary short-term goals of profitability and operational stability Encourages our executives to maximize profitability, growth & efficiency

Target awards set as a percentage of each officer’s base salary in effect at the beginning of the performance period

Payouts vary from 0% to 200% of target bonus opportunity depending on actual performance

Metrics and weights established at the beginning of the performance period

2017 Corporate Metrics:

●Diluted earnings per share (“EPS”) weighted at 50%

●Cash flow multiple (operating cash flow less capital expenditures divided by net earnings) weighted at 25%

●Organic sales growth (sales growth excluding foreign exchange and acquisition/ divestiture impacts) weighted at 25%

Payouts for executives with responsibility for specific business units based on business unit performance metrics as well as corporate metrics.

No payout for a particular MICP metric if actual performance falls below threshold

Compensation Element	Link to Philosophy	Key Features
Long-Term Incentive Compensation (Equity)	Incentivizes executives to achieve sustainable performance results and maximize growth, efficiency and long-term shareholder value creation

Mix of stock options, RSUs and performance units places a substantial portion of compensation at risk and effectively links equity compensation values to shareholder value creation and financial results

Stock Options & RSUs
Stock options and time-based restricted stock units (“RSUs”) reward management for successful share price appreciation, align their interests with shareholders and bolster retention

Stock Options & RSUs: Vest in four equal installments on each of the first four anniversaries of the grant date Stock options expire 10 years from the grant date
Performance Units Performance units link pay with performance and align management’s interests with the Company’s strategic initiatives

Performance Units:
Earned or forfeited following the conclusion of a 3-year performance cycle based on the achievement of pre-established goals as follows:

●Cash flow return on investment (“CFROI”) weighted at 40%;

●EPS growth weighted at 35%; and

●Relative TSR (measured against LTIP Peer Group) weighted at 25%

CFROI and EPS performance measured annually

Relative TSR measured based on three year cumulative goal vs. LTIP Peers

Design recognizes that stock returns typically take longer to develop versus earnings and that relative TSR, while an important assessment of long-term performance, is less directly influenced by our management team

How We Determine Performance Criteria

Under our annual performance award program, bonuses are earned or forfeited at the end of each fiscal year depending on the achievement of pre-established EPS, cash flow multiple and organic sales growth performance goals; bonus opportunities for the leaders of our different business units also reflect divisional operating margin, working capital and organic sales percent goals. Under our long-term performance programs, performance units will be earned or forfeited following the conclusion of a three-year performance cycle depending on the achievement of pre-established EPS and CFROI performance goals for each year in the cycle and a three-year relative cumulative TSR goal. The relative TSR goal measures our performance against that of a group of 23 industry peers (the “LTIP Peer Group”). For the 2016-2018 and 2017-2019 performance cycles, EPS and CFROI goals are weighted such that achievement of these goals in the first and second years of the program carry more weight than achievement of these goals in the third year of the program.

The Compensation Committee includes EPS as a performance goal in both the annual incentive and long-term performance award program because it believes EPS is a critical driver of shareholder value that must be balanced over both near- and longer-term time horizons.

●	The Compensation Committee does not want managers pursuing other short- or long-term goals without considering the effect of such goals on EPS.
●	The Compensation Committee also believes that using EPS as one of the goals in annual incentives provides the Compensation Committee with flexibility to adjust short-term goals to reflect existing market conditions without losing the motivational and retentive value of the long-term performance award.

●	Because each of the annual EPS goals contained in a given three-year long-term performance cycle is established in the first year of the cycle and the EPS goal for MICP is established each year, the target EPS goals for the second and third years of the long-term performance cycle are not likely to be the same as the target EPS goals for the corresponding years’ MICP programs.

●	Even in the first year of a cycle, when target EPS goals will match, the threshold and maximum EPS metrics will not be the same for annual and long-term awards because the range below and above target annual EPS is narrower for MICP awards than for long-term performance awards.

●	The Compensation Committee believes that the tighter range below and above target EPS for the MICP program is appropriate primarily due to the one-year time horizon.

The CFROI computation is defined as cash from operations plus after-tax interest expense divided by the two-point average of debt plus equity. Including this measure helps align performance goals with the Company’s objectives, by encouraging participants to give greater weight to the projected cash flow return in relation to the cost of capital when considering investments.

The TSR calculation is based on an annualized rate of return reflecting share price appreciation and dividends paid during the measurement period with starting and ending prices measured as 20-day averages to account for daily trading volatility.

While we may re-evaluate the measures used in the performance unit program in the future, or the weighting of those measures, we believe that CFROI, EPS, and TSR currently provide effective tools for measuring the value we create and sustain, assessing our achievement of strategic goals, and evaluating our long-term performance and potential.

Performance goals for each performance cycle are recommended by management based on the Company’s historical performance, strategic direction, and anticipated future operating environment, and are generally established during the first quarter of the performance cycle

Generally, the Compensation Committee seeks to establish goals such that the likelihood of missing the target goal is at least as high as the likelihood of achieving the target goal based on reasonable assumptions and projections at the time of grant

The Compensation Committee considers management’s recommended performance goals, the Company’s performance to date and strategic direction, and the nature of the Company’s future operating environment, and once satisfied with the degree of difficulty associated with goal achievement, approves the targets for each performance cycle

The Compensation Committee may establish the target at a higher or lower level in appropriate circumstances.

Threshold, target and maximum EPS and CFROI goals are established in the first year for each fiscal year, or portion thereof, for the performance period.

At the end of the performance period, a weighted average payment is made based on performance achieved by the end of each fiscal year during the period relating to these goals plus an amount related to achievement of TSR goals.

The allocation of the long-term incentive values among stock options, RSUs and performance units varies by named executive officer. Our most senior officers have a greater percentage of their long-term incentive awards allocated to performance units than do other officers and employees because our most senior officers have the greatest ability to influence the financial measures underlying the program. For Mr. Loree and our named executive officers, this equity mix has resulted in a significant portion of the total long-term incentive value delivered in performance units.

The following table shows the 2016 and 2017 fair value allocation of regular long-term incentive awards for our named executive officers:

	2017			2016
	Stock Options	RSUs	Performance Units	Stock Options	RSUs	Performance Units
James M. Loree	29%	21%	50%	31%	35%	34%
Donald Allan, Jr.	33%	22%	45%	32%	35%	33%
Jeffery D. Ansell	33%	22%	45%	32%	35%	33%
Janet M. Link	60%	40%	--	--	--	--
John H. Wyatt	35%	23%	42%	32%	35%	33%

Performance under Long-Term Incentive Compensation Programs

The goals for the 2016 – 2018 and 2017 – 2019 performance cycles exclude acquisition-related charges and, divestiture gains and losses. Diluted EPS for these cycles will be computed based on a budgeted share count established at the grant date such that any share repurchases not reflected in that budget will not affect executive compensation. For competitive reasons, the Company does not disclose target goals for performance cycles that have not yet been completed. The threshold and maximum performance goals for the 2016 – 2018 and 2017 – 2019 performance cycles are as follows:

		Diluted EPS			CFROI		TSR
		Threshold	Maximum		Threshold	Maximum	Threshold	Maximum
2016 - 2018 Performance Cycle	Year 1	$5.49	$6.71	Year 1	12.5%	14.5%	25th percentile	75th percentile
	Year 2	$5.77	$7.05	Year 2	12.5%	14.5%
	Year 3	$6.32	$7.72	Year 3	12.6%	14.6%

		Diluted EPS			CFROI		TSR
		Threshold	Maximum		Threshold	Maximum	Threshold	Maximum
2017 - 2019 Performance Cycle	Year 1	$6.37	$7.79	Year 1	13.5%	15.5%	25th percentile	75th percentile
	Year 2	$7.10	$8.68	Year 2	13.7%	15.7%
	Year 3	$7.90	$9.66	Year 3	13.6%	15.6%

For the each performance cycle, the Compensation Committee determined at the time of grant that the likelihood of missing the target goal is at least as high as the likelihood of achieving the target goal.

The award opportunities associated with the 2016 – 2018 performance cycle are set forth in the Company’s March 8, 2017 Proxy Statement on page 23. The following table illustrates the award opportunities associated with the 2017 – 2019 performance cycle.

2017 – 2019 Performance Cycle

	Potential Performance Units Earned
	Threshold	Target	Maximum
James M. Loree	15,667	31,334	62,668
Donald Allan, Jr.	4,129	8,258	16,516
Jeffery D. Ansell	4,129	8,258	16,516
Janet M. Link*	--	--	--
John H. Wyatt	2,218	4,436	8,872

*	Ms. Link joined the Company in July 2017 and did not receive a performance award for the 2017-2019 performance cycle.

2015 – 2017 Performance Cycle

The goals, actual performance results and payouts associated with the recently completed 2015 – 2017 performance cycle are illustrated in the following two tables. The results achieved for the 2015 – 2017 performance cycle resulted in a weighted average goal achievement across all measures of 166.7% of target.* The actual weighted average payout in shares as a percent of target is lower for Mr. Loree than for the other named executive officers because the percentage difference between his respective target and maximum potential payouts is smaller than the spread for the other named executive officers.

	EPS					Goals CFROI				TSR
	Threshold	Target	Maximum	Achieved		Threshold	Target	Maximum	Achieved	Threshold	Target	Maximum	Achieved
Y 1	$5.18	$5.75	$6.33	$5.92	Y 1	12.4%	13.4%	14.4%	12.9%	25th percentile	50th percentile	75th percentile	86th percentile
Y 2	$5.61	$6.23	$6.85	$6.51	Y 2	12.6%	13.6%	14.6%	16.1%
Y 3	$6.19	$6.88	$7.57	$7.45	Y 3	12.7%	13.7%	14.7%	14.8%

*

In determining whether the 2017 EPS and CFROI performance goals were met for the 2015-2017 performance cycle, actual results were adjusted to exclude the net $.59 EPS favorable impact from divestitures,partially offset by acquisition-related charges and a net tax charge pertaining to the recently enacted U.S. tax legislation, consistent with the terms of grant. The results shown in the foregoing table reflect these adjustments.

				Actual Payout (shares)	Weighted Average Payout (% of target)
	Potential Performance Unit
	Threshold	Target	Maximum
James M. Loree	10,321	20,642	33,028	28,630	138.7%
Donald Allan, Jr.	3,186	6,371	12,742	10,620	166.7%
Jeffery D. Ansell	3,186	6,371	12,742	10,620	166.7%
Janet M. Link	--	--	--	--	--
John H. Wyatt	1,376	2,752	5,505	4,588	166.7%

MICP Payout for 2017 Performance

For 2017, the named executive officer target bonus opportunities (as a percentage of base salary) were as follows:

Mr. Loree	150%
Mr. Allan	100%
Mr. Ansell	100%
Ms. Link	75%
Mr. Wyatt	75%

The corporate performance goals and results applicable to the MICP award program for the 2017 performance period are illustrated below:

	Threshold	Target	Maximum	2017 Actual Result
Diluted EPS*	$6.55	$7.08	$7.61	$7.45
Cash Flow Multiple	85%	100%	115%	98.2%
Organic Sales Growth	2.6%	3.6%	4.6%	6.9%

*

2017 diluted EPS excludes the net $0.59 favorable impact from divestitures, partially offset by acquisition-related charges and a net tax charge pertaining to the recently enacted U.S. tax legislation.

The weighting applied to each of these measures, potential bonus payouts and the bonuses actually earned by each of our named executive officers for 2017 performance are set forth in the table below. The bonuses earned by Messrs. Ansell and Wyatt are based on the corporate results set forth above and the results of the Tools & Storage business (for Mr. Ansell) and Engineered Fastening business (for Mr. Wyatt), weighted as reflected in the table below. The specific divisional operating margin, working capital and organic sales percent goals and results are not disclosed as the disclosure of such information would result in competitive harm to the Company and would be of limited additional use to investors. The Company generally does not disclose goals and results for specific divisions.

	Weighting of Measures									Weighted Avg. Payout Earned on All Measures (% of target)
	Corporate			Group			Potential Bonus Payouts
	EPS	Cash Flow	Organic Sales	Operating Margin	Working Capital	Organic Sales	Threshold	Target	Maximum		Payout
James M. Loree	50%	25%	25%	0%	0%	0%	$900,000	$1,800,000	$3,600,000	158.4%	$2,851,200
Donald Allan, Jr.	50%	25%	25%	0%	0%	0%	$347,500	$695,000	$1,390,000	158.4%	$1,100,880
Jeffery D. Ansell	25%	12.5%	12.5%	25%	15%	10%	$347,500	$695,000	$1,390,000	179.2%	$1,245,440
Janet M. Link*	50%	25%	25%	0%	0%	0%	$195,000	$390,000	$780,000	158.4%	$617,760
John H. Wyatt	12.5%	6.25%	6.25%	35%	15%	25%	$210,000	$420,000	$840,000	159.6%	$670,320

*

In connection with her employment by the Company, Ms. Link was guaranteed a bonus payment for the 2017 fiscal year equal to the greater of (i) $390,000 (her MICP target payout) or (ii) her earned MICP bonus.

Special Grants in 2017

On July 19, 2017, in connection with her election as Senior Vice President, General Counsel and Secretary, Ms. Link received a grant of 13,586 Restricted Stock Units that will vest in four equal annual installments on the first four anniversaries of the date of grant. Ms. Link also received a sign-on bonus of $350,000. Ms. Link will be required to repay the sign-on bonus in the event she voluntarily terminates her employment or is terminated by the Company for a violation of the Company’s rules or misconduct within two years following her start date.

On December 7, 2017, in light of Mr. Wyatt’s performance and to address retention concerns, Mr. Wyatt received an award of 10,000 Restricted Stock Units that will vest on the fifth anniversary of the grant date. This award will be forfeited if Mr. Wyatt leaves the Company prior to the vest date for any reason other than death or disability.

Benefits & Perquisites

Retirement Benefits

The Compensation Committee believes that offering a full complement of compensation and benefit programs typically extended to senior executive officers at comparable companies is crucial to the attraction and retention of high-caliber executive talent. To that end, the Company currently offers defined contribution retirement programs to its executive officers under two plans: the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan, which are more fully described on pages 33-34 and 41-42. Prior to 2007, when the program was closed to new participants, the Company provided supplemental retirement benefits to certain executives pursuant to The Stanley Works Supplemental Executive Retirement Program (now known as the Stanley Black & Decker, Inc. Supplemental Executive Retirement Program). Mr. Loree, who was a participant in the program prior to 2007, retains this benefit. This program is described on pages 40-41.

Employment Agreements

The Company is party to employment agreements with each of Mr. Loree, Mr. Wyatt and Ms. Link. Detailed descriptions of these agreements are set forth under the heading “Executive Officer Agreements” on pages 42-44.

Change in Control Agreements and Severance Agreements

The Compensation Committee has determined that to be competitive with prevailing market practices, to enhance the stability of the executive team, and to minimize turnover costs associated with a corporate change in control, it is important to extend special severance protection for termination of employment as a result of a change in corporate control to certain key employees. Therefore, the Company has entered into change in control agreements with certain members of senior management, including the named executive officers. Severance protections were established based on prevailing market practices when these agreements were put in place for each of our named executive officers. The severance benefits that would have been payable at December 30, 2017 to Messrs. Loree, Allan, and Ansell, Ms. Link and Mr. Wyatt in the event of termination following a change in control are set forth under the heading “Termination and Change in Control Provisions” beginning on page 44. Golden parachute excise tax gross-ups have not been and will not be included in any new change in control or severance agreement or arrangement entered into after 2010.

Perquisites and other benefits

The Company provides certain perquisites to its executive officers as part of its overall compensation program. These perquisites do not constitute a significant percentage of any executive’s total compensation package and are comparable to perquisites offered by the companies with whom the Company competes for talent. The perquisites provided in 2017 are: financial planning services, life and long-term disability insurance, car allowance, home security system services, executive medical exams, and up to $5,000 of Company products for executive officers, as more fully set forth on pages 33-34. Based on a detailed review of perquisites completed in 2016, the Company is eliminating the car allowance perquisite as current lease arrangements expire. The provision of financial planning services, life and long-term disability insurance, and executive medical exams is consistent with general market practice and, the Compensation Committee believes, provides benefit to the Company by encouraging the Company’s executives to maintain their health and financial well-being. The Company provides home security systems and services to executives to help ensure their safety and that of their families and to increase their familiarity with the Company’s security offerings. The Company product programs are designed to encourage Company executives to use, and encourage others to use, Company products. The Company also permits limited personal use of corporate aircraft by certain executives. The Company does not provide tax gross-ups on any perquisites. As discussed on page 43, the Company agreed to provide Mr. Wyatt with certain additional benefits in connection with his relocation from Europe to the United States. The value of these benefits is included in Column (i) of the Summary Compensation Table and the footnote thereto.

OTHER COMPENSATION POLICIES & CONSIDERATIONS

Stock Ownership Policy

In furtherance of the Company’s objective to create an ownership culture and because the Compensation Committee believes the meaningful investment by executive officers in the Company better aligns their interests with those of the Company’s shareholders, the Company maintains a Stock Ownership Policy for Executive Officers. This policy requires stock ownership to reach the minimum levels laid out in the table below within a five-year period commencing on the date of hire or promotion to a senior management position. This policy also requires that executive officers hold the net after tax shares received upon vesting of RSUs or the exercise of stock options granted on or after February 14, 2012 for a period of one year post vesting or exercise, as applicable—even if the minimum ownership requirement is otherwise satisfied. A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

Minimum Ownership
CEO	600% of base salary
CFO	500% of base salary
Other Executive Officers	300% of base salary

Timing of Stock Option and RSU Grants

Annual grants of stock options and RSUs to executive officers are usually made at a regularly scheduled meeting of the Compensation Committee held during the fourth quarter of each year. The grant date of stock option and RSU awards is the date of the Board meeting held during the fourth quarter (typically the day after the Compensation Committee meeting) and grants to other eligible employees typically are approved on the same date. The exercise price for all stock option grants is the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date of grant.

The Compensation Committee may occasionally make off-cycle grants during the year. These are typically associated with promotions, hiring, acquisitions, or other significant business events that would likely have an adverse impact on our ability to acquire or retain management talent. The Compensation Committee has delegated authority to the Company’s Chief Executive Officer to make annual grants and occasional off-cycle grants to employees who are not executive officers of the Company. The grant date for any grants made by the Company’s Chief Executive Officer is either the date the grant authorization is signed by the Chief Executive Officer or a later date specified in the grant authorization.

Tax Deductibility Under Section 162(m)

Under Section 162(m) of the Code (“Section 162(m)”), the Company is generally prohibited from deducting certain forms of compensation in excess of $1,000,000 paid to the Chief Executive Officer and the other “covered employees” as defined in Section 162(m). An exception to this $1,000,000 deduction limitation was available with respect to compensation that qualified as “performance-based compensation” under Section 162(m), which required compliance with certain requirements set forth in Section 162(m) and the applicable regulations. As a result of new tax legislation that went into effect on December 22, 2017, this exception for performance-based compensation will not be available for taxable years beginning after December 31, 2017, unless such compensation qualifies for certain transitionary relief contemplated in the new tax legislation.

The Company has believed that it was generally in the Company’s best interests to design compensation arrangements that were intended to satisfy the requirements for deductibility under Section 162(m). Accordingly, the Company has taken appropriate actions, to the extent feasible, that were designed and intended to preserve the deductibility of annual incentive and long-term performance awards previously granted to its executive officers who are covered by Section 162(m). However, notwithstanding this general policy, the Company also believes there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

As a result of the new tax legislation, compensation paid in excess of $1 million to individuals who, following December 31, 2017, are subject to Section 162(m) is not expected to be deductible under Section 162(m) of the Code unless such compensation qualifies for transitionary relief. Therefore, certain compensation paid under our Management Incentive Compensation Plan and certain of our long-term equity awards originally designed with the intent that such amounts qualify as “performance-based compensation” may not be deductible in the future. Although the Compensation Committee will continue to analyze the impact that Section 162(m) and the potential lack of deduction associated with amounts paid in excess of the deduction limitation may have on the Company, the Compensation Committee continues to retain the flexibility to make decisions with respect to the Company’s compensation programs that are based on factors other than Section 162(m) and related tax consequences. This flexibility may include amending or modifying the design elements of our historical compensation programs to the extent those design elements were principally adopted in an effort to comply with Section 162(m).

Hedging; Pledging

The Company’s Board has adopted a policy against hedging transactions and discouraging pledging transactions. Pursuant to the policy, hedging is not permitted, and any officer, director or employee who wishes to pledge shares must obtain the prior approval of the General Counsel. This policy is included in the Company’s Business Conduct Guidelines, which are available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

Forfeiture of Awards in the Event of Restatement

The Board of Directors has adopted a “recoupment” policy relating to unearned incentive compensation of executive officers. Pursuant to this policy, in the event our Board or an appropriate committee thereof determines that any fraud, negligence or intentional misconduct by an executive officer was a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board (or committee thereof) will take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. Such actions may include requiring reimbursement of bonuses or incentive compensation paid to the officer after January 1, 2007, requiring reimbursement of gains realized upon the exercise of stock options, and cancellation of restricted or deferred stock awards and outstanding stock options. In determining what actions are appropriate, the Board (or committee thereof) will take into account all relevant factors, including whether the restatement was the result of fraud, negligence or intentional misconduct. A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

Assessment of Risk Arising from Compensation Policies and Practices

The Company has considered whether its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company and has concluded that the Company’s compensation practices and policies do not create such risks. This conclusion was based on the following considerations:

As discussed above on page 21, under the MICP, each participant has an opportunity to earn a threshold, target or maximum bonus amount that is contingent on achieving established performance goals. MICP Goals generally fall into two categories:

corporate goals, consisting of EPS, organic sales growth and cash flow multiple (operating cash flow less capital expenditures divided by net earnings); and

divisional goals, such as divisional operating margin, working capital management and group organic sales percent.

Divisional goals are established with overall corporate objectives in mind and do not conflict with corporate goals. To further minimize the risk that any employee or group of employees would pursue achievement of divisional goals in a manner that would have an adverse impact on the overall corporate goals, at least 20% of the annual bonus opportunity for all managers is based on achievement of the corporate goals. In addition to divisional goals, managers other than named executive officers may be assigned individual performance goal targets as a component of their MICP award. Any such individual achievement goals would account for a small percentage of the total bonus opportunity and, accordingly, it is unlikely that any individual would pursue achievement of an individual goal in a manner that would jeopardize performance of his or her division as a whole or the Company as a whole.

The Company’s long-term incentive programs similarly are not likely to create risks that are reasonably likely to have a material adverse effect on the Company. As discussed above on page 22, there are two elements to the Company’s long-term incentive programs:

(i) grants of stock options and/or RSUs that vest over time (typically four years) and

(ii) grants of performance units that vest based on performance over a specified period of time (typically three years).

The RSU and stock option grants align recipients’ interests with those of the Company’s shareholders in maintaining or increasing share value, making it unlikely that award recipients will pursue behaviors that create a material risk to the Company. Performance grants generally are earned based on achievement of corporate performance goals. A portion of each performance award is contingent on achieving stated levels in EPS during the performance period, a portion is based on targets relating to CFROI, and a portion is contingent on achieving TSR relative to a peer group. The Company believes that using EPS and CFROI as performance measures provides appropriate incentives for management to optimize the principal financial drivers that generate shareholder return and reinforce the Company’s quest for continued growth; including TSR as a performance measure encourages management to continuously benchmark Company performance against that of a broadly defined group of comparable companies, further supporting the Company’s quest for growth. In determining whether EPS and CFROI goals have been met, the Compensation Committee retains the discretion to adjust the manner in which achieved EPS and CFROI are determined to take into account certain nonrecurring events (such as significant acquisitions or divestitures). Providing the Compensation Committee this discretion allows the Compensation Committee to ensure the results are comparable to the originally established targets. It also has the effect of eliminating any incentive to take a particular action in order to increase the bonus that would be distributed at the end of the applicable performance period.

The Company has occasionally granted long-term incentive awards to employees to encourage them to reach goals different from those above, such as working capital turns and inventory turns objectives. Typically, such programs are designed to incentivize employees to improve the overall performance of the Company, or a particular business, by requiring improvement in processes and, as such, are unlikely to encourage behavior that would have a material adverse effect on the Company.

Other incentive programs that may be available are common in companies in durable goods and services businesses, such as commissions on sales for sales representatives. None of these programs accounts for a significant percentage of the relevant business unit’s revenues, and no one business unit carries a significant portion of the Company’s risk profile.

Based on all of the above, the Company has concluded that its compensation policies and practices for its employees do not create risks that are reasonably likely to have a material adverse effect on the Company.

2017 EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation for the applicable periods for those individuals who served as Chief Executive Officer or Chief Financial Officer of the Company during the fiscal year ended December 30, 2017 (“fiscal year 2017”) and for the three most highly compensated executive officers of the Company serving as such at the end of fiscal year 2017 other than those two individuals (collectively the “named executive officers”).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
James M. Loree, President and CEO	2017	1,204,167	0	5,687,086	2,313,000	2,851,200	3,826,489	329,473	16,211,415
	2016	992,500	0	3,833,202	4,757,251	1,615,320	1,189,211	227,240	12,614,724
	2015	835,000	0	3,279,902	1,097,000	1,092,690	0	261,732	6,566,324

Donald Allan, Jr., Executive Vice President and CFO	2017	697,500	0	1,568,835	771,000	1,100,880	0	153,265	4,291,480
	2016	671,667	0	1,258,748	585,750	1,259,565	0	131,051	3,906,781
	2015	647,500	0	1,164,881	438,800	843,125	0	138,274	3,232,580

Jeffery D. Ansell, Executive Vice President and President, Tools & Storage	2017	697,500	0	1,568,835	771,000	1,245,440	0	187,596	4,470,371
	2016	660,833	0	1,268,085	585,750	1,304,065	0	131,148	3,949,881
	2015	625,000	0	1,164,881	438,800	858,750	0	147,969	3,235,400

Janet M. Link Senior Vice President, General Counsel & Secretary	2017	238,667	740,000	2,308,830	462,600	227,760	0	26,586	4,004,443
	2016	--	--	--	--	--	--	--	--
	2015	--	--	--	--	--	--	--	--

John H. Wyatt President, Stanley Engineered Fastening	2017	560,000	0	2,562,803	462,600	670,320	0	310,293	4,566,016
	2016	541,667	0	4,309,564	351,450	315,181	0	331,155	5,849,017
	2015	540,000	0	1,521,346	219,400	414,990	0	493,957	3,189,693

Footnote to Column (d) of Summary Compensation Table
This column reflects (i) a $350,000 sign-on bonus paid to Ms. Link when she joined the Company in July 2017 and (ii) $390,000, representing the portion of Ms. Link’s annual bonus for the 2017 fiscal year that was guaranteed to be paid pursuant to the terms of her offer letter.

Footnote to Column (e) of Summary Compensation Table
This column reflects the aggregate grant date fair value of all RSUs and performance awards granted during the fiscal years ended December 30, 2017, December 31, 2016, and January 2, 2016, respectively, in accordance with Financial Accounting Standards Board (“FASB”) Codification Topic 718—Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures. The valuation of performance awards shown in the table is based on the probable outcome at the grant date. The value of the performance award grants included in this column at the grant date, assuming performance at maximum, for grants made in fiscal years 2017, 2016, and 2015, respectively, is as follows: Mr. Loree, $8,000,260/$3,037,795/$3,063,017; Mr. Allan, $2,108,449/$1,227,574/$1,237,312; Mr. Ansell, $2,108,449/ $1,246,337/$1,237,312; Ms. Link, $0; and Mr. Wyatt, $1,132,608/$708,427/$534,563. The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers.

Footnote to Column (f) of Summary Compensation Table
This column reflects the aggregate grant date fair value of all stock options granted during the fiscal years ended December 30, 2017, December 31, 2016, and January 2, 2016, respectively, in accordance with FASB Codification Topic 718—Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures.

Footnote to Column (g) of Summary Compensation Table
The dollar amounts set forth in this column reflect incentive compensation payable pursuant to the Company’s MICP for the 2017, 2016, and 2015 fiscal years, respectively. For Ms. Link, the amount shown is the difference between the MICP bonus payable and $390,000, as described in footnote to column (d) above.

Footnote to Column (h) of Summary Compensation Table
For Mr. Loree’s benefit under the Stanley Black & Decker, Inc. Supplemental Executive Retirement Program, the increase in the present value of the benefit can be attributed to the passage of time, an increase in average pay, benefits accrued, and changes in certain assumptions.

See the footnote to Column (d) of the Pension Benefits Table on page 41 for the assumptions used in the calculations for fiscal year 2017.

Footnote to Column (i) of Summary Compensation Table
This column reflects (i) Company contributions and allocations in 2017 for Messrs. Loree, Allan, Ansell, and Wyatt, and for Ms. Link under the Stanley Black & Decker Retirement Account Plan (matching and Core Account (as defined below)) and the Stanley Black & Decker Supplemental Retirement Account Plan (supplemental matching and supplemental Core); (ii) Company costs related to life and disability insurance premiums, car allowances, financial planning services, annual physicals, products acquired through the Company’s Product Programs, installation and maintenance of home security systems, and personal use of corporate aircraft; (iii) certain transitional benefits paid to Mr. Wyatt in connection with his relocation to the United States is more fully described below; and (iv) relocation benefits paid to Ms. Link.

Contributions and Allocations under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan

The Company contributions and allocations under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan included in Column (i) of the Summary Compensation Table are set forth below. Certain contributions and allocations under these Plans for Mr. Loree will offset pension benefits as described on page 41.

Name	Defined Contribution Plans ($)
James M. Loree	240,405
Donald Allan, Jr.	101,691
Jeffery D. Ansell	103,125
Janet M. Link	10,746
John H. Wyatt	73,180

The Stanley Black & Decker Retirement Account Plan, an Internal Revenue Code Section 401(k) retirement plan that covers certain employees of the Company and its U.S. affiliates who are subject to the income tax laws of the United States, features two accounts, a Choice Account, and a Core Account.

The Choice Account offers eligible participants the opportunity for tax-deferred savings and a choice of investment options. For the 2015, 2016 and 2017 calendar years, a 50% matching allocation was provided on the first 7% of pay contributed by a participant on a pre-tax basis for the year. Pay ordinarily includes salary, management incentive bonuses, certain other taxable compensation and elective contributions by a participant to the Stanley Black & Decker Retirement Account Plan or another plan sponsored by Stanley Black & Decker (or one of its wholly-owned subsidiaries) that meets the requirements of Section 125 or 401(k) of the Code. Annual pay and the amount of elective contributions are subject to limits set forth in the tax law. Participants are permitted to direct the investment of all funds credited to their Choice Accounts. Matching allocations are vested upon the earlier of a participant’s completion of one year of service or his/her attainment of age 55 while employed by the Company or one of its wholly-owned subsidiaries. Vesting is accelerated in certain circumstances, as described below.

The Core Account provides a retirement benefit for certain participants. This account is 100% funded by separate allocations that are not dependent on contributions by participants. The Core Account is subject to investment direction by a participant. Regular allocations to a Core Account for a calendar year are based on the participant’s age as of the last day of the year and pay for each calendar quarter during the year, as described above, and are subject to the limits of the tax law, with allocations for a calendar quarter contingent upon a participant having employment status on the last day of the calendar quarter, as follows:

Age	Allocation Amount (% of Pay)
Less than 40	2%
40 - 54	4%
55 and older	6%

There also was a Core Transition Benefit allocation to the Core Account, during the five calendar years that begin with the 2011 year, for those individuals who were eligible for regular allocations to the Core Account during the year and, in addition, received Cornerstone allocations (the predecessor to the Core allocations) under the Stanley Account Value Plan during 2010 or who accrued benefits during 2010 under The Black & Decker Pension Plan (known, effective January 1, 2013 as the Stanley Black & Decker Pension Plan) or the Retirement Plan for Hourly-Rated Employees of Porter Cable Corporation (which was merged into the Stanley Black & Decker Pension Plan effective as of the close of business on December 31, 2012). Messrs. Allan, Ansell, and Loree were eligible for this benefit. The Core Transition Benefit allocation increased an individual’s Core Allocation by the following percentages of pay (as described above and subject to the limits applied under the tax laws):

Age	2011	2012	2013	2014	2015
Less than 40	1%	1%	0.5%	0.5%	0.5%
40-54	1%	1%	0.5%	0.5%	0.5%
55 and over	3%	3%	1.5%	1.5%	1.5%

Allocations to a participant’s Core Account become 100% vested upon completing three years of service, except as described below. Effective January 1, 2011, a participant becomes fully vested in the matching allocations to the Choice Account and the allocations credited to the Core Account in accordance with these same rules, except that full vesting also applies upon reaching age 55 while employed by the Company or if, while employed by the Company, the participant dies or becomes disabled.

The vested accounts are payable to a participant in a lump sum upon termination of employment and, effective January 1, 2011, if payments are made after a participant reaches age 70-1/2, the participant may elect instead to receive annual installment payments equal to the minimum required distributions under the tax law. If a participant dies, the total vested value of the participant’s accounts (including amounts that became vested upon death while employed by the Company) is payable in a lump sum to his or her beneficiary.

The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program is described on pages 40-41 under the heading “Pension Benefits.” The Stanley Black & Decker Supplemental Retirement Account Plan is described on pages 41-42 under the heading “Non-Qualified Defined Contribution and Deferred Compensation Plans.”

Company cost of perquisites

Name	Insurance ($)	Car ($)	Financial Planning ($)	Annual Physical ($)	Product Program ($)	Home Security System ($)	Personal Use of Aircraft ($)	Perquisite Total ($)
James M. Loree	53,135	23,000	7,438	2,500	2,995	0	0	89,068
Donald Allan, Jr.	21,945	23,000	3,066	2,500	1,063	0	0	51,574
Jeffery D. Ansell	16,211	23,000	15,000	5,000	5,000	20,260	0	84,471
Janet M. Link	3,851	0	2,150	2,750	0	0	0	8,751
John H. Wyatt	33,619	23,000	0	0	0	2,198	0	58,817

Other Benefits

Transition Benefits paid to Mr. Wyatt in 2017 in connection with his relocation to the United States, totaling $178,296, are as follows: housing allowance ($120,000); retirement benefit “make whole” ($44,556), and travel benefit ($13,740).

Relocation benefits provided to Ms. Link in 2017 in connection with her relocation to Connecticut totaled $7,090.

Grants of Plan-Based Awards Table -- 2017 Grants

This table sets forth information concerning equity grants to the named executive officers during the fiscal year ended December 30, 2017, as well as the range of future payouts under non-equity incentive programs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price at Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Threshold ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
James M. Loree	February 15, 2017	900,000	1,800,000	3,600,000
	February 15, 2017				15,667	31,334	62,668					4,000,130
	December 7, 2017							9,995				1,686,956
	December 7, 2017								75,000	168.78	168.36	2,313,000

Donald Allan, Jr.	February 15, 2017	347,500	695,000	1,390,000
	February 15, 2017				4,129	8,258	16,516					1,054,225
	December 7, 2017							3,049				514,610
	December 7, 2017								25,000	168.78	168.36	771,000

Jeffery D. Ansell	February 15, 2017	347,500	695,000	1,390,000
	February 15, 2017				4,129	8,258	16,516					1,054,225
	December 7, 2017							3,049				514,610
	December 7, 2017								25,000	168.78	168.36	771,000

Janet M. Link	July 19, 2017	195,000	390,000	780,000
	July 19, 2017							13,586				2,000,131
	December 7, 2017							1,829				308,699
	December 7, 2017								15,000	168.78	168.36	462,600

John H. Wyatt	February 15, 2017	210,000	420,000	840,000
	February 15, 2017				2,218	4,436	8,872					566,304
	December 7, 2017							11,829				1,996,499
	December 7, 2017								15,000	168.78	168.36	462,600

Footnote to Columns (c), (d) and (e) of Grants of Plan-Based Awards Table
The amounts set forth in these columns are (i) the threshold, target and maximum bonuses each of the named executive officers was eligible to receive pursuant to the Company’s MICP covering the Company’s 2017 fiscal year. The bonuses payable, which are paid during the first quarter of 2018, are set forth in column (g) of the Summary Compensation Table. Pursuant to the terms of her offer letter, Ms. Link was guaranteed to receive an annual bonus payment for 2017 equal to her target bonus under the Company’s 2017 MICP program ($390,000). Because this payment was guaranteed, it is included in Column (d) of the Summary Compensation Table, and the amount by which the earned bonus exceeded $390,000 is set forth in column (g).

Footnote to Columns (f), (g) and (h) of Grants of Plan-Based Awards Table
The performance awards identified in columns (f), (g) and (h) were awarded by the Board on February 15, 2017, and cover a performance period that commenced at the beginning of the Company’s 2017 fiscal year and expires at the end of the Company’s 2019 fiscal year. Each performance award represents the right to receive the number of Company shares shown in the table, subject to the attainment of performance goals at the end of the performance period and continued employment. An award recipient must generally remain employed until the time of settlement of performance awards, but pro-rated awards will vest and be paid if the performance goals are met and the participant’s employment terminates as a result of retirement, death or disability. Thirty-five percent of the potential award is contingent on the achievement of earnings per share growth, 40% is contingent on the achievement of cash flow return on investment, and 25% is contingent on total shareholder return.

Pursuant to the terms of his employment agreement, the target grant date value of Mr. Loree’s performance shares was $4,000,000; Mr. Loree would receive half of those shares for performance at threshold and twice the number of shares for performance at maximum. The number of performance shares that each of the other named executive officers would be eligible to receive pursuant to these awards was determined by multiplying the executive’s base salary as of January 1, 2017 by the applicable opportunity, which ranged from 50% – 75% in the case of threshold performance, 100% – 150% in the case of target performance, and 200% – 300% in the case of maximum performance, and dividing the resulting number by the average of the high and low price of Company stock on the date of grant. Unless the Compensation Committee otherwise determines, no shares will be issued in respect of a performance goal unless threshold performance is achieved for that goal and the number of shares to be issued will be pro-rated in the event performance falls between threshold and target or target and maximum performance.

Footnote to Column (i) of Grants of Plan-Based Awards Table
The restricted stock awards identified in this column are (i) a retention grant of 10,000 RSUs awarded to Mr. Wyatt on December 7, 2017 that will vest on the fifth anniversary of the date of grant (“Mr. Wyatt’s retention award”); (ii) an award of 13,586 RSUs to Ms. Link on July 19, 2017, pursuant to the terms of her offer letter, that will vest in four equal installments on the first four anniversaries of the date of grant; and (iii) RSUs awarded on December 7, 2017 that will vest in four equal installments on the first four anniversaries of the date of grant (“annual RSU awards”). Mr. Wyatt’s retention grant will be forfeited in the event Mr. Wyatt’s employment is terminated for any reason other than death or disability prior to the vesting date. An award recipient must generally remain employed until the time of vesting of annual RSU awards, but such awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to Column (j) of Grants of Plan-Based Awards Table
The stock options identified in this column are stock options granted on December 7, 2017 that will vest in four equal installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to Column (k) of Grants of Plan-Based Awards Table
All stock option grants were made pursuant to the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”). The 2013 Plan, which has been approved by the Company’s shareholders, provides that the purchase price per share purchasable under an option may not be less than the Fair Market Value of a share on the date of grant. The 2013 Plan defines the Fair Market Value of a share as the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date as of which Fair Market Value is to be determined. The grant price may, therefore, be higher or lower than the closing price per share on the date of grant. The closing price per share on the date of grant is set forth in the column immediately adjacent to column (k).

Footnote to Column (l) of Grants of Plan-Based Awards Table
This column reflects the grant date fair value computed in accordance with FASB Codification Topic 718, Stock Compensation of the stock option grants, RSU grants and performance awards identified in this table. The valuation of performance awards is based on the probable outcome at the grant date. See footnote J of the Company’s report on Form 10-K for additional assumptions used in the valuation of these awards and related disclosures. The value of performance award grants included in this column for the 2017-2019 performance award period at the grant date, assuming performance at maximum, is as follows: Mr. Loree, $8,000,260; Mr. Allan, $2,108,449; Mr. Ansell, $2,108,449; Ms. Link $0; and Mr. Wyatt, $1,132,608.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding stock options, option awards, and RSU awards held by the named executive officers on December 30, 2017.

	Option Awards					Stock Awards
Name (a)	Number of Shares Underlying Unexercised Options (#) Exercisable (b)	Number of Shares Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (j)
James M. Loree	50,000	0	--	64.79	12/8/2021
	50,000	0	--	70.61	12/6/2022
	50,000	0	--	79.70	12/5/2023
	37,500	12,500	--	95.18	12/5/2024
	25,000	25,000	--	109.25	12/4/2025
	32,299	96,900	--	121.63	8/1/2026
	18,750	56,250	--	118.66	12/2/2026
	0	75,000	--	168.78	12/7/2027
						98,105	16,647,448
								39,168	6,646,333
								14,432	2,449,034

Donald Allan, Jr.	20,000	0	--	70.61	12/6/2022
	20,000	0	--	79.70	12/5/2023
	15,000	5,000	--	95.18	12/5/2024
	10,000	10,000	--	109.25	12/4/2025
	6,250	18,750	--	118.66	12/2/2026
	0	25,000	--	168.78	12/7/2027
						64,074	10,872,719
								10,323	1,751,625
								5,627	954,812

	Option Awards					Stock Awards
Name (a)	Number of Shares Underlying Unexercised Options (#) Exercisable (b)	Number of Shares Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (j)
Jeffery D. Ansell	15,000	5,000	--	95.18	12/5/2024
	10,000	10,000	--	109.25	12/4/2025
	6,250	18,750	--	118.66	12/2/2026
	0	25,000	--	168.78	12/7/2027
						64,197	10,893,557
								10,323	1,751,625
								5,713	969,405

Janet M. Link	0	15,000	--	168.78	12/7/2027
						15,415	2,615,771

John H. Wyatt	2,500	0	--	63.72	12/9/2020
	5,000	0	--	64.79	12/8/2021
	10,000	0	--	70.61	12/6/2022
	10,000	0	--	79.70	12/5/2023
	7,500	2,500	--	95.18	12/5/2024
	5,000	5,000	--	109.25	12/4/2025
	3,750	11,250	--	118.66	12/2/2026
	0	15,000	--	168.78	12/7/2027
						57,809	9,809,646
								5,545	940,931
								3,247	551,017

Footnote to columns (b) and (c)
All of the options identified in columns (b) and (c) expire 10 years from the date of grant; the grant date therefore can be determined by subtracting 10 years from the expiration date set forth in column (f). All of the option grants identified in column (c) vest in four equal annual installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to column (g)
The awards identified in this column are (i) time vesting RSUs that have not yet vested; (ii) the performance awards for the 2015 – 2017 performance program, which vested upon distribution in the first quarter of 2018 based on achievement of performance goals as set forth in the Compensation Discussion and Analysis on page 24; (iii) a portion of the performance awards for the 2016 – 2018 performance program, which will vest following the end of the performance period; and (iv) a portion of the performance awards for the 2017-2019 performance program, which will vest following the end of the performance period.

The number of shares not yet vested attributable to the 2016 – 2018 and 2017 – 2019 performance programs reflect achievement of annual goals included in the programs as follows:

	EPS Goals Achieved	CFROI Goals Achieved
2016-2018 Performance Award	2016: between target and maximum	2016: maximum
	2017: maximum	2017: maximum

2017-2019 Performance Award	2017: between target and maximum	2017: between target and maximum

The number of time vesting RSUs granted to each executive that had not vested as of December 30, 2017 is as set forth in the table below. Unless otherwise indicated, awards vest in four equal installments on the first four anniversaries of the grant date.

Grantee	Grant Date	Vesting Schedule	Number of Units not yet vested
James M. Loree	December 5, 2014		3,572
	December 4, 2015		6,250
	December 2, 2016		12,228
	December 7, 2017		9,995

Donald Allan, Jr.	December 5, 2014		1,429
	December 5, 2014	Vests in two equal installments on December 5, 2018 and December 5, 2019	30,000
	December 4, 2015		2,500
	December 2, 2016		4,077
	December 7, 2017		3,049

Jeffery D. Ansell	December 5, 2014		1,429
	December 5, 2014	Vests in two equal installments on December 5, 2018 and December 5, 2019	30,000
	December 4, 2015		2,500
	December 2, 2016		4,077
	December 7, 2017		3,049

Janet M. Link	July 19, 2017		13,586
	December 7, 2017		1,829

John H. Wyatt	December 5, 2014		715
	December 4, 2015		1,250
	October 21, 2016	Vests in full on November 1, 2018	10,000
	December 2, 2016		2,446
	December 2, 2016	Vests in two equal installments on December 2, 2020 and December 2, 2021	20,000
	December 7, 2017	Vests in full on December 7, 2022	10,000
	December 7, 2017		1,829

Awards under the 2016 – 2018 and 2017 – 2019 performance programs will vest when awards are distributed, which is generally during the first quarter following completion of the performance cycle. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest on a pro-rated basis if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to column (i)
The shares identified in this column are the number of shares that may be issued pursuant to the 2016–2018 and 2017–2019 performance awards that are not included in column (g). Because 2017 EPS and CFROI performance exceeded the target established for the 2017 fiscal year for the 2017–2019 awards and met the maximum established for the 2017 fiscal year for the 2016–2018 awards and because the 2015–2017 TSR met the maximum TSR established for the 2016–2018 and 2017–2019 awards, these figures assume performance at maximum on all measures as noted below:

	EPS Performance Assumed	CFROI Performance Assumed	TSR Performance Assumed
2016-2018 Performance Award	2018: maximum	2018: maximum	maximum

2017-2019 Performance Award	2018: maximum	2018: maximum	maximum
	2019: maximum	2019: maximum

The awards for the performance periods ending at the end of fiscal years 2018 and 2019 vest upon distribution, which will occur during the first quarter of the fiscal year immediately following the performance period, following release of the Company’s financial statements. An award recipient must generally remain employed until the time of settlement of performance awards, but pro-rated awards will vest and be paid if the performance goals are met and the participant’s employment terminates as a result of retirement, death or disability.

Option Exercises and Stock Vested During 2017 Fiscal Year

The following table provides information concerning options exercised and shares vested for each named executive officer during the Company’s 2017 fiscal year.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
James M. Loree	100,000	8,805,314	50,103	6,941,051
Donald Allan, Jr.	20,000	1,966,521	18,739	2,600,583
Jeffery D. Ansell	35,000	2,685,598	18,739	2,600,583
Janet M. Link	0	0	0	0
John H. Wyatt	1,912	112,555	8,332	1,175,050

Footnote to columns (d) and (e)
Shares acquired are time-vesting RSUs that vested during 2017 and performance awards for the 2014 – 2016 performance period that vested upon distribution in February 2017. The totals in columns (d) and (e) include shares withheld to cover taxes on vesting of restricted stock units and performance awards. The amounts in column (e) were determined by multiplying the number of shares that vested by the average of the high and low price of a share of Company common stock on the applicable vesting dates.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including years of service credited, under the Company’s non-qualified defined benefit pension plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
James M. Loree	Stanley Black & Decker, Inc. Supplemental Executive Retirement Program	18.5	14,956,685	0

Donald Allan, Jr.	--	--	--	--

Jeffery D. Ansell	--	--	--	--

Janet M. Link	--	--	--	--

John H. Wyatt	--	--	--	--

Footnote to Column (b) of Pension Benefits Table

Stanley Black & Decker, Inc. Supplemental Executive Retirement Program
The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program (“plan”) provides benefits on a non-qualified basis to certain executive officers of the Company (“eligible employees”). Pursuant to amendments approved in 2007, the plan is closed to new participants. Mr. Loree is the only named executive officer who is an eligible employee in this plan. Under this plan, a participant will be entitled to receive a supplemental retirement benefit, before offsets, based on the following formula: 3% of average pay for each of the first five years of service; plus 2% of average pay for each of the next 15 years of service; plus 1% of average pay for each of the next five years of service. For this purpose, average pay is equal to one-third of the participant’s highest total pay (salary and management incentive pay) for any consecutive 36-month period. The benefit will be reduced by the Core Account benefits payable under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan. Benefits will be reduced by 0.167% for each month (i.e., 2% per year) that benefits commence prior to the participant’s attainment of age 60. Mr. Loree has elected to receive his benefit in the form of a 100% joint and survivor annuity. Mr. Loree’s benefits are fully vested.

Footnote to Column (d) of Pension Benefits Table
The present value of the accumulated benefit is based on the following assumptions: (i) that Mr. Loree will receive benefits in a 100% joint and survivor annuity, based on his written election, at the normal retirement age set forth in the Stanley Black & Decker, Inc. Supplemental Executive Retirement Program (age 60), delayed 5½ years (due to a six month delay because Mr. Loree is a “specified employee” of the Company, plus an additional five years in accordance with the applicable provisions of the Stanley Black & Decker, Inc. Supplemental Executive Retirement Program and Code Section 409A, because Mr. Loree changed his form of payment election from a lump sum to an annuity in 2013); (ii) Mr. Loree will not die or withdraw funds before retirement; (iii) adjusted RP-2014 mortality table and future mortality improvement scale; and (iv) a discount rate of 3.62%.

Non-Qualified Defined Contribution and Deferred Compensation Plans

The following relates to the Stanley Black & Decker Supplemental Retirement Account Plan, a non-qualified defined contribution plan as it applies to named executive officers and certain other employees and, for Mr. Allan, the Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
James M. Loree	649,654	215,205	374,963	0	5,545,451
Donald Allan, Jr.
Supplemental Retirement Account Plan	34,875	81,891	97,555	0	1,656,930
Deferred Compensation Plan	0	0	2,849	0	114,374
Jeffery D. Ansell	48,825	83,325	434,660	0	2,415,506
Janet M. Link	0	0	0	0	0
John H. Wyatt	27,663	47,980	22,832	0	241,913

Footnote to column (a) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
The Company maintains the Stanley Black & Decker Retirement Account Plan, the Stanley Black & Decker Supplemental Retirement Account Plan, and the Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan. The Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan has been closed to new deferrals. Certain employees, including the Company’s executive officers, may now defer bonuses and other compensation pursuant to the Stanley Black & Decker Supplemental Retirement Account Plan.

The compensation that may be deferred by employees and the amounts that may be credited to their accounts under the Stanley Black & Decker Retirement Account Plan are limited due to certain provisions of the Internal Revenue Code and the regulations. The Stanley Black & Decker Supplemental Retirement Account Plan provides executive officers and certain other employees with benefits that cannot be provided under the Stanley Black & Decker Retirement Account Plan.

Effective January 1, 2011, an eligible employee may defer up to 50% of base salary and up to 100% of his or her management incentive bonus each year under the Stanley Black & Decker Supplemental Retirement Account Plan. Matching contributions are made under the Stanley Black & Decker Supplemental Retirement Account Plan equal to 50% of the elective deferral contributions from up to 7% of the portion of compensation earned during the year that consists of salary and management incentive bonuses, including elective contributions made from such salary and management incentive bonuses under the Stanley Black & Decker Supplemental Retirement Account Plan or an arrangement described in Internal Revenue Code Section 125 or 401(k) that exceeds the amount of such compensation that may be recognized under the Stanley Black & Decker Retirement Account Plan.

Effective January 1, 2011, supplemental Core allocations are made for certain participants in the Stanley Black & Decker Supplemental Retirement Account Plan, determined on the basis of the formulas in the Stanley Black & Decker Retirement Account Plan for Core allocations, as applied to compensation in excess of the compensation recognized under the Stanley Black & Decker Retirement Account Plan.

Effective January 1, 2011, all matching allocations credited under the Stanley Black & Decker Supplemental Retirement Account Plan, including any supplemental matching allocations that were made prior to 2011, are vested upon completion of one year of service or, if earlier, upon an active employee reaching age 55, becoming disabled, or death. Effective January 1, 2011, all Core allocations credited under the Stanley Black & Decker Supplemental Retirement Account Plan, together with prior supplemental cornerstone allocations, are vested after three years of service or, if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company.

All of the supplemental accounts that are described above are credited with notional investment earnings or losses, depending upon the investment options selected by the participants, which may be changed on a daily basis by the participants. A participant receives a lump sum distribution, or 2 or 5 year annual installment payments, based on his or her distribution election of the vested supplemental account balances following termination of employment unless he or she has elected a later distribution date. Upon death, prior to commencing his or her distribution, the vested supplemental account balances are payable in a lump sum or installments, based on the participant’s distribution election, to the designated beneficiary of the participant. Mr. Loree’s vested accounts that are credited with funds attributable to his supplemental cornerstone allocations, his supplemental Core allocations, and his supplemental Core Transition Benefit allocations will be distributed at the same time and in the same form as his benefit under the Stanley Black & Decker, Inc. Supplemental Executive Retirement Program. His vested accounts that are credited with funds attributable to his pre-2016 elective deferral contributions and matching allocations will be distributed in a lump sum upon his separation from service, plus 10-1/2 years (on account of the change in election and being a specified employee) or, if earlier, upon his death. Mr. Loree’s vested accounts attributable to elective deferral contributions and matching allocations credited for 2016 and 2017 will be distributed in five annual installments commencing upon his separation from service, plus six months (because he is a specified employee) or, if earlier, upon his death.

Footnote to columns (b) and (c) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
The executive contributions listed in column (b) are reported as compensation in column (c) of the Summary Compensation Table or, to the extent contributions reflect a deferral of MICP bonus payments for the 2016 fiscal year, which were payable in 2017, in column (g) of the Summary Compensation Table for the 2016 year.

The Company contributions listed in column (c) are reported as compensation in column (i) of the Summary Compensation Table.

Footnote to column (d) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
Participants in the Stanley Black & Decker Supplemental Retirement Account Plan may elect to have their account balances credited with notional earnings based on the performance of certain investment options made available to the participants under the plan. Participants may elect to change their investment elections at any time by contacting the Retirement Service Center via telephone or Internet. During the plan year ended December 31, 2017, the accounts of the named executive officers under the plan were credited with earnings at the following rates, based on the investment options which they elected: the Stanley Black & Decker Stock Fund 49.63%; Blackrock Short Term Investment Fund 1.20%; Fixed Interest Rate Fund 2.72%; Loomis Sayles Core Plus Fixed Income Fund 5.34%; SSgA US Intermediate Government/Credit Bond Index Fund 2.16%; EB DL Non SL Aggregate Bond Index Fund 3.46%; SSgA US Inflation Protected Bond Index Fund 2.95%; EB DL Non SL Stock Index Fund 21.80%; SSgA U.S. Total Market Index Fund 21.12%; SSgA US Extended Market Index Fund 17.86%; SSgA Global Equity ex US Index Fund 27.42%; Neuberger Berman Genesis Fund 15.78%; Dodge & Cox International Stock Fund 23.94%; Blackrock LifePath Index Retirement Fund 9.99%; Blackrock LifePath Index 2020 Fund 11.61%; Blackrock LifePath Index 2025 Fund 13.75%; Blackrock LifePath Index 2030 Fund 15.68%; Blackrock LifePath Index 2035 Fund 17.55%; Blackrock LifePath Index 2040 Fund 19.24%; Blackrock LifePath Index 2045 Fund 20.31%; Blackrock LifePath Index 2050 Fund 20.70%; Blackrock LifePath Index 2055 Fund 20.69%; Blackrock LifePath Index 2060 Fund 20.64%. Mr. Allan’s account under the Deferred Compensation Plan for participants in the Company’s Management Incentive Compensation Plan was credited with earnings at a rate of 2.55%, pursuant to the terms of the Plan. The Company has not included any portion of the earnings listed in column (d) as compensation in the Summary Compensation Table.

Footnote to column (e) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
The amount set forth in column (e) represents the distribution of funds in the Stanley Black & Decker Supplemental Retirement Account Plan pursuant to the terms of that plan.

Executive Officer Agreements

Agreement with James M. Loree, President and Chief Executive Officer

In connection with Mr. Loree’s appointment as Chief Executive Officer, effective August 1, 2016, the Company and Mr. Loree entered into a Letter Agreement, dated July 21, 2016 (“Letter”). Under the Letter, Mr. Loree will be employed as the Company’s Chief Executive Officer on an “at will” basis and his employment may be terminated at any time for any reason. In connection with his appointment, Mr. Loree continued to serve as President of the Company and became a member of the Board.

Pursuant to the Letter, Mr. Loree’s annual base salary was increased to $1,200,000. He also would receive an annual cash bonus under the Company’s Management Incentive Compensation Plan (“MICP”) or a successor thereto, with a target bonus opportunity (i) for the Company’s 2016 fiscal year equal to 100% of his annual base salary in effect on January 1, 2016, (ii) for the Company’s 2017 fiscal year equal to 150% of his annual base salary in effect on January 1, 2017 and (iii) for fiscal years after 2017 as determined by the Board; annual grants of equity awards in forms and amounts to be determined annually by the Board, with (i) a grant in December 2016 of stock options and restricted stock units with a grant date value (determined for financial reporting purposes) ranging from approximately $3.7 million to approximately $4.0 million, (ii) equity awards with respect to fiscal year 2017 that are expected to have a target aggregate grant date value (determined for financial reporting purposes) of approximately $8 million and (iii) at least 50% of the grant date value of awards granted each year beginning in 2017 consisting of performance share units and the balance consisting of a mix of stock options and restricted stock units or other instruments determined by the Board in its sole discretion from time to time; employee benefits and perquisites provided to other senior executives of the Company pursuant to the Company’s compensation and benefit plans and arrangements, which may be amended from time to time; continued participation in the Company’s Supplemental Executive Retirement Plan, as may be amended from time to time; and four weeks of paid time off per year.

Pursuant to the Letter, on August 1, 2016, Mr. Loree received a one-time promotion grant of 129,199 stock options that vest in four equal annual installments on the first four anniversaries of the grant date.

In the event that Mr. Loree’s employment is terminated by the Company without Cause (“Cause” being defined in the Letter to include willful and continued failure to substantially perform duties) or by Mr. Loree for Good Reason (“Good Reason” being defined in the Letter to include a material adverse alteration by the Company of the nature or status of Mr. Loree’s responsibilities and Mr. Loree’s removal from the Board), Mr. Loree will be eligible to receive certain severance payments and benefits, subject to his executing a release of claims in favor of the Company and complying with certain restrictive covenants (including a two-year post-termination non-competition covenant, employee non-solicitation covenant and customer non-solicitation covenant, as well as a confidentiality covenant of indefinite duration) which will be applicable regardless of the reason for Mr. Loree’s termination of employment. Such severance payments and benefits will consist of (A) a lump sum cash severance payment equal to two times the sum of (i) his base salary at termination and (ii) his target annual cash bonus for the year of termination and (B) continued coverage under the Company’s medical, dental, life, vision and prescription drug plans for up to 24 months after termination of employment. Under the Letter, Mr. Loree will be deemed to have given notice to the Board, on the date he attains age 65, that he intends to retire from all positions with the Company and its subsidiaries on the 30th day thereafter (the “Loree Retirement Date”) and such notice shall automatically become effective on the Loree Retirement Date (unless, in the case of Mr. Loree’s service on the Board, Mr. Loree and the Board mutually agree that Mr. Loree will continue to serve on the Board). See the “Termination Provisions Summary” table on page 46, and the footnotes thereto, for information regarding payments that would have become payable to Mr. Loree if his employment had been terminated effective December 30, 2017.

Agreement with John H. Wyatt, President, Stanley Engineered Fastening

On December 22, 2014, the Company offered John H. Wyatt, a citizen of the United Kingdom who was then on assignment with a Belgian subsidiary of the Company serving as the Company’s President, CDIY Europe, a promotion to President, Sales & Marketing, Global Tools & Storage. As a condition to receiving the promotion, Mr. Wyatt was required to relocate to Towson, Maryland. Consistent with European practice, Mr. Wyatt had entered into an employment agreement with the Company’s Belgian subsidiary; that agreement was replaced by the terms set forth in the December 22, 2014 offer of employment (the “Offer Letter”) effective December 30, 2014.

Under the terms of the Offer Letter, Mr. Wyatt’s annual base salary was increased to $540,000. Mr. Wyatt also would be entitled to participate in the MICP with an annual target bonus opportunity equal to 50% of his annual base salary, and a maximum potential award equal to 100% of his annual base salary and to receive (a) annual performance awards with a target annual value equal to 50% of his annual base salary and a maximum potential annual performance award equal to 100% of his annual base salary, and (b) annual equity awards as determined by the Compensation Committee. Mr. Wyatt also received two special grants totaling 20,000 RSUs. The first of these grants was awarded on February 17, 2015 and vested on November 1, 2016. The second grant was awarded on October 21, 2016, and will vest in full on November 1, 2018. Mr. Wyatt also is eligible to participate in employee benefit plans generally available to the Company’s senior officers.

Mr. Wyatt also received certain benefits tied to his relocation from Europe to the United States. These benefits included: an annual housing stipend of $120,000; a travel benefit capped at $18,000; reimbursement of incremental cost increases in tuition and boarding for Mr. Wyatt’s minor daughter’s education, until her graduation from high school; and “non-pensionable” compensation of $3,713 per month. These benefits ceased on December 31, 2017. Mr. Wyatt also received a one-time relocation allowance of $10,000 to defray incidental expenses not otherwise covered by the Company’s relocation policy, and will be reimbursed, pursuant to the Company’s relocation policy, for costs to move back to Europe upon termination of his employment other than a termination for cause by the Company or Mr. Wyatt’s voluntary resignation. Finally, the Company will pay for preparation of Mr. Wyatt’s personal income tax filings in the United States and other jurisdictions for the shorter of the lapse of equity instruments granted while in Europe or the duration of Mr. Wyatt’s employment. This benefit is offset against the financial and estate planning benefit that would otherwise be available to an officer at Mr. Wyatt’s level.

On January 20, 2016, Mr. Wyatt was promoted to President of the Company’s Engineered Fastening business. In connection with the promotion, Mr. Wyatt’s target MICP bonus for the 2016 fiscal year was equal to 70% of his base salary and his maximum bonus is equal to 140% of his base salary, and his target opportunity under the Long-Term Performance Award program for performance periods beginning with the 2016 fiscal year will be 70% of his base salary with a maximum payout of 140% of base salary.

Agreement with Janet M. Link, Senior Vice President, General Counsel and Secretary

In connection with her employment by the Company, the Company and Ms. Link entered into a Letter Agreement dated June 7, 2017 (the “Link Offer Letter”). Under the terms of the Link Offer Letter, Ms. Link’s annual base salary is $520,000. Ms. Link is entitled to participate in the MICP with an annual target bonus opportunity equal to 75% of her annual base salary, and a maximum potential award equal to 150% of her annual base salary. For 2017, Ms. Link was guaranteed to receive a payment equal to her target bonus opportunity under the MICP. Ms. Link also will receive (a) annual performance awards beginning with the 2018-2020 performance cycle, with a target annual value equal to 100% of her annual base salary and a maximum award equal to 200% of her annual base salary, and (b) annual time-based equity awards with a target grant date fair value in 2017 of approximately $735,000. The amount and form of awards in subsequent years will be determined by the Compensation Committee. On joining the Company, Ms. Link received a sign-on bonus of $350,000. If Ms. Link voluntarily terminates her employment or is involuntarily terminated by the Company for violation of the Company’s rules or misconduct within two years of her start date, Ms. Link will be required to repay the sign-on bonus. Ms. Link also received a special one-time grant of restricted stock units with a total grant date fair value of $2 million, which will vest in four equal annual installments on the first four anniversaries of the grant date.

Ms. Link also is eligible to participate in employee benefit plans generally available to the Company’s senior officers. She received a one-time relocation allowance of $5,000 to defray incidental expenses not otherwise covered by the Company’s relocation policy.

Termination and Change in Control Provisions

Provisions under Company Incentive Plans

The Company’s MICP, its 2001 and 2009 Long-Term Incentive Plans (the “2001 LTIP” and the “2009 LTIP,” respectively), the 2013 Long Term Incentive Plan (collectively with the 2001 LTIP and the 2009 LTIP, the “LTIPs”) and change in control severance agreements with each of Messrs. Loree, Allan and Ansell, Ms. Link and Mr. Wyatt, and with other senior officers of the Company (“Change in Control Agreements”) include provisions for the acceleration of payments and/or other benefits upon the occurrence of a “Change in Control.”

A change in control under the MICP, the LTIPs and the Change in Control Agreements is generally deemed to have occurred in any of the following circumstances: (i) subject to certain exceptions, a person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then outstanding securities; (ii) there is a change in the composition of the Board of Directors such that less than a majority of the members were elected, nominated or appointed by at least two-thirds of the incumbent directors; (iii) consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity other than (a) a merger or consolidation where the voting securities of the Company continue to represent at least 50% of the combined voting power of the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then-outstanding securities; or (iv) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of its assets unless the shareholders of the Company own at least 50% of the acquiring entity in substantially the same proportions as their ownership of the Company immediately prior to such sale.

With respect to awards granted after October 13, 2011, the LTIPs and the MICP generally provide for a so-called “double trigger” acceleration in connection with a change in control (each as defined in the applicable plan). Accordingly, no such awards would be accelerated if such awards are assumed or replaced by the resulting entity with an equivalent award and the participant does not incur a qualifying termination prior to the end of the applicable performance period in the case of the MICP or within two years following a change in control in the case of awards under the LTIPs.

With respect to awards granted pursuant to the 2001 LTIP and the 2009 LTIP prior to October 13, 2011, and LTIP and MICP awards granted after October 13, 2011 that are not assumed or replaced by a resulting entity, unless otherwise determined by the Compensation Committee at the time of grant of an award, upon the occurrence of a Change in Control of the Company, (i) participants under the MICP will be entitled to a pro rata portion of their award, assuming achievement of the applicable performance goal(s) at target levels and (ii) with respect to awards under the LTIPs, all options will become immediately exercisable in full and will remain outstanding for the remainder of their terms, all performance awards will become payable or distributable, assuming achievement at target and all restrictions applicable to restricted stock and RSUs will immediately lapse.

Change in Control Agreements with Named Executive Officers

The Company initially entered into a Change in Control Agreement with Mr. Loree on May 9, 2003, and with Mr. Ansell on October 13, 2006. The Company entered into amended and restated Change in Control Agreements with each of the foregoing executives on December 10, 2008, in order to comply with the rules of Section 409A of the Code. The changes reflected in the 2008 amended and restated Change in Control Agreements do not generally affect the scope or amount of benefits the respective executive officer would be entitled to receive. The Company entered into the amended and restated Change in Control Agreement with Mr. Allan on February 23, 2009. The Forms of Change in Control Agreements executed with Messrs. Allan and Ansell are on file as exhibits to the Company’s Annual Report on Form 10-K for the year ended January 3, 2009.

In 2012, the Company adopted a new form of Change in Control Agreement that does not include a tax gross up provision. On February 17, 2016, the Company entered into a Change in Control Agreement with Mr. Wyatt and on December 19, 2017, the Company entered in to a Change in Control Agreement with Ms. Link using the new form of agreement. The Form of Change in Control Agreement executed with Mr. Wyatt is on file as exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 29, 2012; the Change in Control Agreement executed with Ms. Link is on file as exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 30, 2017.

On July 21, 2016, in connection with Mr. Loree’s promotion to CEO, the Company entered into a Second Amended and Restated Change in Control Agreement with Mr. Loree. This agreement also does not include a tax gross up provision. The Change in Control Agreement executed by Mr. Loree is on file as exhibit 10.2 to the Company’s Current Report on Form 8-K dated July 21, 2016.

The Change in Control agreements with Messrs. Allan and Ansell, Ms. Link and Mr. Wyatt provide for a two year term, subject to recurring one year extensions unless 90 days’ advance notice is given not to extend the term. The Change in Control agreement with Mr. Loree provides for a one year term, subject to recurring one year extensions unless 90 days’ advance notice is given not to extend the term. Further, if a Change in Control occurs during the term, the term of each such agreement will not expire earlier than two years from the date of the Change in Control. A qualifying termination of employment will generally occur if the executive officer’s employment is actually or constructively terminated within two years following a Change in Control. The agreements provide for the following upon a qualifying termination:

○	a lump sum cash payment equal to 3 times (for Mr. Loree) and 2.5 times (for Messrs. Allan and Ansell, Ms. Link and Mr. Wyatt) annual base salary;
○	a cash payment equal to 3 times (for Mr. Loree) and 2.5 times (for Messrs. Allan and Ansell, Ms. Link and Mr. Wyatt) average annual bonus over the 3 years prior to termination;
○	continuation of certain health and welfare benefits and perquisites for 3 years (for Mr. Loree) and 2.5 years (for Messrs. Allan and Ansell, Ms. Link and Mr. Wyatt) (or, if shorter, until similar benefits are provided by the executive officer’s new employer);

○	a payment reflecting the actuarial value of an additional 3 years of service credit for retirement pension accrual purposes under any defined benefit or defined contribution plans maintained by the Company (for Mr. Loree) and 2.5 years of service credit for retirement pension accrual purposes under any defined contribution plans maintained by the Company (for Messrs. Allan and Ansell, Ms. Link and Mr. Wyatt); and

○	outplacement services (with the cost to the Company capped at $50,000). Messrs. Allan and Ansell will also be entitled to receive additional payments to the extent necessary to compensate them for any excise taxes payable by them under the federal laws applicable to excess parachute payments. In accordance with the determination that excise tax gross ups would not be included in any change in control arrangements entered into after 2010, this provision was not included in the agreements with Ms. Link and Mr. Wyatt, which were executed in 2017 and 2016 respectively, or in the amended and restated agreement with Mr. Loree, which was executed in 2016.

Set forth on pages 46-51 are tables setting forth the dollar amounts that would have been payable at December 30, 2017 under the various termination scenarios applicable for each named executive officer. The figures set forth in the tables assume a stock price of $169.69, the closing price of Company common stock on December 29, 2017, which was the last trading day of the Company’s 2017 fiscal year, in calculating all amounts payable in respect of equity awards. The Company’s 2017 fiscal year ended December 30, 2017.

TERMINATION PROVISIONS SUMMARY
James M. Loree

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	6,250,000	9,309,210	0	0	0
Pro rata bonus for year of termination	2,851,200	0	2,851,200	1,875,000	2,851,200	2,851,200	2,851,200
SERP/Retirement Plan	219,828	219,828	219,828	3,263,548	219,828	5,569,637	219,828
Supplemental Retirement Account contributions	0	0	0	803,554	0	0	0
Executive benefits & perquisites	0	0	0	129,000	0	0	0
Post-termination life insurance	168,441	168,441	171,729	173,373	168,441	0	168,441
Post-termination health & welfare	0	0	32,459	48,688	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross-up	0	0	0	0	0	0	0
Vesting of stock options	10,038,650	0	10,038,650	10,038,650	10,038,650	10,038,650	10,038,650
Vesting of restricted stock units	5,437,631	0	5,437,631	5,437,631	5,437,631	5,437,631	5,437,631
Vesting of performance shares	12,291,805	0	12,291,805	12,646,317	12,291,805	12,291,805	12,291,805
Total	31,007,555	388,269	37,293,302	43,774,971	31,007,555	36,188,923	31,007,555

TERMINATION PROVISIONS SUMMARY
Donald Allan, Jr.

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	725,000	4,482,142	0	0	0
Pro rata bonus for year of termination	0	0	1,100,880	725,000	1,100,880	1,100,880	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Retirement Account contributions	0	0	0	425,662	0	0	0
Executive benefits & perquisites	0	0	0	107,500	0	0	0
Post-termination life insurance	0	0	16,402	41,005	0	0	0
Post-termination health & welfare	0	0	13,077	45,619	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross-up	0	0	0	0	0	0	0
Vesting of stock options	0	0	0	1,956,562	1,956,562	1,956,562	0
Vesting of restricted stock units	0	0	0	6,966,411	6,966,411	6,966,411	0
Vesting of performance shares	0	0	0	3,675,994	4,222,372	4,222,372	0
Total	0	0	1,855,359	18,475,895	14,246,225	14,246,225	0

TERMINATION PROVISIONS SUMMARY
Jeffery D. Ansell

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	725,000	4,652,713	0	0	0
Pro rata bonus for year of termination	0	0	1,245,440	725,000	1,245,440	1,245,440	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Retirement Account contributions	0	0	0	375,293	0	0	0
Executive benefits & perquisites	0	0	0	107,500	0	0	0
Post-termination life insurance	0	0	12,905	32,263	0	0	0
Post-termination health & welfare	0	0	16,459	51,051	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross-up	0	0	0	0	0	0	0
Vesting of stock options	0	0	0	1,956,562	1,956,562	1,956,562	0
Vesting of restricted stock units	0	0	0	6,966,411	6,966,411	6,966,411	0
Vesting of performance shares	0	0	0	3,694,151	4,246,237	4,246,237	0
Total	0	0	1,999,804	18,610,944	14,414,650	14,414,650	0

TERMINATION PROVISIONS SUMMARY
Janet M. Link

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	520,000	2,844,400	0	0	0
Pro rata bonus for year of termination	0	0	617,760	390,000	617,760	617,760	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Retirement Account contributions	0	0	0	44,750	0	0	0
Executive benefits & perquisites	0	0	0	107,500	0	0	0
Post-termination life insurance	0	0	13,217	33,043	0	0	0
Post-termination health & welfare	0	0	5,063	12,657	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross-up	0	0	0	0	0	0	0
Vesting of stock options	0	0	0	13,650	13,650	13,650	0
Vesting of restricted stock units	0	0	0	2,615,771	2,615,771	2,615,771	0
Vesting of performance shares	0	0	0	0	0	0	0
Total	0	0	1,156,040	6,111,771	3,247,181	3,247,181	0

TERMINATION PROVISIONS SUMMARY
John H. Wyatt

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	625,000	2,729,576	0	0	0
Pro rata bonus for year of termination	670,320	0	670,320	468,750	670,320	670,320	670,320
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Retirement Account contributions	0	0	0	207,855	0	0	0
Executive benefits & perquisites	0	0	0	107,500	0	0	0
Post-termination life insurance	133,736	133,736	135,117	137,188	133,736	0	133,736
Post-termination health & welfare	0	0	27,500	85,977	0	0	0
Outplacement	0	0	0	50,000	0	0	0
Relocation	0	0	178,200	178,200	178,200	178,200	178,200
280G tax gross-up	0	0	0	0	0	0	0
Vesting of stock options	1,076,238	0	1,076,238	1,076,238	1,076,238	1,076,238	1,076,238
Vesting of restricted stock units	7,846,296	0	7,846,296	7,846,296	7,846,296	7,846,296	7,846,296
Vesting of performance shares	2,141,016	0	2,141,016	1,908,503	2,141,016	2,141,016	2,141,016
Total	11,867,606	133,736	12,699,687	14,796,083	12,045,806	11,912,070	12,045,806

Footnotes to Termination Provision Summary Tables
The Company’s 2017 MICP, which applied to the awards that were outstanding at fiscal year-end, provides that, if awards are assumed or replaced on a Change in Control and a qualifying termination occurs, payments will be made on a pro rata basis assuming performance at target. For purposes of these tables, the Company has assumed that this scenario applies.

For the amount of benefits payable under the SERP/Retirement Plan to Mr. Loree at age 60, see column (d) of the “Pension Benefits Table” on page 40. The amount reported in the “Termination Provision Summary Table” for Mr. Loree represents the incremental value that would have been payable in the event of a termination at year end pursuant to the terms of the SERP/Retirement Plan and the Change in Control Severance Agreements in each scenario.

Benefits that Mr. Loree would be entitled to receive if his employment was terminated by the Company without cause or if he was to terminate his employment as a result of a constructive termination of employment are described on pages 42-43 under the heading “Executive Officer Agreements.” Estimated severance included in the termination tables for Mr. Allan, Mr. Ansell and Ms. Link under the heading “Involuntary w/o cause or voluntary for good reason (no CIC)” reflect the Company’s past practice. If any of these individuals were involuntary terminated, the terms of separation would be negotiated at that time and approved by the Compensation & Talent Development Committee.

The standard terms of the Company’s stock option and restricted unit awards provide that those awards will become fully vested upon retirement, as defined in the terms of grant. Retirement for these purposes is defined as achievement of age 55 and 10 years of service with the Company or any affiliate.

Under the terms of the Change in Control Severance Agreements between the Company and Messrs. Loree, Allan and Ansell, Ms. Link and Mr. Wyatt in effect at fiscal year-end, these executives would be entitled to life, health and accident insurance coverage for a period of 3 years (for Mr. Loree) or 2.5 years (for Messrs. Allan and Ansell, Ms. Link and Mr. Wyatt) upon a termination without cause following a Change in Control. The estimated value of these benefits includes the product of the annual premiums for fully-insured plans and the equivalent costs for self-insured plans paid by the Company for life, health and accident insurance coverage for these executives during 2017 multiplied by the appropriate period of time. The totals set forth in the termination tables for Mr. Loree, Mr. Wyatt and Ms. Link do not take into account any potential reductions as a result of a cut back under the so-called “golden parachute” excise tax provision contained in their Change in Control Severance Agreements.

Executive Benefits and Perquisites include the current maximum annual allowance for each executive for financial planning services, the cost incurred by the Company for use of the car the executive is currently using, subject to the limits established by the Company as to the amount it will pay in any year, and an estimate of $5,000 per year as the cost of annual physicals. The relocation benefit for Mr. Wyatt reflects the Company’s best estimate of costs to relocate Mr. Wyatt and his family to the U.K. in certain termination scenarios, as provided in his Employment Agreement.

The value attributable to the vesting of performance shares has been determined assuming performance at target for terminations following a change in control, consistent with the award terms. For termination upon retirement, death or disability, the award provisions specify that distributions would be made, pro rata, at the time awards are otherwise distributed based on the Company’s actual performance for the performance period. The value included in the calculations for performance awards for the 2015 – 2017 performance period equals the amount distributed pursuant to these awards in March 2018. The value included for awards for the 2016 – 2018 and 2017 – 2019 performance periods reflect the following: Performance in 2016 was between the target and maximum EPS goals and at the maximum CFROI goal established for 2016 under the 2016 – 2018 performance program. Performance in 2017 was at the maximum EPS and CFROI goals established for 2017 under the 2016-2018 performance program and was between the target and maximum EPS and CFROI goals established for 2017 under the 2017-2019 performance program. The calculations with respect to pro rated distributions upon retirement, death or disability for the 2016 – 2018 and 2017 – 2019 performance periods include the amounts that would have been distributed based on achievement of these goals when distributions are made for these programs had retirement, death or disability occurred on December 30, 2017, as well as a pro-rata portion based on performance at target for the TSR component of the 2016 – 2018 and 2017 – 2019 programs.

CEO PAY RATIO

Our Company seeks to establish fair and competitive employee compensation programs in each local market within our global operations, in order to effectively attract, retain and motivate our talented workforce.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and in accordance with SEC regulations, we are providing the following information to explain the relationship between the annual total compensation of our estimated median employee and the annual total compensation of our CEO.

We selected October 1, 2017 as our determination date, and used this date to identify the population of employees to be included in our calculations. On October 1, 2017, the Company and its consolidated subsidiaries employed approximately 52,625 individuals, 70% of whom were located outside of the U.S. Under the pay ratio rules, we are permitted to exclude up to 5% of our total employee population, and accordingly we excluded employees from five countries totaling 2,444 employees (approximately 4.6% of our total workforce of 52,625). Employees in the following countries were excluded: Hong Kong (30 employees), Malaysia (228 employees), Philippines (646 employees), Taiwan (1,008 employees) and Thailand (532 employees). As a result, we included 50,181 employees in our calculations in order to identify the median employee.

We selected annualized base pay as of our October 1, 2017 determination date as the most appropriate measure of compensation for identifying our median employee and applied this measure consistently across our employee population. For our salaried population, we used annualized salary; for our hourly population, we used the hourly rate of pay multiplied by the number of hours worked exclusive of overtime, bonuses or other earnings, translated to U.S. dollars.

We then calculated the median employee’s annual total compensation in accordance with the requirements of Item 402(c)(2) of Regulation S-K (the rules used to calculate the compensation included in the Summary Compensation Table) (the “SCT Compensation”). In order to more accurately represent our overall compensation programs, we added the estimated value of health and welfare benefits provided to the median employee during 2017. Based on this, our median employee’s total annual compensation, inclusive of benefits, was an estimated $45,449.

With respect to the annual total compensation of our CEO, we used the SCT Compensation as reported in the “total” column of our 2017 Summary Compensation Table, and then added the $25,521 estimated value of health and welfare benefits provided to the CEO during 2017 in order to maintain consistency between the annual total compensation of our CEO and our median employee. Using this calculation, the CEO’s annual total compensation was $16,236,936.

Based on our CEO’s annual total compensation compared to the compensation for the estimated median employee, our estimated pay ratio as calculated pursuant to the SEC regulations, is 357:1. As an additional point of reference, if this calculation took into account only our U.S. employee population, the estimated pay ratio would be 186:1.

Our estimated pay ratio is influenced by a number of factors, including the geographic distribution of our employees, the mix of hourly vs. salaried employees included in our employee population, and compensation trends within our specific industry. As a result of these and other variables, we do not believe comparisons to the pay ratios of other companies are likely to be meaningful.

ITEM 2—APPROVAL OF 2018 OMNIBUS AWARD PLAN

2018 Plan

The Company is seeking shareholder approval of The Stanley Black & Decker 2018 Omnibus Award Plan (the “2018 Plan”). On January 22, 2018, the Board adopted the 2018 Plan and authorized the issuance of 16,750,000 shares of the Company’s common stock in connection with awards pursuant to the 2018 Plan.

The Board adopted the 2018 Plan to further the Company’s goal of attracting, incentivizing and retaining top talent and continuing to offer our key personnel compensation opportunities that are market-competitive. If the 2018 Plan is approved by shareholders, no further awards will be issued under the Company’s 2013 Long-Term Incentive Plan (as amended, the “2013 LTIP”) following the date of such approval.

The 2018 Plan is designed to comply with the requirements of applicable federal and state securities laws, and the Internal Revenue Code of 1986, as amended (the “Code”). Historically, the Company has structured its incentive compensation plans (including the 2013 LTIP and the Management Incentive Compensation Plan) with the intent that certain awards made thereunder qualify as “performance-based compensation” in an effort to exempt such compensation from the deduction limitation under Section 162(m) of the Code (“Section 162(m)”). Section 162(m) generally imposes a $1 million deduction limitation on the amount of compensation paid to certain of a company’s executive officers in a given tax year. An exception to this deduction limitation was available with respect to compensation that qualified as “performance-based compensation” under Section 162(m), which required compliance with certain requirements set forth in Section 162(m) and the applicable regulations. As a result of new tax legislation that went into effect on December 22, 2017, this exception for performance-based compensation will not be available for taxable years beginning after December 31, 2017, unless such compensation qualifies for certain transitionary relief contemplated in the new tax legislation. Therefore, compensation paid under the 2018 Plan (if approved) that exceeds the deduction limitation is not expected to be deductible by the Company.

The Board believes that equity-based compensation plans such as the 2018 Plan serve other, equally important purposes that are separate and distinct from purposes related to tax structuring, such as (i) allowing the Company to use a vehicle other than cash to compensate its employees and (ii) benefitting the interests of our shareholders by effectively linking employee compensation to the performance of our Company’s stock price. Further, although the Compensation Committee now has greater flexibility in how it designs and administers its executive compensation programs, the Board and the Compensation Committee intend to continue a long-term compensation program that pays compensation based on the achievement of certain performance criteria. By implementing a long-term incentive plan such as the 2018 Plan, the Compensation Committee will be able to design and implement executive compensation programs that retain our key employees, compensate those employees based on the performance of the Company and other individual performance factors, and enhance shareholder alignment.

Director Participation and Compensation Limitation

If the 2018 Plan is approved, non-employee directors will be eligible to participate in the 2018 Plan, giving the Company greater flexibility to issue equity-based compensation awards to our non-employee directors. In connection with approval of the 2018 Plan, the Board approved a proposal to include in the 2018 Plan an outside limitation of $750,000 on the amount of compensation that can be paid to any non-employee director in any year. If the 2018 Plan is approved, the maximum total compensation (annual retainer plus chairperson fees, equity awards, product program and any other remuneration) payable to any director in any year would be $750,000. This limitation is not intended to serve as an increase to the amount of annual compensation that we currently pay our non-employee directors, and no changes were made to our existing non-employee director compensation arrangements; rather, this action was approved for the purpose of limiting the amount of compensation the Board can approve for its non-employee members each year.

In connection with approving the 2018 Plan, shareholders are being asked to ratify the Non-Employee Director Compensation Limitation. By voting “FOR” approval of the 2018 Plan, you will be deemed to have also ratified the Non-Employee Director Compensation Limitation.

Reasons Why You Should Vote to Approve the 2018 Plan

The 2018 Plan is substantially similar to the 2013 LTIP and, if approved, will allow us to grant incentive compensation awards that are intended to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. The 2018 Plan also includes various shareholder-friendly provisions, such as:

○	a limitation on the total annual compensation of non-employee directors, as described above;

○

a so-called “double-trigger” vesting provision, which generally provides that awards will not be accelerated upon a “Change in Control” (as defined in the 2018 Plan) of the Company if (1) an acquirer replaces or substitutes outstanding awards in accordance with the requirements of the 2018 Plan and (2) a participant holding the replacement or substitute award does not incur an involuntary termination of employment within two years following the Change in Control, as further discussed below;

○	a full value award conversion ratio of 4:1, which limits the number of awards under the 2018 Plan available to be granted as full value awards;

○

prohibitions against (1) repricing options or stock appreciation rights and (2) buyout or replacement of options or stock appreciation rights with an exercise or strike price that is less than the original exercise or strike price of the award;

○	explicitly provides that dividends and dividend equivalents with respect to an award will only vest to the extent that the underlying award vests (including performance awards);and

○

does not provide for “liberal recycling” of shares, which means that the following shares will not be added back to the aggregate plan limit: (1) shares tendered in payment of the exercise price of a stock option in connection with a “net exercise” arrangement; (2) shares withheld by the Company to satisfy tax withholding obligations in connection with the vesting of the underlying award; and (3) shares that are repurchased by the Company with proceeds realized by the Company in connection with any repurchase program, whether using proceeds from the exercise of a stock option, SAR or otherwise.

The 2018 Plan permits the granting of (i) stock options, including incentive stock options (“ISOs”) entitling the optionee to favorable tax treatment under Section 422 of the Code, (ii) stock appreciation rights (“SARs”), (iii) restricted stock and restricted stock units (“RSUs”), (iv) performance awards, (v) dividend equivalents, and (vi) other awards valued in whole or in part by reference to or otherwise based on the Company’s common stock (“Other Stock-Based Awards”). Each of the awards will be evidenced by an award document setting forth the terms and conditions applicable thereto.

The foregoing summary is qualified in its entirety by reference to the full text of the 2018 Plan, a copy of which is attached hereto as Exhibit A.

Summary of Historical Grant Practices

In authorizing the number of shares available for issuance under the 2018 Plan, the Board considered the Company’s historical grant practices as well as the potential dilution and potential cost of the plan (sometimes referred to as shareholder value transfer).

In 2017, the Company granted 1,697,797 shares under the 2013 LTIP which contains a limit of 16,000,000 shares; 2,526,337 shares remain available. Approximately 18% were awarded to the Company’s named executive officers; the remaining 82% were awarded to other participants, including other executive officers. On December 29, 2017, the last trading day of the Company’s 2017 fiscal year, the closing market price of the Company’s common stock as reported on the New York Stock Exchange was $169.69 per share.

Over the past three calendar years, our average annual dilution was 0.8%, 1.1% and 1.0% (for the years ended December 31, 2015, December 31, 2016 and December 31, 2017, respectively). Dilution is generally defined as the total equity awards granted less cancellations, divided by total common shares outstanding at the beginning of the year.

The Company manages its long-term dilution by limiting the number of equity awards that are granted annually, commonly referred to as burn rate. Burn rate differs from dilution, as it does not account for equity awards that have been cancelled. Over the past three calendar years, our burn rate was 1.0%, 1.3% and 1.1% (for the years ended December 31, 2015, December 31, 2016 and December 31, 2017, respectively).

Over the past three calendar years, our “overhang rate” was 10.8%, 9.2% and 7.3% (for the years ended December 31, 2015, December 31, 2016 and December 31, 2017). Our overhang rate measures the total number of shares under all outstanding plan awards, plus the number of shares authorized for future plan awards, as a percentage of the weighted average number of shares of common stock outstanding for that fiscal year. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. If the 2018 Plan is approved by our stockholders, our overhang rate would be 16.8%, based on the weighted average number of shares of common stock outstanding for fiscal year 2017.

As of December 31, 2017:

○	There were 176,902,738 shares issued and 154,038,031 shares outstanding.

○	There were a total of 6,561,404 stock options outstanding, with a weighted average exercise price of $102.56 and a weighted average remaining term of 6.63 years.

○	There were a total of 1,084,675 restricted stock awards outstanding and 692,913 performance based restricted stock awards outstanding.

○	There were a total of 2,526,337 shares available for future awards under the 2013 LTIP.

Summary of the 2018 Plan

Purpose

The purpose of the 2018 Plan is to provide appropriate incentives and rewards to employees, consultants and non-employee directors who are contributing to the Company’s future success and prosperity, thus enhancing the value of the Company for its shareholders and enabling the Company to attract and retain exceptionally qualified individuals upon whom, in large measure, the continued progress, growth and profitability of the Company depend.

Shares Available for Awards

The aggregate number of shares authorized to be issued in connection with the granting of awards under the 2018 Plan cannot exceed 16,750,000 (plus any shares that become available for awards under 2013 LTIP, the 2009 LTIP or the 2001 LTIP in accordance with the terms of such plans and section 4 (a)(ii) of the 2018 Plan), and no more than 1,000,000 shares will be available for delivery pursuant to the exercise of ISOs. The maximum number of shares with respect to which options and stock appreciation rights may be granted to any single Participant in any single fiscal year shall not exceed 4,000,000 shares. The 2018 Plan also provides that the maximum amount of compensation that may be paid to any single non-employee director in any single fiscal year (including awards under the 2018 Plan, determined based on the fair market value of such award as of the grant date, as well as retainer fees) shall not exceed $750,000. Each share with respect to which an option or stock-settled stock appreciation right is granted under the 2018 Plan will reduce the aggregate number of shares that may be delivered under the 2018 Plan by one share, and each share with respect to which any other award denominated in shares is granted under the 2018 Plan will reduce the aggregate number of shares that may be delivered under the 2018 Plan by four shares.

The number of shares authorized for issuance in connection with the granting of awards under the plan and the individual limitations described above are subject to adjustment as provided for in the 2018 Plan. All shares available for granting awards in any year that are not used will be available for use in subsequent years.

If any shares subject to any award under the 2013 LTIP, under the 2009 LTIP (the “2009 LTIP”) or the Company’s 2001 Long-Term Incentive Plan (the “2001 LTIP”) or the 2018 Plan are forfeited or cancelled, or if any such award terminates without the delivery of shares, the shares previously used or reserved for such awards will be available for future awards under the 2018 Plan. The following shares will not, however, be available for future awards: (i) shares tendered in payment of the exercise price of a stock option in connection with a “net exercise” arrangement; (ii) shares withheld by the Company to settle tax withholding obligations in connection with the vesting of the underlying award; and (iii) shares repurchased by the Company with the proceeds realized by the Company in connection with any repurchase program, whether using proceeds from the exercise of a stock option, SAR or otherwise.

If another company is acquired by the Company or an affiliate of the Company, any awards made and any of the Company’s shares delivered upon assumption of or in substitution for outstanding grants made by the acquired company will not decrease the number of shares available for grants under the 2018 Plan.

Plan Administration

The 2018 Plan is administered by the Compensation and Talent Development Committee of the Board (the “Compensation Committee”), which is constituted in compliance with applicable rules and regulations issued under the federal securities laws and the Code (see the description of the Compensation Committee on page 9). The Compensation Committee may select eligible participants to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Compensation Committee’s determinations and interpretations under the 2018 Plan will be binding on all interested parties. The Compensation Committee may delegate to officers or managers of the Company certain authority with respect to the granting, cancellation and modification of awards other than awards to executive officers of the Company. Notwithstanding the foregoing, unless otherwise determined by the Board, the Corporate Governance Committee will be responsible for making recommendations to the Board with respect to grants to non-employee directors.

Amendment; Termination

The Board may amend, suspend or terminate the 2018 Plan or any award under the 2018 Plan, including amendments that might increase the cost of the 2018 Plan to the Company or impair the rights of individuals who participate in the 2018 Plan, provided that shareholder approval must generally be obtained for any amendment that would increase the number of shares available for awards or permit the granting of options, SARs or Other Stock-Based Awards including rights to purchase shares at prices below fair market value at the date of the grant of the award, or to the extent that any such amendment would otherwise require approval of the shareholders pursuant to the applicable national securities exchange upon which the Company’s shares are traded or quoted. Further, the Board will need to seek shareholder approval in order to increase the $750,000 annual compensation limitation established with respect to non-employee directors.

No grants will be made under the 2018 Plan more than 10 years after the date on which the 2018 Plan becomes effective, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2018 Plan.

Eligibility

Awards may be made under the 2018 Plan to any employee, consultant or non-employee director of the Company or of any affiliate; provided that ISOs may only be granted to employees of the Company. Currently, there are approximately 395 individuals who would be eligible to participate in the 2018 Plan, subject to any necessary approvals by the Compensation Committee, which includes 385 employees and ten non-employee directors. An individual’s eligibility for participation in the 2018 Plan is determined at the time the award is approved or made.

Terms and Conditions of Options

An award of stock options entitles a participant to purchase a specified number of shares during a specified term (not longer than ten years from the date of grant) at a fixed price, affording the participant an opportunity to benefit from appreciation in the market price of the Company’s common stock from the date of grant. Stock options will vest and become exercisable over the exercise period established by the Compensation Committee in the award document. The Compensation Committee may accelerate the exercisability of outstanding stock options at such times and under such circumstances as it deems appropriate. Subject to certain exceptions under the 2018 Plan, stock options are exercisable during a grantee’s lifetime only by the grantee. In addition, ISOs awarded under the 2018 Plan must comply with the requirements of Section 422 of the Code.

The stock option exercise price will be as determined by the Compensation Committee, provided that the exercise price may not be less than the fair market value of the Company’s common stock on the date of grant. The exercise price may be fully paid in cash or, as the Compensation Committee may determine, by delivery of the Company’s common stock previously owned by the grantee equal in value to the exercise price, by having shares of the Company’s common stock with a value (on the date of exercise) equal to the exercise price, withheld by the Company, by such other means as may be determined by the Compensation Committee, or in any combination of the foregoing. A grantee of a stock option (and any tandem SAR) will not have the rights of a stockholder until certificates for the shares underlying the stock options are recorded in the grantee’s name.

Stock Appreciation Rights

Unless the Compensation Committee determines otherwise, a participant granted a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Compensation Committee so determines in the case of a SAR granted in tandem with another award, as of the grant date of the other award), of a share of the Company’s common stock over the grant price of the SAR. Subject to the provisions of the 2018 Plan, the Compensation Committee has the right to determine the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of SARs, except that no SARs may be exercisable more than ten years from the date of grant.

Restricted Stock, RSUs and Performance Awards

An award of restricted stock is an award of the Company’s common stock that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for a restricted period of time determined by the Compensation Committee. The Compensation Committee may also impose such other restrictions and conditions on the award as it deems appropriate, including on the right to vote shares of restricted stock and to receive dividends. The Compensation Committee may provide that the restrictions will lapse separately or in combination, in installments or otherwise, as it deems appropriate. Restricted stock units (including any performance awards denominated in units) may provide that upon vesting the grantee will receive cash, stock, other securities, other awards, other property, or any combination thereof, as the Compensation Committee shall determine. Performance awards shall be payable (or exercisable) based upon the achievement of such performance goals during such performance periods as the Compensation Committee shall establish. Shares granted as performance awards are shares of the Company’s common stock that are subject to restrictions based upon the attainment of performance objectives established by the Compensation Committee. Performance objectives applicable to performance awards may be based on various financial measures of the Company’s (or its applicable subsidiary’s, affiliate’s, division’s, department’s, or unit’s) performance, upon cost targets, reductions or savings, upon strategic business criteria, or upon a grantee’s attainment of specific objectives set by the Company for that grantee’s performance. Restricted stock, RSUs and performance awards are all subject to a risk of forfeiture upon certain kinds of employment terminations, as determined by the Compensation Committee.

Upon the award of restricted stock or shares granted as performance awards, the grantee will have the rights of a stockholder with respect to the shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the grantee’s award document. An award of RSUs does not confer stockholder rights on the grantee, other than dividend rights (if applicable), during the specified restricted period. Any dividend rights applicable to restricted stock will not vest unless and until the conditions and restrictions generally applicable to the underlying restricted shares have been satisfied.

Dividend Equivalents

Dividend equivalents represent rights to receive payments equivalent to dividends or interest with respect to a specified number of shares. Dividend equivalents credited in respect of restricted stock, RSUs, or a performance award will vest (or be forfeited) at the same time as the underlying award to which they relate. Under the 2018 Plan, dividend equivalents are prohibited for awards in connection with stock options or SARs.

Other Stock-Based Awards

Other Stock-Based Awards are other awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of the Company’s common stock.

Change in Control

Generally, unless a “Replacement Award” (as defined in the 2018 Plan) is provided to the applicable participant, in the event of a Change in Control, unless otherwise provided in an applicable individual agreement, each then-outstanding option and SAR will become fully vested and exercisable and the restrictions applicable to each outstanding award of restricted stock and each RSU, performance award, dividend equivalent and Other Stock-Based Award will lapse and the awards will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting).

Upon the termination of the employment of a participant who holds Replacement Awards (i) by the participant for “Good Reason” (as defined in the 2018 Plan), (ii) by the Company without “Cause” (as defined in the 2018 Plan), or (iii) due to the participant’s death, “Disability” (as defined in the 2108 Plan) or “Retirement” (as defined in the 2018 Plan), in any case during the period of two years after a Change in Control, (1) all Replacement Awards held by the participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (2) all options and SARs held by the participant immediately before such termination of employment that the participant also held as of the date of the Change in Control or that constitute Replacement Awards will remain exercisable for a period of three years following such termination of employment or until the expiration of the stated term of such option or SAR, whichever period is shorter (subject to any longer period of exercisability that may be provided in the applicable award agreement).

Restrictions on Transfer

Awards are generally not transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Compensation Committee may, however, grant non-qualified stock options that are transferable to the grantee’s immediate family members or to trusts or partnerships for such family members.

Adjustment

The Compensation Committee may adjust the number and type of shares that may be made the subject of new awards or are then subject to outstanding awards and other award terms, and in the event of a stock split, stock dividend or other extraordinary corporate event may provide for a cash payment to a participant relating to an outstanding award, or may adjust the number and type of shares which may be subject to ISOs and which are subject to the three year, per-participant limitations on options and SARs, in the event of a stock split, stock dividend, or other extraordinary corporate event. The Compensation Committee is also authorized, for similar purposes, to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles. Other than in connection with the foregoing extraordinary corporate events, however, outstanding awards may not be amended to reduce the purchase price per share purchasable under a stock option or the grant price of SARs, or to cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with a purchase price per share or grant price, as applicable, that is less than the purchase price per share or grant price of the original stock options or SARs, as applicable, without shareholder approval.

Detrimental Activity and Clawback

The Compensation Committee may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions as may be determined by the Compensation Committee from time to time, if a participant, during his or her employment or other service with us or a subsidiary engages in activity detrimental to the Company. In addition, the Compensation Committee may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Compensation Committee or under Section 10D of the Exchange Act, as amended, or any applicable rules or regulations of the SEC or any national securities exchange or national securities association on which our common stock may be traded.

Certain Federal Income Tax Considerations

THE FOLLOWING DISCUSSION OF CERTAIN RELEVANT FEDERAL INCOME TAX EFFECTS APPLICABLE TO AWARDS GRANTED UNDER THE 2018 PLAN IS A SUMMARY ONLY, AND REFERENCE IS MADE TO THE INTERNAL REVENUE CODE AND REGULATIONS PROMULGATED THEREUNDER FOR A COMPLETE STATEMENT OF ALL RELEVANT FEDERAL TAX PROVISIONS. HOLDERS OF AWARDS SHOULD CONSULT THEIR TAX ADVISORS BEFORE REALIZATION OF ANY SUCH AWARDS, AND HOLDERS OF THE COMPANY’S COMMON STOCK PURSUANT TO AWARDS SHOULD CONSULT THEIR TAX ADVISORS BEFORE DISPOSING OF ANY SUCH SHARES. SECTION 16 INDIVIDUALS SHOULD NOTE THAT SOMEWHAT DIFFERENT RULES THAN THOSE DESCRIBED BELOW MAY APPLY TO THEM. THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES.

Under current federal income tax laws, awards under the 2018 Plan will generally have the following tax consequences:

The grant of a stock option or SAR under the 2018 Plan will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply. Upon exercise of an option other than an ISO, a participant generally will recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant generally will recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in only capital gain or loss. Other awards under the 2018 Plan, including non-qualified options and SARs, generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other property, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other property. Subject to any applicable deduction limitations provided for under the Code, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, SAR, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2018 Plan. Different tax rules may apply to specific participants and transactions under the 2018 Plan.

2018 Plan Benefits

As discussed on page 22 above, the Company’s long-term incentive programs generally include time-vesting stock options and RSUs, most of which are granted in December of each year, and performance awards that are typically granted during the first quarter of each year with a three year measurement period.

The Company does not anticipate granting any performance awards under the 2018 Plan during 2018. The number of stock options and time vesting RSUs that will be granted under the 2018 Plan during 2018 are not yet determinable. Grants of stock options and time vesting RSUs issued to the individuals named in the Summary Compensation Table under our 2013 LTIP during 2017 are set forth in columns j and i of the Grant of Plan Based Awards Table on page 35. The performance awards issued under the 2013 LTIP to our named executive officer during 2017 are reflected in columns f-h of the Grants of Plan-Based Awards Table on page 35. The awards issued under the 2013 LTIP to all current executive officers as a group, all current non-employee directors as a group and all employees (not including executive officers) as a group during 2017 are as follows:

Stock Option and RSU Grants

	Options	RSUs
All current executive officers as a group	190,278	47,985
All current non-employee directors as a group	0	0
All employees (not including executive officers) as a group	1,000,968	256,991

Non-employee directors are not eligible to participate in the 2013 Plan. Instead, non-employee directors participate in the Restricted Stock Unit Plan for Non-Employee Directors (the “Director’s RSU Plan”), pursuant to which non-employee directors are eligible to receive Restricted Stock Unit Awards pursuant to which distributions on vesting are made solely in cash. The number of Restricted Stock Units awarded to each of the non-employee directors under the Director’s RSU Plan during 2017 is set forth in the Director Equity Award table on page 12. Under the 2018 Plan, the Company would have the flexibility to award non-employee directors Restricted Stock Units pursuant to which distributions would be made in the form of company common stock, or to grant other equity-based compensation to non-employee directors.

Equity Compensation Plan Information

Compensation plans under which the Company’s equity securities are authorized for issuance at December 30, 2017 follow:

	(A)	(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options and stock awards	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	8,419,930 (1)	$102.56 (2)	4,272,276	(3)
Equity compensation plans not approved by security holders (4)	—	—	—
Total	8,419,930	$102.56	4,272,276	(3)

(1)

Consists of 6,561,404 shares underlying outstanding stock options (whether vested or unvested) with a weighted average exercise price of $102.56 and a weighted average term of 6.63 years; 1,777,588 shares underlying time-vesting RSUs that have not yet vested and the maximum number of shares that will be issued pursuant to outstanding long-term performance awards if all established goals are met; and 80,938 of shares earned but related to which participants elected deferral of delivery. All stock-based compensation plans are discussed in Note J, Capital Stock, of the Notes to the Consolidated Financial Statements in Item 8 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017.

(2)

There is no cost to the recipient for shares issued pursuant to time-vesting RSUs or long-term performance awards. Because there is no strike price applicable to these stock awards they are excluded from the weighted-average exercise price which pertains solely to outstanding stock options.

(3)

Consists of 1,745,939 shares available for purchase under the employee stock purchase plan (“ESPP”) at the election of employees and 2,526,337 securities available for future grants by the board of directors under stock-based compensation plans.

(4)

U.S. employees are eligible to contribute from 1% to 25% of their salary to a qualified tax deferred savings plan as described in the Employee Stock Ownership Plan (“ESOP”) section of Note L, Employee Benefit Plans, of the Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017. The Company contributes an amount equal to one half of the employee contribution up to the first 7% of salary. There is a non-qualified tax deferred savings plan for highly compensated salaried employees which mirrors the qualified plan provisions, but was not specifically approved by security holders. Eligible highly compensated salaried U.S. employees are eligible to contribute from 1% to 50% of their salary to the non-qualified tax deferred savings plan. The same matching arrangement was provided for highly compensated salaried employees in the non-qualified plan, to the extent the match was not fully met in the qualified plan, except that the arrangement for these employees is outside of the ESOP, and is not funded in advance of distributions. For both qualified and non-qualified plans, the investment of the employee’s contribution and the Company’s contribution is controlled by the employee and may include an election to invest in Company stock. Shares of the Company’s common stock may be issued at the time of a distribution from the qualified plan. The number of securities remaining available for issuance under the plans at December 30, 2017 is not determinable, since the plans do not authorize a maximum number of securities.

Consistent with its usual practice, the Company granted long-term performance awards to its executive officers and other eligible employees on February 27, 2018. The threshold, target and maximum number of shares that have been approved for issuance to each of the officers identified in the Summary Compensation Table, all current executive officers as a group, all current non-employee directors as a group and all employees (not including executive officers) as a group are as follows:

February 27, 2018 Performance Award Grants pursuant to 2013 Long Term Incentive Plan

	Threshold	Target	Maximum
James M. Loree*	12,292	24,584	49,168
Donald Allan	3,330	6,660	13,320
Jeffery D. Ansell	3,330	6,660	13,320
Janet M. Link	1,592	3,185	6,369
John H. Wyatt	1,914	3,828	7,655
All current executive officers as a group	25,398	50,796	101,590
All current non-employee directors as a group	0	0	0
All employees (not including executive officers) as a group	20,868	41,742	83,479

*

Mr. Loree’s Award is to have a grant date fair value at target of approximately $4,000,000, rounded up to the nearest share. As the accounting values were not finally determined when this Proxy Statement was printed, the shares in the table for Mr. Loree’s grant were estimated.

Vote

As long as holders representing at least a majority of the shares of the Company’s common stock outstanding as of February 16, 2018 are present at the Annual Meeting in person or by proxy, the proposal to adopt the 2018 Plan will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast against that proposal.

The Board of Directors Recommends a Vote “FOR” Approval of the Adoption of the 2018 Plan. In connection with approving the 2018 Plan, shareholders are being asked to ratify the Non-Employee Director Compensation Limitation. By voting “FOR” approval of the 2018 Plan, you will be deemed to have also ratified the Non-Employee Director Compensation Limitation.

ITEM 3—ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act, and in accordance with the results of the 2017 shareholder advisory vote regarding the frequency of the advisory vote on compensation of our named executive officers, we are asking you to vote on a non-binding, advisory basis on the following resolution at the 2018 Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related narratives and descriptions appearing on pages 15 to 51 of the Company’s Proxy Statement for the 2018 Annual Meeting.

This advisory vote, commonly known as a “Say on Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this Proxy Statement. You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution. At the 2017 Annual Meeting, a majority of the Company’s shareholders voted in favor of holding a Say on Pay advisory vote on an annual basis, and, in light of this vote, the Board adopted a policy of holding Say on Pay votes annually. Therefore, unless our Board determines otherwise, we will continue to hold Say on Pay votes on an annual basis.

Before you vote, please review the Compensation Discussion and Analysis and the tabular and narrative disclosure that follows it. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee.

We believe you should vote “FOR” our named executive officer compensation program, which we have designed to (1) promote our long-term vision, (2) strengthen the alignment among executive pay, performance and strategy, and (3) encourage our executives to deliver investment returns in line with our shareholders’ expectations. Here are the highlights of our 2017 named executive officer pay programs:

●	Company Performance in 2017: Company performance in 2017, as discussed in more detail in our January 24, 2018 earnings release, was as follows:
	●	revenues totaled $12.7 billion, up 12% from 2016;
	●	organic growth was 7%;
	●	diluted GAAP earnings per share was $8.04, up 23.5% from 2016;
	●	full year operating margin rate was 14.1%; and
	●	free cash flow conversion was approximately 100%.

●

We Delivered Strong Shareholder Return in 2017: We attained double-digit total shareholder return of 50% in 2017 and recorded three-year annualized total shareholder return of 84%. The closing price of a share of Company common stock at the end of our 2017 fiscal year was $169.69—an increase of 48% from the end of our 2016 fiscal year, and a 59% increase from the end of our 2015 fiscal year.

●

The Board’s Responsiveness to Shareholders Resulted in a 92.8% Approval in Last Year’s Say on Pay Vote: The Board has reviewed current views on corporate governance “best practices” and considered the strong shareholder support for our programs as evidenced by last year’s “Say on Pay” vote and determined that our executive compensation programs are designed to reward pay for performance.

●

Long-Term Performance Targets are Aggressive: Our record over the last five years shows that performance targets for our long-term performance award programs are not easily achievable, as evidenced by the fact that none of our programs have paid out at maximum over the last five years.

●

Pay for Performance Alignment is Strong: When measured against our peers, our executive compensation programs demonstrate strong alignment between executive pay and Company performance. To minimize incentives to achieve short term goals at long-term cost, our incentive programs for our named executive officers, and others, place a greater emphasis on, and provide greater rewards for, achievement of long-term goals. In the most recently available three-year period (2014 – 2016), when our TSR and composite financial performance relative to our Compensation Peer Group were at the 89th and 67th percentiles respectively, CEO realizable pay was at the 78th percentile in our Compensation Peer Group.

●

Target Compensation for our Named Executive Officers Reflects Market Conditions: We regularly benchmark our compensation program against market norms. Total compensation opportunity for our named executive officers is targeted to and reasonably aligned with the median percentile of our peer group.

For these reasons, the Board of Directors recommends that shareholders vote FOR the approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narratives and descriptions in this Proxy Statement.

The result of the Say on Pay vote will not be binding on the Company or our Board. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering named executive compensation arrangements for future years.

ITEM 4—APPROVAL OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

Subject to the action of the shareholders at the Annual Meeting, the Board of Directors, on recommendation of the Audit Committee, has appointed Ernst & Young LLP (“Ernst & Young”) as the registered independent public accounting firm to audit the financial statements of the Company for the current fiscal year. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other auditors for the subsequent year. Because it is difficult and not cost effective to make any change in independent registered public accounting firms so far into the year, the appointment of Ernst & Young would probably be continued for 2018 unless the Audit Committee or the Board of Directors finds additional good reason for making an immediate change. Ernst & Young and predecessor firms have been the Company’s auditors since 1932. The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as the Company’s independent auditor is in the best interests of the Company and its investors. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR approval of the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2018 fiscal year.

Fees of Independent Auditors

General. In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for 2017, the Company retained Ernst & Young and other accounting and consulting firms to provide advisory, auditing and consulting services in 2017. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally subject to a specific budget amount. With respect to non-audit services, the Audit Committee will consider and, if appropriate, give pre-approval to specific sub-categories of such services with related budget amounts. The Audit Committee may delegate pre-approval authority to one or more of its members. Ernst & Young and management are required to periodically report to the full Audit Committee regarding the extent of services provided by Ernst & Young in accordance with the Audit Committee’s policies. All of the fees paid to Ernst & Young under the categories “audit-related,” “tax services,” and “other services” were pre-approved by the Audit Committee. The aggregate fees billed to the Company by Ernst & Young for professional services in 2016 and 2017 were as follows:

Audit Fees. The aggregate fees billed by Ernst & Young to the Company for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services rendered in connection with statutory audits for 2016 and 2017 were $13,155,000 and approximately $14,964,000, respectively.

Audit Related Fees. The aggregate fees billed by Ernst & Young to the Company in 2016 and 2017 for professional services rendered for assurance and related services that are reasonably related to the performance of the audit of the Company’s annual financial statements were $736,000 and approximately $1,143,000, respectively. Audit related services generally include fees for audits of companies acquired and sold, pension audits, accounting related consultations, and filings with the Securities and Exchange Commission.

Tax Fees. The aggregate fees billed by Ernst & Young to the Company in 2016 and 2017 for professional services rendered for tax compliance, tax advice and tax planning were $4,878,000 and approximately $4,476,000, respectively. Tax services include domestic and foreign tax compliance and consulting.

All Other Fees. Ernst & Young did not bill the Company for any fees for services other than audit services, audit related services and tax services in 2016 or 2017.

VOTING INFORMATION

Only shareholders of record as of February 16, 2018 are entitled to vote

The Company has only one class of shares outstanding. Only shareholders of record at the close of business on February 16, 2018, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the Annual Meeting. On the record date, 154,111,091 shares of common stock, $2.50 par value, were outstanding and entitled to vote. On all matters voted upon at the Annual Meeting and any adjournment or postponement thereof, the holders of the common stock vote together as a single class, with each record holder of common stock entitled to one vote per share.

A majority of the votes entitled to be cast on a matter must be represented for a vote to be taken.

In order to have a quorum, a majority of the votes entitled to be cast on a matter must be represented in person or by proxy at the Annual Meeting. If a quorum is not present, a majority of shares that are represented may postpone the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present.

Vote required for approval

As long as holders representing at least a majority of the shares of Company common stock outstanding as of February 16, 2018 are present at the Annual Meeting in person or by proxy:

Because the election of directors is uncontested, the term of a nominee who receives more votes “against” than “for” election will end on the earlier of (i) ninety (90) days from the date on which the voting results are determined, or (ii) the date on which the Board selects an individual to fill the office held by such director. The Board (excluding such nominee) may select any qualified individual to fill the office held by a director who receives more votes “against” than “for” election. A properly executed proxy marked “abstain” as to any director will not be voted in connection with the election of that director.

The following matters will be approved if the number of votes cast in favor of such proposal exceeds the number of votes cast against that proposal:

●	the Company’s 2018 Plan,
●	the compensation of the Company’s named executive officers (on an advisory basis), and
●	the proposal to appoint Ernst & Young LLP as the registered independent public accounting firm for the 2018 fiscal year will be approved.

Voting your shares registered in your name or held in “street name”

The Board of Directors of the Company is soliciting proxies from the shareholders of the Company. This will give you the opportunity to vote at the Annual Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

Shareholders of record may vote by any one of the following methods:

(1)	GO TO THE WEBSITE: www.envisionreports.com/SWK to vote over the Internet anytime up to 7:00 a.m. EDT on April 19, 2018, and follow the instructions provided on that site.
(2)	CALL 1-800-652-8683 from the US or Canada (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EDT on April 19, 2018, and follow the instructions provided in the recorded message.
(3)

COMPLETE, SIGN, DATE AND MAIL your proxy card in the postage-prepaid envelope provided. Your proxy card must be received by Computershare Investor Services, LLC,the Company’s transfer agent, prior to the commencement of the Annual Meeting at 9:30 a.m. EDT on April 19, 2018, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your proxy card.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

Voting your shares held in the Stanley Black & Decker Retirement Account Plan (formerly the Stanley Account Value Plan)

If you hold shares in the Company through the Stanley Black & Decker Retirement Account Plan (the “401(k) Plan”), you can instruct the trustee, Wells Fargo Bank, N.A., in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by one of the following three methods:

(1)	GO TO THE WEBSITE: www.envisionreports.com/SWK to vote over the Internet anytime up to 7:00 a.m. EDT on April 17, 2018, and follow the instructions provided on that site.
(2)	CALL 1-800-652-8683 from the US or Canada (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EDT on April 17, 2018, and follow the instructions provided in the recorded message.
(3)

COMPLETE, SIGN, DATE AND MAIL your instruction card in the enclosed postage-prepaid envelope. Your instruction card must be received by Computershare Investor Services, LLC, the Company’s transfer agent, no later than 7:00 a.m. EDT on April 17, 2018, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the Annual Meeting.

In addition, because only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares personally at the Annual Meeting.

Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

If you are a participant (or beneficiary of a deceased participant) in the 401(k) Plan and you also own other shares of common stock outside of your 401(k) Plan account, you should receive a voting card for shares credited to your account in the 401(k) Plan, a separate voting instruction card if you are a record holder of additional shares of Company common stock, and a voting instruction card if you hold additional shares of Company common stock through a broker, bank or other nominee. You must vote shares that you hold as a shareholder of record, shares that you hold through a broker, bank or other nominee, and shares that are allocated to your 401(k) Plan account separately in accordance with each of the proxy cards and voting instruction cards you receive with respect to your shares of Company common stock in order to ensure that all of your shares are voted in accordance with your wishes.

Changing your vote by revoking your proxy

If you have shares registered in your own name:

If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:

●

First, you may send a written notice to the Company’s transfer agent, Computershare Investor Services, LLC at 7600 Grant Street, Burr Ridge, IL 60527-7275, stating that you would like to revoke your proxy. This notice must be received prior to commencement of the Annual Meeting at 9:30 a.m. on April 19, 2018.

●

Second, you may complete and submit a new later-dated proxy by any of the methods described above under “Voting your shares registered in your name or held in ‘street name’.” The latest dated proxy actually received by the Company in accordance with the instructions for voting set forth in this Proxy Statement prior to the Annual Meeting will be the one that is counted, and all earlier proxies will be revoked.

●	Third, you may attend the Annual Meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.

If a broker holds your shares in “street name:”

If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.

If you are a 401(k) Plan holder:

There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:

●

First, you may send a written notice to the Company’s transfer agent, Computershare Investor Services, LLC at 7600 Grant Street, Burr Ridge, IL 60527-7275, stating that you would like to revoke your instructions to Wells Fargo Bank, N.A., the trustee for the 401(k) Plan. This written notice must be received no later than 7:00 a.m. EDT on April 17, 2018, in order to revoke your prior instructions.

●

Second, you may submit new voting instructions under any one of the methods described above under “Voting your shares held in the Stanley Black & Decker Retirement Account Plan.” The latest dated instructions actually received by Wells Fargo Bank, N.A., the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this Proxy Statement, will be the ones that are counted, and all earlier instructions will be revoked.

How proxies are counted

Shares of the common stock represented by proxies received by the Company (whether through the return of a proxy card, by telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted as follows:

●	“FOR” the election of all nominees for the Board of Directors,
●	“FOR” the approval of the 2018 Omnibus Award Plan,
●	“FOR” the approval, on an advisory basis, of the compensation of named executive officers, and
●	“FOR” the ratification of the appointment of Ernst & Young LLP as the registered independent public accounting firm for the 2018 fiscal year.

A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting.

A properly executed proxy marked ABSTAIN will not be voted. However, it may be counted to determine whether there is a quorum present at the Annual Meeting.

If the shares you own are held in “street name” by a broker or other nominee entity, and you provide instructions to the broker or nominee as to how to vote your shares, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions. Under the New York Stock Exchange rules, certain proposals, such as the ratification of the appointment of the Company’s independent auditors, are considered “routine” matters and brokers and other nominee entities generally may vote on such matters on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” matters, brokers and other nominee entities may not vote unless they have received voting instructions from the beneficial owner. “Non-routine” matters include the election of directors, the approval of the Company’s 2018 Omnibus Award Plan, and the “say on pay” advisory vote.

A “broker non-vote” occurs when a broker or other nominee entity does not vote on a particular proposal because it does not have authority under the New York Stock Exchange rules to vote on that particular proposal without receiving voting instructions from the beneficial owner.

Broker non-votes will not be counted with respect to the matters to be acted upon but will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

If you hold shares in the Company through the 401(k) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

Confidential Voting

All proxies, ballots and tabulations of shareholders will be kept confidential, except where mandated by law and other limited circumstances.

For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential.

Solicitation of Proxies

Your proxy is solicited on behalf of the Board of Directors. The Company will pay all of the expenses of the solicitation. In addition to the distribution of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. The Company has retained D.F. King & Co. to aid in the solicitation of proxies. The Company expects the additional expense of D.F. King’s assistance to be approximately $13,000. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to deliver proxy materials to beneficial owners. The Company will, upon request, reimburse these institutions for their reasonable expenses in delivering proxies and proxy material to beneficial owners. A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission for its latest fiscal year is available without charge to shareholders at http://www.edocumentview.com/SWK or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Householding

In order to reduce printing and mailing costs and associated fees, the Company may deliver a single copy of this Proxy Statement and the Annual Report to multiple shareholders who share the same address in accordance with the Securities and Exchange Commission’s householding procedures. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon request, the Company will promptly deliver a copy of this Proxy Statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of these documents. To obtain a copy, shareholders may call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 735-3107, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attn: Investor Relations.

Shareholders who currently receive multiple copies of the Proxy Statement and Annual Report, or Notice Regarding the Availability of Proxy Materials, at one address and would like to request “householding” of their communications in future should contact their broker, call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 735-3107, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attn: Investor Relations.

Shareholder Proposals for the 2019 Annual Meeting

Shareholder proposals, submitted pursuant to Rule 14a-8 of the Exchange Act, intended to be presented at the Company’s 2019 Annual Meeting must be received by the Secretary not later than November 9, 2018 for inclusion in the Proxy Statement and form of proxy relating to such meeting. A shareholder who otherwise intends to present business at the Company’s 2019 Annual Meeting must comply with the Company’s Bylaws, which state, among other things, that to properly bring business before an annual meeting, a shareholder must give notice to the Secretary in proper written form not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Proxy Statement was first distributed relating to the immediately preceding Annual Meeting of Shareholders. Thus, a notice of a shareholder proposal for the 2019 Annual Meeting, submitted other than pursuant to Rule 14a-8, will not be timely if received by the Secretary before November 9, 2018 or after December 9, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Due to administrative oversight, one grant of stock options and one grant of restricted stock units to each of Joseph Voelker and Bruce H. Beatt were reported two days late during the first quarter of 2017. Enhanced controls and procedures the Company put in place with respect to Section 16(a) filings during 2017 include both a quarterly review of filings and an annual reconciliation of reports filed to data provided to the Company by its directors and executive officers or otherwise available to the Company regarding their shareholdings. Based on the information provided to the Company for this process, no other required Section 16(a) filings were filed late during 2017.

Questions

If you have questions about this proxy solicitation or voting, please call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 735-3107, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

For the Board of Directors

Janet M. Link
Secretary

Exhibit A

The Stanley Black & Decker 2018 Omnibus Award Plan

Section 1. Purpose

The purposes of this Stanley Black & Decker 2018 Omnibus Award Plan (the “Plan”) are to encourage selected employees, consultants, and non-employee directors of Stanley Black & Decker, Inc. (together with any successor thereto, the “Company”) or any of its Affiliates to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)

“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c)	“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan. An Award Agreement may be in an electronic medium.

(d)	“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” shall mean the Compensation and Talent Development Committee of the Board.

(g)	“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(h)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(i)

“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, the average of the high and the low price of a Share as quoted on the New York Stock Exchange Composite Tape on the date as of which fair market value is to be determined (or if not then trading on the New York Stock Exchange, on the securities exchange or over-the-counter market on which the Shares are principally trading on such date) or, if there is no trading of Shares on such date, the average of the high and the low price on the next preceding date on which there was such trading. In the event that there is no public market for Shares on the date as of which fair market value is to be determined, the fair market value of Shares shall be as determined in good faith by the Committee.

(j)

“Immediate family members” of a Participant shall mean the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece,nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

(k)

“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(l)	“Non-Employee Director” shall mean any non-employee director of the Company or of any Affiliate.

(m)	“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(n)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option, as applicable.

(o)	“Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(p)

“Participant” shall mean any employee of, or consultant to, the Company or any Affiliate who is designated by the Committee to be granted an Award under the Plan and any Non-Employee Director of the Company who is designated by the Corporate Governance Committee to be granted an Award under the Plan.

(q)	“Performance Award” shall mean any Award granted under Section 6(d) of the Plan.

(r)	“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(s)	“Prior Plans” shall mean the 2001 Plan, the 2009 Plan, and the 2013 Plan, collectively.

(t)	“Released Securities” shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

(u)	“Restricted Securities” shall mean securities covered by Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(v)	“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(w)	“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan.

(x)

“Shares” shall mean shares of the common stock of the Company,par value $2.50 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(y)	“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(z)	“2001 Plan” shall mean the Company’s 2001 Long-Term Incentive Plan.

(aa)	“2009 Plan” shall mean the Company’s 2009 Long-Term Incentive Plan.

(bb)	“2013 Plan” shall mean the Company’s 2013 Long-Term Incentive Plan.

Section 3. Administration

Except as otherwise provided herein, the Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or cancelled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine in accordance with the requirements of Section 409A of the Code whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. All elective deferrals permitted pursuant to this Section 3 shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code. The Committee may credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Shares.

       Notwithstanding the foregoing, unless otherwise determined by the Board, the Corporate Governance Committee of the Board shall be responsible for recommending to the Board grants of Awards to Non-Employee Directors (including any Award Agreements applicable to such Awards).

Section 4. Shares Available for Awards

(a)	Shares Available. Subject, in each case, to adjustment as provided in Section 4(b):

(i)

Calculation of Number of Shares Available. The aggregate number of Shares authorized to be issued in connection with the granting of Awards under the Plan shall not exceed 16,750,000, plus any Shares that become available for Awards in accordance with Section 4(a)(ii) of the Plan. Notwithstanding the foregoing, (A) no more than 1,000,000 Shares shall be cumulatively available for delivery pursuant to the exercise of Incentive Stock Options, (B) the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any single Participant in any single fiscal year shall not exceed 4,000,000 Shares, and (C) notwithstanding any plan or program of the Company to the contrary, the maximum amount of compensation that may be paid to any single Non-Employee Director in any single fiscal year (including Awards under the Plan, determined based on the fair market value of such Award as of the grant date, as well as retainer fees) shall not exceed $750,000. In the case of any Awards granted under the Plan, (x) each Share with respect to which an Option or stock-settled Stock Appreciation Right is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one Share and (y) each share with respect to which any other Award denominated in Shares is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by 4.0 Shares.

(ii)

Following the date on which the shareholders approve the Plan,no further awards shall be granted under any Prior Plans, except that, if Shares covered by an Award granted under the Plan or by an award granted under the 2013 Plan, the 2009 Plan or the 2001 Plan, or to which such an Award or award relates, are forfeited or cancelled, or if an Award or award otherwise terminates without the delivery of Shares, then the Shares covered by such Award or award, or to which such Award or award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award or award, to the extent of any such forfeiture, cancellation or termination, shall again be, or shall become available for, granting Awards under the Plan. For the avoidance of doubt, any Shares which (1) are tendered to or withheld by the Company to satisfy payment of applicable tax withholding requirements in connection with the vesting or delivery of an Award, (2) are withheld by the Company upon exercise of an Option pursuant to a “net exercise” arrangement, or (3) underlie a Stock Appreciation Right that is settled in Shares, shall not again be made available for Awards under the Plan. Further, Shares that are purchased by the Company in the open market pursuant to any repurchase plan or program, whether using Option proceeds or otherwise, shall not be made available for grants of Awards under the Plan.

(iii)	Accounting for Awards. For purposes of this Section 4,

(A)

if an Award (other than a Dividend Equivalent) is denominated or settled in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; for the avoidance of doubt, any Award that by its terms is to be settled solely in cash shall not be counted against the aggregate number of Shares available for granting Awards under the Plan, and

(B)

Dividend Equivalents shall be counted against the aggregate number of Shares available for granting Awards under the Plan, if at all, only in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the 2013 Plan, the 2009 Plan or the 2001 Plan may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under the Plan.

(iv)	Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or any other Shares.

(b)

Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation split-up, spin-off, combination repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the number and type of Shares (or other securities or property) specified as the annual per-participant limitation under Section 4(a), and (iv) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however,that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 5. Eligibility

Any employee of (including any officer of), or consultant to, the Company or of any Affiliate and any Non-Employee Director of the Company shall be eligible to be designated a Participant.

Section 6. Awards

(a)

Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee may determine:

(i)

Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option (or, if the Committee so determines, in the case of any Option retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

(ii)	Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(iii)

Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Without limiting the generality of the foregoing, and unless otherwise set forth in the Participant’s Award Agreement, such payment may be made: (A) in cash, or its equivalent, (B) subject to such rules as may be established by the Committee and subject to applicable law, (i) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months), or (ii) through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, (C) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (D) by a combination of the foregoing, or (E) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the fair market value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.

(iv)

Incentive Stock Options. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code,or any successor provision thereto, and any regulations promulgated thereunder. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days thereof.

(v)

Transferability. An Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code, and, during the Participant’s lifetime, shall be exercisable only by the Participant, except that the Committee may:

(A)	permit exercise, during the Participant’s lifetime, by the Participant’s guardian or legal representative; and

(B)

permit transfer, upon the Participant’s death, to beneficiaries designated by the Participant in a manner authorized by the Committee, provided that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from Section 16(b) of the Exchange Act and, with respect to an Incentive Stock Option, the requirements of Section 422(b)(5) of the Code; and

(C)

grant Non-Qualified Stock Options that are transferable, or amend outstanding Non-Qualified Stock Options to make them so transferable, without payment of consideration, to Immediate Family of the Participant.

(b)

Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive in cash or Shares, at the Company’s sole discretion, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided that no Stock Appreciation Right shall be exercisable more than ten years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)	Restricted Stock and Restricted Stock Units.

(i)	Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(ii)

Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions, subject to Section 6(e), may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(iii)

Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)

Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units that are, in either case, still subject to restriction, shall be forfeited and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

(v)

Restricted Stock Units. Notwithstanding anything to the contrary in the Plan or in any Award Agreement, Restricted Stock Units shall be subject to the following requirements. Unless previously forfeited, and subject to Section 10(b), Restricted Stock Units shall be settled on or before the 30th day following the earliest of (I) the applicable vesting date set forth in the Award Agreement, (II) the Participant’s death, (III) the Participant’s separation from service within the meaning of Section 409A of the Code after attaining the age of Retirement as defined below or as a result of a disability within the meaning of Section 22(e)(3) of the Code. Restricted Stock Units may be denominated or payable in cash, Shares, other securities or other property. If the Committee reasonably anticipates that making a payment in respect of Restricted Stock Units may violate Federal securities laws or other applicable law, such payment may be delayed and made in accordance with Section 409A of the Code and Section 1.409A-2(b)(7)(ii) of the Treasury Regulations thereunder.

(d)

Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.

The performance goals upon which the payment or vesting of any Performance Awards may be based shall be determined by the Committee in its discretion, and may include, as determined in accordance with generally accepted accounting principles, where applicable: (i) pre-tax income or after-tax income; (ii) earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) net income, excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) operating income; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) return on revenues; (viii) net tangible assets (working capital plus property, plants and equipment) or return on net tangible assets (operating income divided by average net tangible assets) or working capital; (ix) cash flow, operating cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (x) total sales or sales growth, or portions thereof (such as organic sales growth); (xi) operating margin or profit margin; (xii) share price or total shareholder return; (xiii) earnings from continuing operations; (xiv) cost targets, reductions or savings, productivity or efficiencies; (xv) economic value added; and (xvi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, financial management, project management, supervision of litigation, information technology, or goals relating to acquisitions, divestitures, joint ventures or similar transactions.

Where applicable, the performance goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the subsidiary, Affiliate, division, department, business unit, region, function or other organizational unit within the Company, subsidiary or Affiliate in which the Participant is employed. The performance goals may be made relative to the performance of other companies or subsidiaries, divisions, departments, business units, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance goals themselves, all as determined by the Committee. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

The performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee, in each case subject to the terms of the Plan and the applicable Award Agreement.

(e)

Dividend Equivalents. The Committee is hereby authorized to grant to Participants Awards (other than Awards in respect of Options and Stock Appreciation Rights) under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. To the extent that Dividend Equivalents are credited in respect of any Award made under Section 6 of the Plan (including any Performance Award), such Dividend Equivalent(s) will vest (or be forfeited) at the same time as the underlying Award to which such Dividend Equivalent(s) relate. Subject to the terms of the Plan and any applicable Awards Agreement, such Awards may have such additional terms and conditions as the Committee may determine.

(f)

Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including cash, Shares, other securities, other Awards,or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted (or, if the Committee so determines, in the case of any such purchase right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

(g)	General.

(i)	No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)

Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any awards granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)

Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. The Participant (or, in the event of death, the Participant’s beneficiary or estate) may direct the sale on behalf of, or for the benefit of the Participant (or, in the event of death, the Participant’s beneficiary or estate) of some or all of the Shares delivered pursuant to an Award granted to the Participant.

(iv)

Limits on Transfer of Awards. Except as provided in Section 6(a) above regarding Options, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable,with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to Participant or for a Participant’s benefit under this Plan and Awards hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any Affiliate.

(v)

Terms of Awards. Except as otherwise specified in the Plan, the Term of each Award shall be for such period as may be determined by the Committee. Notwithstanding the foregoing, in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

(vi)

Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 7. Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)

Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any Award (and the related Award Agreement), including any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant,or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

	(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof;

	(ii)	increase the annual compensation limitation established with respect to Non-Employee Directors as set forth in Section 4(a)(i)(C) of the Plan;

(iii)

permit Options, Stock Appreciation Rights, or Other Stock-Based Awards encompassing rights to purchase Shares to be granted with per Share grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof, except to the extent permitted under Sections 4(b), 6(a), 6(b), or 6(f) hereof; or

	(iv)	otherwise require approval of the shareholders of the Company in order to comply with rules of the applicable national securities exchange upon which the Shares are traded or quoted.

(b)

Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future awards in connection with the acquisition of another business or another corporation or business entity,the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(c)

Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

(d)

Certain Adjustments of Awards Not Permitted. Except in connection with an event or transaction described in subsections (b) or (c) of this Section 7 or Section 4(b), the terms of outstanding Awards may not be amended to reduce the purchase price per Share purchasable under an Option or the grant price of Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with a purchase price per share or grant price, as applicable, that is less than the purchase price per share or grant price of the original Options or Stock Appreciation Rights, as applicable, without shareholder approval.

(e)

Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan or such Award into effect.

Section 8. General Provisions

(a)

No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)

Delegation. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, Participants who are neither (i) officers of the Company for purposes of Section 16 of the Exchange Act, nor (ii) Non-Employee Directors.

(c)

Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount determined by the Company (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Awards or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(d)

No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)

No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)

Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

(g)

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h)

No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(j)

Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k)	Construction. For purposes of the Plan, the terms “include,” “includes” and “including” shall mean such terms without limitation.

(l)

Detrimental Activity and Recapture. Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant during employment or other service with the Company or an Affiliate, engages in activity detrimental to the Company. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provision intended to have a similar effect, upon such terms and conditions as may be required by the Committee under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded.

Section 9. Change in Control

(a)

In the event of a Change in Control, unless otherwise set forth in an Award Agreement or provided in an individual severance or employment agreement to which the applicable Participant is a party, the following acceleration, exercisability and valuation provisions will apply:

(i)

The vesting of any Award that is determined to be a “Replaced Award” (as such term is defined below) will not be accelerated, and any applicable restrictions or conditions thereon will not lapse, solely as a result of the Change in Control.

(ii)

If an award meeting the requirements of Section 9(a)(iii) (a “Replacement Award”) is not provided to the Participant in accordance with Section 9(a)(iii) in order to replace or adjust such outstanding Award held by the Participant immediately prior to the Change in Control (a “Replaced Award”), then each then-outstanding Option and Stock Appreciation Right held by the Participant will become fully vested and exercisable and the restrictions applicable to each outstanding Award of Restricted Stock or Restricted Stock Units, Performance Award, Dividend Equivalent or Other Stock-Based Award held by the Participant will lapse and such Award will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting). For the avoidance of doubt, if all Awards hereunder are terminated without any Replacement Awards or Replaced Awards, then the Company or its successor in the Change in Control may terminate all Awards whose exercise price is less than or equal to the value per Share realized in connection with the Change in Control (without any consideration therefor).

(iii)

An award meets the conditions of this Section 9(a)(iii) (and hence qualifies as a Replacement Award) if (A) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (B) it has a value at least equal to the value of the Replaced Award, (C) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (E) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 9(a)(iii) are satisfied will be made by the Committee, as constituted immediately prior to the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(iv)

If the Participant terminates his or her employment for Good Reason, the Participant is involuntarily terminated by the Company or, if applicable, an Affiliate, for reasons other than for Cause, or the Participant’s employment terminates due to the Participant’s death or Disability or Retirement, as such terms are hereinafter defined, during the period of two years following a Change in Control (A) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (B) all Options and Stock Appreciation Rights held by the Participant immediately before such termination of employment that the Participant also held as of the date of the Change in Control or that constitute Replacement Awards will remain exercisable for not less than three years following such termination of employment or until the expiration of the stated term of such Option or Stock Appreciation Rights, whichever period is shorter (provided, however, that if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

(b)	For purposes of the Plan, a “Change in Control” shall be deemed to have occurred if:

(i)

any Person, as hereinafter defined, is or becomes the Beneficial Owner, as hereinafter defined, directly or indirectly, of securities of the Company, as hereinafter defined, (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below; or

(ii)

the following individuals cease for any reason to constitute a majority of the number of Board directors then serving: individuals who, on the Effective Date, constitute the Board and any new Board director (other than a Board director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company or by reason of any agreement intended to avoid or settle any election contest or solicitation of proxies or consents) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Board directors then still in office who either were Board directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(c)

Notwithstanding any provision of the Plan to the contrary, to the extent an Award shall be deemed to be vested or earned, or to the extent the restrictions applicable to an Award shall be deemed to lapse, upon the occurrence of a Change in Control and such Change in Control is not described by Section 409A(a)(2)(A)(v) of the Code, then any resulting payment permitted by this Section 9 that would be considered deferred compensation under Section 409A of the Code will instead be made to the Participant on the 30th day following the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code), (ii) the date payment otherwise would have been made in the absence of any provisions in the Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

(d)	Solely for purposes of Sections 9(b) and (d), and notwithstanding anything to the contrary in any other provision of the Plan, the following terms shall have the following meanings:

	(i)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

	(ii)	“Company” shall mean Stanley Black & Decker, Inc.;

(iii)

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; and

(e)

Unless otherwise specified in an applicable employment agreement, change in control severance agreement, change in control severance plan or award document, in each case, as may be applicable to the Participant:

	(i)	“Cause” shall mean

(A)

the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company or its Affiliates (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Participant) that has not been cured within 30 calendar days after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties, or

		(B)	the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Affiliates, monetarily or otherwise.

For purposes of clauses (A) and (B) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company.

(ii)

“Disability” shall have the meaning set forth in the applicable Award Agreement (or, if not defined in the applicable Award Agreement, shall have the meaning provided in Section 22(e)(3) of the Code, or any successor provision thereto);

	(iii)	“Good Reason” shall mean, in each case without the consent of the affected Participant:

(A)

a reduction by the Company in the Participant’s annual base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all senior officers of the Company and all senior officers of any Person in control of the Company;

(B)

the relocation of the Participant’s principal place of employment to a location more than 35 miles from the Participant’s principal place of employment immediately prior to the Change in Control or the Company’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof), except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations immediately prior to the Change in Control;

(C)

the failure by the Company to pay to the Participant any portion of the Participant’s current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, in any event within seven calendar days of the date such compensation is due.

No termination of employment shall be deemed to be for Good Reason unless (I) the applicable Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 60 days after the initial existence of the occurrence of such facts or circumstances, (II) the Company has failed to cure such facts or circumstances within 30 days after its receipt of such written notice, and (III) the effective date of the Participant’s termination of employment for Good Reason occurs no later than one year after the initial existence of the facts or circumstances constituting Good Reason.

(iv)

“Retirement” shall have the meaning set forth in the applicable Award Agreement (or, if not defined in the applicable Award Agreement, shall mean the Participant’s termination of employment with the Company and its Affiliates at or after attaining the age of 55 and completing 10 years of service).

Section 10. Compliance with Section 409A of the Code.

(a)

To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to Section 409A of the Code by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)

If at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after the Participant’s separation from service or, if earlier, on the Participant’s death.

(c)

Notwithstanding any provision of the Plan or of any Award Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Plan and any Award Agreements as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and any Award Agreements (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 11. Effective Date of the Plan

The Plan shall be effective when approved by the shareholders of the Company.

Section 12. Term of the Plan

No Award shall be granted under the Plan after the tenth anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, or adjust any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Directions to the Annual Meeting of Shareholders of Stanley Black & Decker, Inc.

JOHN F. LUNDGREN CENTER FOR LEARNING AND DEVELOPMENT
1000 Stanley Drive
New Britain, Connecticut 06053

FROM NEW YORK STATE, DANBURY, WATERBURY VIA I-84 EAST:	FROM MASSACHUSETTS OR BRADLEY AIRPORT VIA I-91 SOUTH TO I-84 WEST:

Exit #37 (Fienemann Road).
Right at stop light at end of ramp.
Right at first stop light onto Slater Road.
Approximately 1 mile to entrance for Mountain
View Corporate Park (Stanley Drive). Right into
entrance, follow driveway to the John F. Lundgren
Center for Learning and Development.

Exit #37 (Fienemann Road).
Right at stop light at end of ramp.
Right at second stop light onto Slater Road.
Approximately 1 mile to entrance for Mountain
View Corporate Park (Stanley Drive). Right into
entrance, follow driveway to the John F. Lundgren
Center for Learning and Development.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 7:00 a.m., Eastern Daylight Time, on April 19, 2018.
Vote by Internet
●	Go to www.envisionreports.com/SWK
●	Or scan the QR code with your smartphone
●	Follow the steps outlined on the secure website
Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
●	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proposals — The Board of Directors recommends you vote FOR all the nominees listed and FOR Proposals 2 - 4.
1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Andrea J. Ayers	☐	☐	☐	02 - George W. Buckley	☐	☐	☐	03 - Patrick D. Campbell	☐	☐	☐
	04 - Carlos M. Cardoso	☐	☐	☐	05 - Robert B. Coutts	☐	☐	☐	06 - Debra A. Crew	☐	☐	☐
	07 - Michael D. Hankin	☐	☐	☐	08 - James M. Loree	☐	☐	☐	09 - Marianne M. Parrs	☐	☐	☐
	10 - Robert L. Ryan	☐	☐	☐	11 - James H. Scholefield	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve 2018 Omnibus Award Plan.	☐	☐	☐	4.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2018 fiscal year.	☐	☐	☐

3.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 P C F
02R7YB

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Stanley Black & Decker, Inc.
Proxy for Annual Meeting of Shareholders

April 19, 2018

Solicited on behalf of the Board of Directors

The shareholder(s) of Stanley Black & Decker, Inc. appoint(s) George W. Buckley, James M. Loree and Carlos M. Cardoso or any of them, proxies, each with full power of substitution, to vote all shares of common stock of Stanley Black & Decker, Inc. held of record in the name(s) of the undersigned at the annual meeting of shareholders to be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 19, 2018 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 - 4 AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

(Items to be voted appear on reverse side.)

Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 7:00 a.m., Eastern Daylight Time, on April 17, 2018.
Vote by Internet
●	Go to www.envisionreports.com/SWK
●	Or scan the QR code with your smartphone
●	Follow the steps outlined on the secure website
Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
●	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Confidentiality: your instructions to the trustee on how to vote the shares allocated to you under the Stanley Black & Decker Retirement Account Plan will be kept confidential.
I hereby instruct Wells Fargo Bank, N.A., as trustee of the Stanley Black & Decker Retirement Account Plan, to vote the shares allocated to my account under that Plan as follows:
Proposals — The Board of Directors recommends you vote FOR all the nominees listed and FOR Proposals 2 - 4.
1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Andrea J. Ayers	☐	☐	☐	02 - George W. Buckley	☐	☐	☐	03 - Patrick D. Campbell	☐	☐	☐
	04 - Carlos M. Cardoso	☐	☐	☐	05 - Robert B. Coutts	☐	☐	☐	06 - Debra A. Crew	☐	☐	☐
	07 - Michael D. Hankin	☐	☐	☐	08 - James M. Loree	☐	☐	☐	09 - Marianne M. Parrs	☐	☐	☐
	10 - Robert L. Ryan	☐	☐	☐	11 - James H. Scholefield	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve 2018 Omnibus Award Plan.	☐	☐	☐	4.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2018 fiscal year.	☐	☐	☐

3.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 P C F
02R82B

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Stanley Black & Decker, Inc.
Proxy For Annual Meeting of Shareholders

April 19, 2018

Solicited on behalf of the Board of Directors

This constitutes your instruction to Wells Fargo Bank, N.A., as Trustee under the Stanley Black & Decker Retirement Account Plan to vote all shares of common stock of Stanley Black & Decker, Inc., held in the plan for which you may give voting instructions at the annual meeting of shareholders to be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 19, 2018 at 9:30 a.m. and any adjournments or postponements thereof, as specified on the reverse side hereof. You hereby revoke any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED BY THE TRUSTEE OF THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN ACCORDANCE WITH CERTAIN PROCEDURES. SEE VOTING INFORMATION — VOTING YOUR SHARES HELD IN THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN THE PROXY STATEMENT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 19, 2018: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE at www.edocumentview.com/SWK.

(Items to be voted appear on reverse side.)

Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proposals — The Board of Directors recommends you vote FOR all the nominees listed and FOR Proposals 2 - 4
1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Andrea J. Ayers	☐	☐	☐	02 - George W. Buckley	☐	☐	☐	03 - Patrick D. Campbell	☐	☐	☐
	04 - Carlos M. Cardoso	☐	☐	☐	05 - Robert B. Coutts	☐	☐	☐	06 - Debra A. Crew	☐	☐	☐
	07 - Michael D. Hankin	☐	☐	☐	08 - James M. Loree	☐	☐	☐	09 - Marianne M. Parrs	☐	☐	☐
	10 - Robert L. Ryan	☐	☐	☐	11 - James H. Scholefield	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve 2018 Omnibus Award Plan.	☐	☐	☐	4.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2018 fiscal year.	☐	☐	☐

3.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X
02R7ZB

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Stanley Black & Decker, Inc.
Proxy for Annual Meeting of Shareholders

April 19, 2018

Solicited on behalf of the Board of Directors

The shareholder(s) of Stanley Black & Decker, Inc. appoint(s) George W. Buckley, James M. Loree and Carlos M. Cardoso or any of them, proxies, each with full power of substitution, to vote all shares of common stock of Stanley Black & Decker, Inc. held of record in the name(s) of the undersigned at the annual meeting of shareholders to be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 19, 2018 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 - 4 AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)